UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
____________________________________________

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☐	Soliciting Material under § 240.14a-12
Facebook, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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1601 Willow Road
Menlo Park, California 94025
April 10, 2020
To Our Stockholders:
You are cordially invited to attend the 2020 Annual Meeting of Stockholders (Annual Meeting) of Facebook, Inc. to be held on May 27, 2020, at 10:00 a.m. Pacific Time. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast to enable our stockholders to participate from any location around the world that is convenient to them. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/FB2020.
The matters expected to be acted upon at the Annual Meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.
You may cast your vote over the Internet, by telephone, or by completing and mailing a proxy card to ensure that your shares will be represented. Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend. Returning the proxy does not deprive you of your right to attend and vote your shares electronically at the Annual Meeting.
Thank you for your continued investment in Facebook.

Mark Zuckerberg	Robert M. Kimmitt
Chairman and Chief Executive Officer	Lead Independent Director

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 27, 2020: THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT
www.proxyvote.com

Facebook, Inc.
1601 Willow Road
Menlo Park, California 94025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 27, 2020

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (Annual Meeting) of Facebook, Inc. will be held on May 27, 2020, at 10:00 a.m. Pacific Time. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/FB2020.

We are holding the Annual Meeting for the following purposes, which are more fully described in the proxy statement accompanying this Notice:

1. To elect the following nine directors, all of whom are currently serving on our board of directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal:

Peggy Alford
Marc L. Andreessen
Andrew W. Houston
Nancy Killefer
Robert M. Kimmitt
Sheryl K. Sandberg
Peter A. Thiel
Tracey T. Travis
Mark Zuckerberg

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

3. To approve the director compensation policy.

4. To consider and vote upon eight stockholder proposals, if properly presented.

5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Only stockholders of record at the close of business on April 3, 2020 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials (Notice), proxy statement and form of proxy are being distributed and made available on the Internet on or about April 10, 2020.

By Order of the Board of Directors,

David Kling
Vice President, Deputy General Counsel, and Secretary
Menlo Park, California

Whether or not you expect to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail.

Facebook, Inc.
1601 Willow Road
Menlo Park, California 94025
PROXY STATEMENT
April 10, 2020
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	What are proxy materials?
The accompanying proxy is delivered and solicited on behalf of the board of directors of Facebook, Inc., a Delaware corporation, in connection with the 2020 Annual Meeting of Stockholders (Annual Meeting) to be held on May 27, 2020, at 10:00 a.m. Pacific Time, via live audio webcast in a virtual meeting format at www.virtualshareholdermeeting.com/FB2020. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (SEC) rules and is designed to assist you in voting your shares. The proxy materials include this proxy statement for the Annual Meeting, an annual report to stockholders, including our Annual Report on Form 10-K for the year ended December 31, 2019 (Annual Report), and the proxy card or a voting instruction form for the Annual Meeting (Proxy Materials).

2.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with the SEC rules, we may furnish proxy materials, including this proxy statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are sending the Notice to our stockholders of record and beneficial stockholders as of April 3, 2020, which is the record date for the Annual Meeting.

3.	How can I access the proxy materials over the Internet?
The Notice and proxy card or voting instruction form included with the Proxy Materials will contain instructions on how to view the proxy materials on the Internet. Electronic copies of this proxy statement and the Annual Report are available at www.proxyvote.com.

4.	How can I sign up for the electronic proxy delivery service?
The Notice and proxy card or voting instruction form included with the Proxy Materials will contain instructions on how to request electronic delivery of future proxy materials. Choosing to receive your future proxy materials by email will eliminate the cost of printing and mailing documents and will reduce the associated environmental impact. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

5.	I share an address with another stockholder. Why did we receive only one copy of the Proxy Materials and how may I obtain an additional copy of the Proxy Materials?
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," is intended to provide extra convenience for stockholders and reduce costs.
We and a number of brokers with account holders who are our stockholders will be householding our Proxy Materials. We will deliver a single set of Proxy Materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of Proxy Materials, or if you are receiving multiple sets of Proxy Materials and would like to receive only one, please notify your broker, bank or other nominee if you are a beneficial stockholder or notify us if you are a registered stockholder. Registered stockholders can notify us by sending a written request to Facebook, Inc., c/o Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or by calling 1-866-540-7095, and we will promptly deliver any additional Proxy Materials requested.

6.	What items of business will be voted on at the Annual Meeting?
The items of business scheduled to be voted on at the Annual Meeting are:

•	Proposal One: the election of nine directors;

•	Proposal Two: the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

•	Proposal Three: the approval of the director compensation policy;

•	Proposal Four: a stockholder proposal regarding change in stockholder voting;

•	Proposal Five: a stockholder proposal regarding an independent chair;

•	Proposal Six: a stockholder proposal regarding majority voting for directors;

•	Proposal Seven: a stockholder proposal regarding political advertising;

•	Proposal Eight: a stockholder proposal regarding human/civil rights expert on board;

•	Proposal Nine: a stockholder proposal regarding report on civil and human rights risks;

•	Proposal Ten: a stockholder proposal regarding child exploitation; and

•	Proposal Eleven: a stockholder proposal regarding median gender/racial pay gap.
The eight stockholder proposals (Proposals Four through Eleven) are hereinafter referred to as the "Stockholder Proposals." Other than the proposals described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting.
7.    How does the board of directors recommend I vote on these proposals?

•	"FOR" the election of each director nominee;

•	"FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

•	"FOR" the approval of the director compensation policy; and

•	"AGAINST" each of the eight Stockholder Proposals (Proposals Four through Eleven).

8.	Who is entitled to vote at the Annual Meeting?
Only holders of record of our Class A common stock and Class B common stock at the close of business on April 3, 2020, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on April 3, 2020, we had 2,406,231,860 shares of Class A common stock outstanding and 444,551,440 shares of Class B common stock outstanding and entitled to vote. Holders of our Class A common stock are entitled to one vote for each share held as of the above record date. Holders of our Class B common stock are entitled to ten votes for each share held as of the above record date. Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters described in this proxy statement.
A quorum is required for our stockholders to conduct business at the Annual Meeting. A quorum exists if stockholders holding at least a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote are present at the Annual Meeting or represented by proxy.

Registered Stockholders. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (Computershare), you are considered the stockholder of record with respect to those shares, and the Proxy Materials were provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote at the Annual Meeting.
Beneficial Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name" and the Proxy Materials were forwarded to you by your broker, bank or other nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares. Beneficial owners are also invited to attend and vote at the Annual Meeting.

9.	What votes are required to approve each of the proposals?
For Proposal One, directors will be elected by a plurality of the votes of the shares of our Class A common stock and Class B common stock (voting together as a single class) present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, which means that the nine nominees receiving the highest number of affirmative votes will be elected.
Approval of Proposals Two through Eleven requires the affirmative "FOR" vote of a majority of the votes of the shares of our Class A common stock and Class B common stock (voting together as a single class) properly cast "FOR" or "AGAINST" each such proposal.

10.	How are broker non-votes and abstentions counted?
A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on "routine" matters. Where a proposal is not "routine," a broker who has not received instructions from its clients does not have discretion to vote its clients' uninstructed shares on that proposal. At our Annual Meeting, only the ratification of the appointment of our independent registered public accounting firm (Proposal Two) is considered a routine matter. All other proposals are considered "non-routine," and your broker will not have discretion to vote on these proposals.
Broker non-votes and abstentions by stockholders from voting (including brokers holding their clients' shares of record who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present. However, because broker non-votes and abstentions are not voted affirmatively or negatively, they will have no effect on the approval of any of the proposals.

11.	Why are we holding a virtual Annual Meeting?
We are leveraging technology to hold a virtual Annual Meeting that expands convenient access to, and enables participation by, stockholders from any location around the world. We believe the virtual format encourages attendance and participation by a broader group of stockholders, while also reducing the costs and environmental impact associated with an in-person meeting. In addition, we also believe that it is appropriate given global health concerns associated with the COVID-19 pandemic. The virtual Annual Meeting will allow our stockholders to ask questions and to vote.

12.	How can I attend and participate in the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/FB2020. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, proxy card, or voting instruction form. The Annual Meeting will begin promptly at 10:00 a.m. Pacific Time on May 27, 2020. We encourage you to access the virtual meeting website prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow ample time to ensure your ability to access the meeting.
We will hold our question and answer session with management immediately following the conclusion of the business to be conducted at the Annual Meeting. You may submit a question in advance of the meeting by visiting www.proxyvote.com.

You may submit a question at any time during the meeting by visiting www.virtualshareholdermeeting.com/FB2020. The Chairman of the meeting has broad authority to conduct the Annual Meeting in an orderly manner, including establishing rules of conduct. A copy of the rules of conduct will be available online at the Annual Meeting. A replay of the Annual Meeting will be available on our website at http://investor.fb.com/ after the meeting.

13.	What if I have technical difficulties or trouble accessing the virtual meeting website during the check-in time or during the Annual Meeting?
Technicians will be available to assist you if you experience technical difficulties accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call 800-586-1548 (domestic) or 303-562-9288 (international) for assistance.

14.	Can I vote at the Annual Meeting?
You may vote your shares electronically at the Annual Meeting by using the control number on your Notice, proxy card, or voting instruction form and following the instructions at www.virtualshareholdermeeting.com/FB2020. If you have already voted previously by telephone or Internet, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote.

15.	Can I vote by telephone or Internet?
For beneficial stockholders with shares registered in the name of a brokerage firm or bank, a number of brokerage firms and banks are participating in a program that offers telephone and Internet voting options. Stockholders should refer to the voting instruction form provided by their brokerage firm or bank for instructions on the voting methods they offer. Registered stockholders with shares registered directly in their names with Computershare will also be able to vote by telephone and Internet. If your shares are held in an account at a brokerage firm or bank participating in this program or registered directly in your name with Computershare, you may vote those shares by calling the telephone number specified on your proxy or accessing the Internet website address specified on your proxy instead of completing and signing the proxy itself. Submitting a telephonic or Internet proxy will not affect your right to vote electronically at the Annual Meeting should you decide to attend the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions, and to confirm that stockholders' instructions have been recorded properly.
The accompanying proxy card provides instructions on how to vote via the Internet or by telephone.

16.	How will my proxy be voted?
The proxy accompanying this proxy statement is solicited on behalf of our board of directors for use at the Annual Meeting. Stockholders are requested to vote via the Internet or by telephone, or, if you requested to receive printed proxy materials, by completing, dating, and signing the accompanying proxy and promptly returning it in the enclosed envelope. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be voted in accordance with the recommendation of our board of directors set forth in this proxy statement: in the case of the election of directors, as a vote "FOR" the election of all nominees presented by the board of directors; in the case of the ratification of Ernst & Young LLP as our independent registered public accounting firm, as a vote "FOR" such ratification; in the case of the vote on the director compensation policy, as a vote "FOR" the approval of the policy; and in the case of each of the eight Stockholder Proposals, as a vote "AGAINST" each such proposal.

17.	How do I change or revoke my proxy?
Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to us stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, by voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by attendance at the Annual Meeting and voting electronically.

18.	Who will tabulate the votes?
We have designated a representative of the Veaco Group as the Inspector of Elections who will tabulate the votes.

19.	Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and publish final results on a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting.
20.    How can I make proposals or make a nomination for director for next year's annual meeting?
You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the rules established by the SEC and our amended and restated bylaws, as applicable.
In order for a stockholder proposal to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of stockholders to be held in 2021, the proposal must be received by us at our principal executive offices no later than December 11, 2020.
Stockholders wishing to bring a proposal or nominate a director at the annual meeting to be held in 2021 (but not include it in our proxy materials) under our amended and restated bylaws must provide written notice of such proposal to our Secretary at our principal executive offices between close of business January 27, 2021 and close of business February 26, 2021 and comply with the other provisions of our amended and restated bylaws.

21.	Who pays for the expenses of solicitation?
The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by us. In addition to the mailing of the Proxy Materials and other soliciting materials, we or our directors, executive officers, employees, or agents may also solicit proxies in person, by telephone, or by electronic communication. Following the original mailing of the Proxy Materials and other soliciting materials, we will request that banks, brokers, custodians, nominees, and other record holders of our Class A common stock and Class B common stock forward copies of the Proxy Materials and other soliciting materials to persons for whom they hold shares of Class A common stock and Class B common stock and request authority for the exercise of proxies. We will reimburse banks, brokers, custodians, nominees, and other record holders for reasonable charges and expenses incurred in forwarding soliciting materials to their clients. Stockholders voting via the telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet service providers, which must be borne by the stockholder.
* * *

EXECUTIVE OFFICERS, DIRECTORS, AND CORPORATE GOVERNANCE
The following table provides information regarding our executive officers, directors, and director nominees as of April 10, 2020:

Name	Age	Position(s)
Mark Zuckerberg	35	Chairman and Chief Executive Officer
Sheryl K. Sandberg	50	Chief Operating Officer and Director
David M. Wehner	51	Chief Financial Officer
David B. Fischer	47	Chief Revenue Officer
Jennifer G. Newstead	50	Vice President and General Counsel
Mike Schroepfer	45	Chief Technology Officer
Peggy Alford(1)	48	Director
Marc L. Andreessen(1)(2)	48	Director
Kenneth I. Chenault(1)+	68	Director
Andrew W. Houston(2)	37	Director
Nancy Killefer	66	Director
Robert M. Kimmitt*	72	Director
Peter A. Thiel(2)	52	Director
Tracey T. Travis(1)	57	Director
Jeffrey D. Zients(1)+	53	Director
__________________________________________

*	Lead Independent Director

(1)	Member of the audit & risk oversight committee

(2)	Member of the compensation, nominating & governance committee

+	Messrs. Chenault and Zients are not nominees for election at the Annual Meeting.

Mark Zuckerberg is our founder and has served as our Chief Executive Officer (CEO) and as a member of our board of directors since July 2004. Mr. Zuckerberg has served as Chairman of our board of directors since January 2012. Mr. Zuckerberg attended Harvard University where he studied computer science. We believe that Mr. Zuckerberg should serve as a member of our board of directors due to the perspective and experience he brings as our founder, Chairman, and CEO, and as our largest and controlling stockholder.
Sheryl K. Sandberg has served as our Chief Operating Officer (COO) since March 2008 and as a member of our board of directors since June 2012. From November 2001 to March 2008, Ms. Sandberg served in various positions at Google, Inc., most recently as Vice President, Global Online Sales & Operations. Ms. Sandberg also is a former Chief of Staff of the U.S. Department of the Treasury and previously served as a consultant with McKinsey & Company, a management consulting company, and as an economist with The World Bank. In addition to serving as our COO, Ms. Sandberg has been a member of the board of directors of SurveyMonkey (SVMK Inc.) since July 2015. Ms. Sandberg previously served as a member of the boards of directors of Starbucks Corporation from March 2009 to March 2012 and the Walt Disney Company from March 2010 to March 2018. Ms. Sandberg holds an A.B. in economics from Harvard University and an M.B.A. from Harvard Business School. We believe that Ms. Sandberg should serve as a member of our board of directors due to the perspective and experience she brings as our COO.
David M. Wehner has served as our Chief Financial Officer (CFO) since June 2014. Mr. Wehner joined us in November 2012 as our Vice President, Corporate Finance and Business Planning. From August 2010 until November 2012, Mr. Wehner served as Chief Financial Officer at Zynga Inc., a provider of social game services. From February 2001 to July 2010, Mr. Wehner served in various positions at Allen & Company, an investment bank, including as a Managing Director from November 2006 to July 2010 and as a director from December 2005 to November 2006. In addition to serving as our CFO, Mr. Wehner has served on the board of directors of Alector, Inc., a clinical-stage biotechnology company, since October 2018. Mr. Wehner holds a B.S. in chemistry from Georgetown University and an M.S. in applied physics from Stanford University.

David B. Fischer has served in various positions with us since April 2010, most recently as our Chief Revenue Officer. Mr. Fischer previously served as our Vice President, Business and Marketing Partnerships from February 2012 to March 2019. From July 2002 to March 2010, Mr. Fischer served in various positions at Google, including most recently as its Vice President, Global Online Sales & Operations. Prior to joining Google, Mr. Fischer served as Deputy Chief of Staff of the U.S. Department of the Treasury and was an associate editor at the U.S. News & World Report, L.P., a news magazine company. Mr. Fischer holds a B.A. in government from Cornell University and an M.B.A. from the Stanford University Graduate School of Business.
Jennifer G. Newstead has served as our Vice President and General Counsel since June 2019. From January 2018 to April 2019, Ms. Newstead served as the Legal Adviser of the U.S. Department of State. From July 2006 to January 2018, Ms. Newstead was a partner with the law firm of Davis Polk & Wardwell LLP. Ms. Newstead previously served in senior government positions as General Counsel of the Office of Management and Budget from 2003 to 2005, Special Assistant to the President and Associate White House Counsel from 2002 to 2003, and Principal Deputy Assistant Attorney General of the Office of Legal Policy at the U.S. Department of Justice from 2001 to 2002. Ms. Newstead previously served as a law clerk for Justice Stephen Breyer of the United States Supreme Court and Judge Laurence Silberman of the U.S. Court of Appeals for the D.C. Circuit, and as an Adjunct Professor of Law at Georgetown University Law Center. Ms. Newstead holds an A.B. in government from Harvard University and a J.D. from Yale Law School.
Mike Schroepfer has served in various positions with us since September 2008, most recently as our Chief Technology Officer (CTO). From December 2005 to August 2008, Mr. Schroepfer served as Vice President of Engineering at Mozilla Corporation, an Internet company. Prior to Mozilla, Mr. Schroepfer served in various positions at Sun Microsystems, Inc., an information technology company, including as Chief Technology Officer of its data center automation division. He also co-founded CenterRun, Inc., a developer of application provisioning software, which was acquired by Sun Microsystems. In addition to serving as our CTO, Mr. Schroepfer previously served as a member of the board of directors of Ancestry.com Inc. from January 2011 to December 2012. Mr. Schroepfer holds a B.S. and an M.S. in computer science from Stanford University.
Peggy Alford has served as a member of our board of directors since May 2019. Ms. Alford has served as Executive Vice President, Global Sales of PayPal Holdings, Inc., a digital payments company, since March 2020, and previously served as Senior Vice President, Core Markets from March 2019 to March 2020. From September 2017 to February 2019, Ms. Alford served as Chief Financial Officer and Head of Operations for the Chan Zuckerberg Initiative, a philanthropic organization. Ms. Alford previously held a variety of senior positions at PayPal from May 2011 to August 2017, including Vice President, Chief Financial Officer of Americas, Global Customer and Global Credit, and Senior Vice President of Human Resources, People Operations and Global Head of Cross Border Trade. From 2007 to 2011, Ms. Alford served as President and General Manager of Rent.com, an eBay Inc. company, and also served as its Chief Financial Officer from October 2005 to March 2009. From 2002 to 2005, Ms. Alford served as Marketplace Controller and Director of Accounting Policy at eBay. Ms. Alford has served on the board of directors of the Macerich Company, a real estate investment trust, since June 2018. Ms. Alford holds a B.S. in accounting and business administration from the University of Dayton. We believe that Ms. Alford should serve as a member of our board of directors due to her extensive leadership and business experience, as well as her experience with finance and product development.
Marc L. Andreessen has served as a member of our board of directors since June 2008. Mr. Andreessen is a co-founder and has been a General Partner of Andreessen Horowitz, a venture capital firm, since July 2009. Previously, Mr. Andreessen co-founded and served as the Chairman of the board of directors of Opsware, Inc. (formerly known as Loudcloud Inc.), a software company. He also served as Chief Technology Officer of America Online, Inc., an Internet services company. Mr. Andreessen was a co-founder of Netscape Communications Corporation, a software company, serving in various positions, including Chief Technology Officer and Executive Vice President of Products. In addition to serving on our board of directors, Mr. Andreessen currently serves as a member of the boards of directors of several private companies. Mr. Andreessen previously served as a member of the boards of directors of eBay Inc. from September 2008 to October 2014, Hewlett-Packard Company from September 2009 to October 2015, and Hewlett Packard Enterprise Company from November 2015 to April 2018. Mr. Andreessen holds a B.S. in computer science from the University of Illinois at Urbana-Champaign. We believe that Mr. Andreessen should serve as a member of our board of directors due to his extensive leadership and business experience as an Internet entrepreneur, venture capitalist, and technologist, as well as his service on other boards of directors.
Kenneth I. Chenault has served as a member of our board of directors since February 2018. Mr. Chenault has served as Chairman and a Managing Director of General Catalyst, a venture capital firm, since February 2018. Mr. Chenault previously served as Chief Executive Officer of American Express Company, a financial services company, from January 2001 to February 2018, and as Chairman of American Express Company from April 2001 to February 2018. Mr. Chenault joined American Express in 1981 as Director of Strategic Planning and served subsequently in a number of increasingly senior positions, including Vice Chairman and President and Chief Operating Officer, until his appointment as Chief Executive Officer. Mr. Chenault also previously served on the boards of directors of International Business Machines Corporation from October 1998 to February 2019 and The Procter & Gamble Company from April 2008 to February 2019. Mr. Chenault holds a B.A. in history from Bowdoin College and a J.D. from Harvard Law School. Mr. Chenault's term as a member of our board of directors will end at the Annual Meeting, and we thank him for his distinguished service.
Andrew W. Houston has served as a member of our board of directors since February 2020. Mr. Houston has served as Chief Executive Officer and Chairman of the board of directors of Dropbox, Inc., a global collaboration platform, since June 2007. Mr. Houston holds a B.S. in electrical engineering and computer science from the Massachusetts Institute of Technology. We believe that Mr. Houston should serve as a member of our board of directors due to his extensive leadership, entrepreneurship, and business experience as chief executive officer of a large technology company, as well as his experience with product innovation and development.
Nancy Killefer has served as a member of our board of directors since March 2020. Ms. Killefer served as a Senior Partner at McKinsey & Company, an international management consulting firm, from 1992 until her retirement in August 2013. Ms. Killefer joined McKinsey in 1979 and held a number of leadership roles, including serving as a member of the firm's governing board. Ms. Killefer also served as Assistant Secretary for Management, Chief Financial Officer, and Chief Operating Officer of the U.S. Department of the Treasury from 1997 to 2000 and as a member of the IRS Oversight Board from 2000 to 2005, including as Chair of the IRS Oversight Board from 2002 to 2004. Ms. Killefer has served on the boards of directors of Cardinal Health, Inc., a healthcare services company, since September 2015, Taubman Centers, Inc., a real estate investment trust, since January 2019, and Natura & Company, a global personal care cosmetics group, since January 2020. Ms. Killefer also previously served on the boards of directors of Computer Sciences Corporation from August 2013 to November 2015, the Advisory Board Company from September 2013 to November 2017, CSRA, Inc. from November 2015 to April 2018, and Avon Products, Inc. from September 2013 to January 2020. Ms. Killefer holds a B.A. in economics from Vassar College and an M.S. in management from the Massachusetts Institute of Technology. We believe that Ms. Killefer should serve as a member of our board of directors due to her extensive leadership experience in both the public and private sector, as well as her finance experience and service on other boards of directors.
Robert M. Kimmitt has served as a member of our board of directors and as our Lead Independent Director since March 2020. Ambassador Kimmitt has served as Senior International Counsel at Wilmer Cutler Pickering Hale and Dorr LLP, an international law firm, since April 2009. From 2005 to 2009, Ambassador Kimmitt served as Deputy Secretary of the U.S. Department of the Treasury. From 2001 to 2005, he served as Executive Vice President of Global Public Policy at Time Warner, a media and entertainment company. From 2000 to 2001, Ambassador Kimmitt served as Vice Chairman and President of Commerce One, a software company. From 1997 to 2000, Ambassador Kimmitt was a partner at Wilmer Cutler & Pickering. Previously, Ambassador Kimmitt served as managing director at Lehman Brothers from 1993 to 1997, United States Ambassador to Germany from 1991 to 1993, Under Secretary of State for Political Affairs from 1989 to 1991, partner at Sidley & Austin LLP from 1987 to 1989, General Counsel for the U.S. Department of the Treasury from 1985 to 1987, and National Security Council Executive Secretary and General Counsel from 1983 to 1985. Ambassador Kimmitt has extensive public company board experience, most recently serving as a member of the supervisory board of Deutsche Lufthansa AG from April 2010 to May 2018. Ambassador Kimmitt holds a B.S. from the United States Military Academy at West Point and a J.D. from Georgetown University Law Center. Ambassador Kimmitt is a decorated combat veteran of the Vietnam War and attained the rank of Major General in the U.S. Army Reserve. We believe that Ambassador Kimmitt should serve as a member of our board of directors due to his distinguished public service and experience with legal, regulatory, and public policy issues, as well as his extensive private sector leadership and finance experience, including service on other boards of directors.
Peter A. Thiel has served as a member of our board of directors since April 2005. Mr. Thiel has served as President of Thiel Capital, an investment firm, since 2011 and a Partner of Founders Fund, a venture capital firm, since 2005. In 1998, Mr. Thiel co-founded PayPal, Inc., an online payment company, where he served as Chief Executive Officer, President, and Chairman of its board of directors from 2000 until its acquisition by eBay in 2002. Mr. Thiel holds a B.A. in philosophy from Stanford University and a J.D. from Stanford Law School. We believe that Mr. Thiel should serve as a member of our board of directors due to his extensive leadership and business experience as an entrepreneur and venture capitalist, as well as his role as one of our early investors and longest-serving directors. Mr. Thiel also has experience with technology and product innovation, and service on other boards of directors.

Tracey T. Travis has served as a member of our board of directors since March 2020. Ms. Travis has served as Executive Vice President and Chief Financial Officer of The Estée Lauder Companies Inc., a global manufacturer and marketer of skin care, makeup, fragrance, and hair care products, since August 2012. From January 2005 to July 2012, Ms. Travis served as Senior Vice President and Chief Financial Officer of Ralph Lauren Corporation, a luxury and apparel company. Ms. Travis previously served as Senior Vice President of Finance of Limited Brands from 2002 to 2004 and Chief Financial Officer of Intimate Brands Inc. from 2001 to 2002. From 1999 to 2001, Ms. Travis served as Chief Financial Officer of the Americas Group of American National Can. From 1989 to 1999, Ms. Travis held various management positions at PepsiCo/Pepsi Bottling Group. Ms. Travis began her career at General Motors Co. as an engineer and senior financial analyst. Ms. Travis has served on the board of directors of Accenture plc, a professional services company, since July 2017 and previously served on the board of directors of Campbell Soup Company from November 2011 to November 2017. Ms. Travis holds a B.S.E. in industrial engineering from the University of Pittsburgh and an M.B.A. in finance and operations from Columbia University. We believe that Ms. Travis should serve as a member of our board of directors due to her extensive leadership and business experience, as well as her experience with finance and consumer products.
Jeffrey D. Zients has served as a member of our board of directors since May 2018. Mr. Zients has served as CEO of the Cranemere Group Limited, a diversified holding company, since January 2018 and has served as President and a member of its board of directors since September 2017. Mr. Zients served in the Obama Administration from 2009 to 2017, including as Director of the National Economic Council for President Obama and Acting Director of the Office of Management and Budget. He also founded and managed Portfolio Logic LLC, an investment firm, from 2003 to 2009. From 1992 to 2004, Mr. Zients served in various roles at the Advisory Board Company, a research and consulting firm, including as Chairman from 2001 to 2004 and Chief Executive Officer from 1998 to 2000. He also served as Chairman of the Corporate Executive Board, a business research firm, from 2000 to 2001. Mr. Zients holds a B.A. in political science from Duke University. Mr. Zients' term as a member of our board of directors will end at the Annual Meeting, and we thank him for his distinguished service.
Executive Officers
Our executive officers are designated by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.
Board of Directors
Our board of directors may establish the authorized number of directors from time to time by resolution. The current authorized number of directors is 11. Each of our director nominees, if elected, will serve as a director until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.
Our board of directors held 13 meetings during 2019. In 2019, no incumbent member of our board of directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which he or she was a director) and (ii) the total number of meetings held by all committees of the board of directors on which such director served (held during the period that such director served). Members of our board of directors are invited and encouraged to attend each annual meeting of stockholders. Five directors attended our 2019 Annual Meeting of Stockholders.
Generally, each regular meeting of our board of directors includes an executive session of our independent directors without management present. Executive sessions also may be held at other times as needed. As more fully described below, our Lead Independent Director presides at executive sessions of the independent directors.
Board Leadership Structure
We believe that our current board structure is effective in supporting strong board leadership. The board of directors does not require the separation of the offices of Chair and CEO. However, when the positions of Chair and CEO are held by the same person, as is currently the case with Mr. Zuckerberg, our corporate governance guidelines provide that the independent directors shall designate a Lead Independent Director. Susan D. Desmond-Hellmann served as our Lead Independent Director from 2015 to 2019, and our independent directors designated Ambassador Kimmitt to serve as Lead Independent Director upon his appointment to our board of directors in March 2020.

As Chairman of our board of directors, Mr. Zuckerberg presides over meetings of the board of directors and may call special meetings of the board of directors. Mr. Zuckerberg brings valuable insight to our board of directors due to the perspective and experience he brings as our founder and CEO. As a result of his leadership since our inception, Mr. Zuckerberg has unparalleled knowledge of our business, products, and operations. As our largest and controlling stockholder, Mr. Zuckerberg is invested in our long-term success.

As our Lead Independent Director, Ambassador Kimmitt provides independent oversight and promotes effective communication between our board of directors and management, including Mr. Zuckerberg. Our Lead Independent Director is appointed annually to serve until his or her successor has been appointed and qualified, or until his or her earlier death, resignation, or removal, or such time as he or she is no longer an independent director. As more fully described in our corporate governance guidelines, our Lead Independent Director role includes the following authority and responsibilities, among others:

•	presiding at all meetings of the board of directors at which the Chairman is not present, including executive sessions of the independent directors;

•	calling separate meetings of the independent directors or special meetings of the full board of directors;

•	facilitating discussion and open dialogue among the independent directors during meetings of the board of directors, executive sessions, and otherwise;

•	serving as principal liaison between the independent directors and the Chairman;

•	providing the Chairman with feedback and counsel concerning his interactions with the board of directors;

•	providing leadership to the board of directors if circumstances arise in which the role of the Chairman may be, or may be perceived to be, in conflict;

•	coordinating with the Chairman to set the agenda for meetings of the board of directors, taking into account input from other independent directors; and

•
leading our board of directors in governance matters in coordination with our compensation, nominating & governance committee, including the evaluation of the performance of the CEO, the selection of committee chairs and memberships, and our annual board of directors and committee self-evaluations.

Our Lead Independent Director also performs such additional duties as the board of directors may otherwise determine and delegate.
Controlled Company Status
Because Mr. Zuckerberg controls a majority of our outstanding voting power, we are a "controlled company" under the corporate governance rules of The Nasdaq Stock Market LLC (Nasdaq). Therefore, we are not required to have a majority of our board of directors be independent, nor are we required to have a compensation committee or an independent nominating function. We have nevertheless opted to have a majority of our board of directors be independent and to have a compensation, nominating & governance committee comprised of independent directors, as more fully described below.
Director Independence
The rules of Nasdaq generally require that a majority of the members of a listed company's board of directors be independent. In addition, the Nasdaq rules generally require that, subject to specified exceptions, each member of a listed company's audit, compensation, and governance committees be independent. Although we are a "controlled company" under the corporate governance rules of Nasdaq and, therefore, are not required to comply with certain rules requiring director independence, we have nevertheless opted, under our corporate governance guidelines, to have a majority of the members of our board of directors be independent.
Audit & risk oversight committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). In order to be considered independent for purposes of Rule

10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors has determined that none of our current non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under the rules of Nasdaq. In addition, our board of directors determined that Erskine B. Bowles, Susan D. Desmond-Hellmann, and Reed Hastings were each independent during the time that they served as directors in 2019.
Our board of directors has also determined that Messrs. Andreessen, Chenault, and Zients and Mses. Alford and Travis, who comprise our audit & risk oversight committee, and Messrs. Andreessen, Houston, and Thiel, who comprise our compensation, nominating & governance committee, satisfy the respective independence standards for those committees established by applicable SEC rules and Nasdaq rules. With respect to the independence of Ms. Alford, Mr. Andreessen, Mr. Houston, and Ms. Travis, our board of directors considered that PayPal Holdings, Inc. (PayPal), of which Ms. Alford is Executive Vice President, Global Sales, OfferUp, Inc., of which Mr. Andreessen may be deemed a significant stockholder in 2019, Dropbox, Inc. (Dropbox), of which Mr. Houston is Chief Executive Officer and Chairman of the board of directors, and The Estée Lauder Companies Inc., of which Ms. Travis is Executive Vice President and Chief Financial Officer, purchased and in some cases received credits to purchase advertising from us in the ordinary course of business pursuant to our standard terms and conditions, including through a competitive bid auction. Our board of directors also considered that we made payments to PayPal and Dropbox for services relating to payment processing and data storage, respectively, in the ordinary course of business pursuant to standard terms and conditions. With regard to Ms. Alford, Mr. Andreessen, Mr. Houston, and Ms. Travis, our board of directors determined that such arrangements, transactions, or relationships do not interfere with the exercise of independent judgment by these directors in carrying out their responsibilities as our directors.
Additionally with respect to Ms. Alford, our board of directors considered that she served as Chief Financial Officer and Head of Operations for the Chan Zuckerberg Initiative for approximately 18 months prior to joining our board of directors. Our board of directors determined that this prior affiliation with the Chan Zuckerberg Initiative does not interfere with Ms. Alford's exercise of independent judgment in carrying out her responsibilities as a director based on the short term of her service to such organization and her conduct as a director over the past year.
In addition, our board of directors considered that Ambassador Kimmitt is senior international counsel at the law firm of Wilmer Cutler Pickering Hale and Dorr LLP (WilmerHale), an international law firm based in Washington, D.C. From time to time and in the ordinary course of its business, WilmerHale provides legal services to Facebook that we consider to be immaterial to their overall business. Ambassador Kimmitt has only provided de minimis legal services to Facebook over the past three years and will not provide any such services during his term as a director. Ambassador Kimmitt is not an equity partner in the firm and does not receive any compensation from the firm that is generated by or related to our payments to WilmerHale for such services. In addition, WilmerHale has agreed to implement certain measures to help ensure that Ambassador Kimmitt is walled off from any legal representation of Facebook undertaken by WilmerHale. Further, our compensation, nominating & governance committee reviewed the nature of Facebook's engagement of WilmerHale and the services rendered, including the expertise and relevant experience of the firm and the specific partners engaged to work on the matters for which we have engaged the firm, and determined that Ambassador Kimmitt's service on our board should not impair our company's ability to engage WilmerHale when our company determines such engagements to be appropriate and in our best interests. Our compensation, nominating & governance committee is satisfied that WilmerHale, when engaged for legal work, is chosen by our company's legal group on the basis of the directly relevant factors of experience, expertise, and efficiency. After taking into account all relevant facts and circumstances, our board of directors determined that Facebook's professional engagement of WilmerHale does not interfere with Ambassador Kimmitt's exercise of independent judgment in carrying out his responsibilities as a director.
Classified Board
So long as the outstanding shares of our Class B common stock represent a majority of the combined voting power of our outstanding common stock, we will not have a classified board of directors, and all directors will be elected for annual terms. As of the close of business on April 3, 2020, the outstanding shares of our Class B common stock represented a majority of the combined voting power of our outstanding common stock.

However, our restated certificate of incorporation and our amended and restated bylaws provide that when the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our outstanding common stock, we will have a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. At such time, our directors will be assigned by the then-current board of directors to a class. Upon expiration of the term of a class of directors, directors for that class will be elected for three-year terms at the annual meeting of stockholders in the year in which that term expires. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director's term continues until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.
In addition, when the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our outstanding common stock and we have a classified board, only our board of directors may fill vacancies on our board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors.
The classification of our board of directors, if implemented, may have the effect of delaying or preventing changes in our control or management.
Board Committees
Our board of directors has established an audit & risk oversight committee and a compensation, nominating & governance committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignations or until otherwise determined by our board of directors. Our board of directors has adopted a written charter for each of these committees, which are available on our website at http://investor.fb.com/governance.cfm.
In addition, our board of directors plans to establish a standing privacy committee comprised of independent directors to oversee our obligations under the modified consent order we entered into in July 2019 with the U.S. Federal Trade Commission (FTC), which is pending federal court approval and which, among other matters, will require us to implement a comprehensive expansion of our privacy program.
From time to time, the board of directors may also establish ad hoc committees to address particular matters. For example, in April 2019, our board of directors established a special committee of independent directors to oversee the process involving the inquiry by the FTC into our compliance with our existing FTC consent order. Following our July 2019 settlement and entry into a modified FTC consent order, which is pending federal court approval, this special committee continued to oversee our efforts to prepare for implementation of the requirements of the modified consent order. This special committee was comprised of Messrs. Andreessen, Chenault, and Zients and held 13 meetings in 2019.

The following table provides information regarding the current composition of our standing committees:

Director	Audit & Risk Oversight Committee(1)	Compensation, Nominating & Governance Committee(2)(3)
Peggy Alford	*
Marc L. Andreessen	*	*
Kenneth I. Chenault(4)	*
Andrew W. Houston		*
Nancy Killefer
Robert M. Kimmitt
Sheryl K. Sandberg
Peter A. Thiel		+
Tracey T. Travis	*
Jeffrey D. Zients(4)	+
Mark Zuckerberg
_________________________________________

*	Committee member

+	Committee chair

(1)
In 2019, Erskine B. Bowles also served on our audit & risk oversight committee until May 2019. Tracey T. Travis and Peggy Alford were appointed to our audit & risk oversight committee in March 2020 and April 2020, respectively. Following the Annual Meeting, Ms. Travis will serve as chair of our audit & risk oversight committee.

(2)
In October 2019, our board of directors amended the charter of our compensation & governance committee to incorporate certain additional nominating functions and re-named the committee as the compensation, nominating & governance committee. We will not distinguish between the prior and current committee name and will refer to the compensation, nominating & governance committee throughout this proxy statement.

(3)
In 2019, the chair of our compensation, nominating & governance committee was Reed Hastings from January until May, Susan D. Desmond-Hellmann from May until October, and Peter A. Thiel from October through the end of 2019. Andrew W. Houston was appointed to our compensation, nominating & governance committee in April 2020.

(4)
Messrs. Chenault and Zients are not nominees for election at the Annual Meeting and their terms as directors will end at the Annual Meeting. We thank Messrs. Chenault and Zients for their distinguished service.

Audit & Risk Oversight Committee
As more fully described in its charter, our audit & risk oversight committee is directly responsible for, among other things:

•	selecting the independent registered public accounting firm to audit our financial statements;

•	ensuring the independence of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;

•	developing procedures to enable submission of anonymous concerns about accounting or auditing matters;

•	considering the adequacy of our internal accounting controls and audit procedures;

•	reviewing related party transactions;

•	reviewing our program for promoting and monitoring compliance with applicable legal and regulatory requirements;

•	overseeing our major risk exposures and the steps management has taken to monitor and control such exposures, and assisting our board of directors in overseeing the risk management of our company;

•	pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm; and

•	overseeing our internal audit function.
Our audit & risk oversight committee is currently comprised of Messrs. Andreessen, Chenault, and Zients and Mses. Alford and Travis. Mr. Zients is the chair of our audit & risk oversight committee. Messrs. Chenault and Zients are not nominees for election at the Annual Meeting. Following the Annual Meeting, Ms. Travis will serve as chair of our audit & risk oversight committee. Each of our audit & risk oversight committee members qualifies as an audit committee financial expert, as that term is defined under SEC rules, and possesses financial sophistication as defined under the rules of Nasdaq. The designation does not impose on such directors any duties, obligations or liabilities that are greater than are generally imposed on members of our audit & risk oversight committee and our board of directors.
During 2019, the audit & risk oversight committee met in person, by telephone, or by videoconference ten times.
Compensation, Nominating & Governance Committee
As more fully described in its charter, our compensation, nominating & governance committee is responsible for, among other things:

•	evaluating the performance of our executive officers;

•	evaluating, recommending, approving and reviewing executive officer compensation arrangements, plans, policies and programs maintained by us;

•	administering our equity-based compensation plans and our annual bonus plan;

•	considering and making recommendations regarding non-employee director compensation;

•	considering and making recommendations to our board of directors regarding its remaining responsibilities relating to executive compensation;

•
reviewing and developing policies regarding the desired knowledge, experience, skills, diversity, and other characteristics of members of our board of directors and its committees, as well as our director nomination and committee appointment processes;

•	identifying, evaluating, and recommending potential candidates for nomination to and membership on our board of directors and certain of its committees;

•	monitoring succession planning for certain of our key executives;

•	developing and recommending corporate governance guidelines and policies;

•	overseeing the annual self-evaluation process for our board of directors and committees thereof;

•	reviewing and granting proposed waivers of the code of conduct for executive officers; and

•
advising our board of directors on corporate governance matters and board of director performance matters, including recommendations regarding the size, structure, and composition of our board of directors and committees thereof.

Our compensation, nominating & governance committee is currently comprised of Messrs. Andreessen, Houston, and Thiel. Mr. Thiel is the chair of our compensation, nominating & governance committee. Each member of this committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.
During 2019, the compensation, nominating & governance committee met in person, by telephone, or by videoconference 11 times.
The charter for our compensation, nominating & governance committee allows the committee from time to time to delegate its authority to subcommittees and to our officers, as it may be deemed necessary or appropriate. In December 2013, our compensation committee (which was a predecessor to our compensation, nominating & governance committee) authorized the formation and delegation of certain authority to an equity subcommittee, which is now a subcommittee of the compensation, nominating & governance committee. The current members of the equity subcommittee are Ms. Sandberg and Mr. Wehner, and the members, acting either individually or jointly, have the authority to review and approve grants of restricted stock units (RSUs) to employees and consultants, other than to directors and our executive officers, which are reviewed and approved by our compensation, nominating & governance committee. The compensation, nominating & governance committee has not adopted a written charter for the equity subcommittee.
Privacy Committee
Our board of directors intends to establish a privacy committee following the effectiveness of our modified FTC consent order, which committee will be responsible for overseeing our comprehensive privacy program to be adopted in compliance with the order, among other things.
Policy Regarding Nominations
The policy of our board of directors is to encourage the selection of directors who will contribute to Facebook's success and our mission to give people the power to build community and bring the world closer together. Our compensation, nominating & governance committee is responsible for identifying and evaluating candidates for membership on our board of directors, based on the criteria set forth in our corporate governance guidelines, and has sole authority to recommend nominees to our board of directors. The compensation, nominating & governance committee considers recommendations from other directors, stockholders, management, and others as it deems appropriate and uses the same criteria for evaluating candidates regardless of the source of the recommendation. Our board of directors is responsible for nominating persons for election to our board of directors upon the recommendation of our compensation, nominating & governance committee.
Facebook is committed to a policy of inclusiveness and to pursuing diversity in terms of background and perspective. As such, when evaluating candidates for nomination as new directors, it is the policy of our compensation, nominating & governance committee to consider candidates with diverse backgrounds in terms of knowledge, experience, skills, and other characteristics, and to ensure that the initial list of candidates from which new director nominees are chosen by the board includes candidates with a diversity of race, ethnicity, and gender. In evaluating potential candidates for nomination, our compensation, nominating & governance committee considers the foregoing in light of the specific needs of the board of directors at that time. In addition, our compensation, nominating & governance committee considers director tenure in connection with evaluating current directors for nomination for re-election.
Stockholders who would like to recommend director candidates for consideration by our compensation, nominating & governance committee should send a notice of proposal to our Secretary at our principal executive offices. Stockholders desiring to nominate a director candidate at the annual meeting must comply with certain other procedures. We explain the procedures for nominating a director candidate at next year's annual meeting in the section entitled "Questions and Answers About the Proxy Materials and the Annual Meeting—How can I make proposals or make a nomination for director for next year's annual meeting?"
Board Performance and Composition
Our board of directors and its committees conduct an annual self-assessment of the performance of the board of directors, each committee, and each director. Our compensation, nominating & governance committee, in coordination with our Lead Independent Director, oversees the self-assessment process, and the results are reported to the board of directors. Our compensation, nominating & governance committee and our board of directors also periodically review the composition of the board of directors to ensure that it appropriately reflects the knowledge, experience, skills, diversity, and other characteristics required to fulfill its duties.
Our board of directors believes that its composition appropriately reflects the knowledge, experience, skills, diversity, and other characteristics required to fulfill its duties. The current director nominees have diverse backgrounds and perspectives that enable them to provide valuable guidance on both strategic and operational issues. All of our nominees have extensive leadership and compliance experience, as well as corporate governance expertise arising from service on other boards of directors. Many of our nominees have global business experience, including through service as CEO or in other senior corporate leadership positions involving management of complex operations, business challenges, risks, and growth. Several nominees have experience with technology or product innovation and development, entrepreneurship, and the dynamics of our industry. Other nominees have served in government positions and gained experience with significant regulatory and public policy issues. Our nominees also have a demonstrated sense of social mission, having contributed to social causes through nonprofit organizations and/or philanthropy. Our board of directors benefits from these qualifications, as well as the perspectives of nominees with in-depth knowledge of our company through their service as executive officers.
Our board of directors also believes that the current director nominees represent an effective balance with respect to director tenure. Ms. Alford joined the board of directors in 2019, and Mr. Houston, Mses. Killefer and Travis, and Ambassador Kimmitt joined the board of directors in 2020. These additions provide our board of directors with fresh perspectives and diverse experiences, while directors with longer tenure provide continuity and valuable insight into our business and strategy. The following table provides information regarding the tenure of our nominees for election at the Annual Meeting:

Tenure on Board of Directors	Number of Director Nominees
More than 10 years	3
6-10 years	1
0-5 years	5
Director Orientation and Education
We provide a number of onboarding sessions for new members of our board of directors to engage with our management team and learn more about our company priorities, strategy, and operations, as well as key issues and risks facing our industry, business, and community. Our management team also regularly engages with our directors throughout the year to provide updates across these areas, including in-depth reviews of relevant issues from subject matter experts.
Board Role in Risk Oversight
Our board of directors as a whole has responsibility for overseeing our risk management and believes that a thorough and strategic approach to risk oversight is critical. The board of directors exercises this oversight responsibility directly and through its committees. The oversight responsibility of the board of directors and its committees is informed by regular reports from our management team, including senior personnel that lead a variety of functions across the business, and from our internal audit department, as well as input from external advisors, as appropriate. These reports are designed to provide timely visibility to the board of directors and its committees about the identification and assessment of key risks, our risk mitigation strategies, and ongoing developments.
The full board of directors has primary responsibility for evaluating strategic and operational risk management, and for CEO succession planning. Our audit & risk oversight committee has responsibility for overseeing certain of our major risk exposures, including in the areas of financial and enterprise risk, legal and regulatory compliance, privacy and data use, community safety and security, and cybersecurity, as well as risks in other areas as our audit & risk oversight committee deems necessary or appropriate from time to time. Our audit & risk oversight committee also oversees the steps we have taken to monitor or mitigate these exposures, including policies and procedures for assessing and managing risk and related compliance efforts. Our board of directors also may exercise direct oversight with respect to these areas or delegate such oversight to committees in its discretion. For example, the special committee of the board formed in connection with our negotiations with the FTC assisted in oversight of the implementation of the requirements of the consent order we entered into with the FTC, including the oversight of certain risks related to privacy and data use. In addition, our audit & risk oversight committee oversees our internal audit function. Our compensation, nominating & governance committee evaluates risks arising from our corporate governance and compensation policies and practices, as more fully described in the section of this proxy statement entitled "Executive

Compensation—Compensation Discussion and Analysis—Compensation Risk Assessment," and oversees succession planning for certain key executives other than the CEO. Each of these committees provide reports to the full board of directors regarding these and other matters.
Compensation, Nominating & Governance Committee Interlocks and Insider Participation
During 2019, Dr. Desmond-Hellmann and Messrs. Andreessen, Hastings, and Thiel served on our compensation, nominating & governance committee. None of them has at any time in the last fiscal year been one of our officers or employees and Dr. Desmond-Hellmann and Mr. Hastings have since retired from our board of directors. Moreover, none of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation, nominating & governance committee during 2019.
Director Compensation
Non-Employee Director Compensation Arrangements
In 2019, each non-employee member of our board of directors received an annual retainer fee of $50,000. In addition, members of our audit & risk oversight committee (other than the chair) received an annual retainer fee of $20,000, and the chair of our audit & risk oversight committee received an annual retainer fee of $50,000. Our Lead Independent Director received an additional annual retainer fee of $50,000. Each of these cash retainers is paid on a quarterly basis in advance of service for each quarter.
Each of our non-employee directors who is a sitting member of our board of directors as of the date of our annual meeting of stockholders for each such year (including directors who join the board of directors on the date of such annual meeting) also is eligible to receive an annual grant of RSUs equal to $300,000 divided by the average daily closing price of our Class A common stock in May of such year. These awards are approved each year automatically on the later of June 1 or the date of our annual meeting of stockholders for the particular year. These awards will vest fully on the earlier of (i) May 15 of the following year or (ii) the date of our annual meeting of stockholders of the following year if the director does not stand for re-election or is not re-elected at such annual meeting, so long as the recipient is a director on such date.
In 2019, following our annual meeting of stockholders, an annual grant of 1,613 RSUs was made to each non-employee director, which was equal to $300,000 divided by the average daily closing price of our Class A common stock in May 2019, which was $186.08 per share. The grant date for each award was June 17, 2019. These RSUs vest on May 15, 2020, so long as the non-employee director is a member of our board of directors on such date.
New non-employee directors who join our board of directors between our annual meetings of stockholders are eligible to receive a grant of RSUs at the time of their appointment with a value equal to the value of our annual grant of RSUs to our non-employee directors, prorated for service from the date of their appointment through the first following occurrence of May 15. Similarly, annual cash retainers for new non-employee directors are prorated during a director's first year of service.
On an annual basis, our compensation, nominating & governance committee reviews and makes recommendations to our board of directors regarding our non-employee director compensation arrangements, and our board of directors reviews and approves non-employee director compensation. As part of this review, our compensation, nominating & governance committee considers our directors' responsibilities and time commitments, as well as information regarding director compensation paid at peer companies, including an evaluation by its independent compensation consultant, Compensia, Inc.
In February 2020, based on the recommendation of our compensation, nominating & governance committee, our board of directors determined that certain changes should be made to our non-employee director compensation arrangements in order to fairly compensate our directors for the heavy workload, the increase in the number of board and committee meetings, the external scrutiny faced by our non-employee directors, the addition of our to-be-formed privacy committee, and the need to provide suitable compensation for the non-employee directors serving in leadership roles. Our compensation, nominating & governance committee considered Compensia's review of peer group and other market data, as well as Compensia's determination that the proposed changes were reasonable and justifiable based on the objectives of our non-employee director compensation program, the relative projected scale of workload and risk, and relevant market and peer data. Considering Compensia's findings and in light of other factors facing our non-employee directors, our board of directors determined that it is in the best interests of us and our stockholders to have our stockholders approve the proposed changes to our non-employee director compensation arrangements. The proposed changes to our non-employee director compensation arrangements are further described in "Proposal Three: Approval of the Director Compensation Policy."
2019 Director Compensation
The following table presents the total compensation for each person who served as a non-employee member of our board of directors during 2019. Other than as set forth in the table and described more fully below, in 2019 we did not pay any fees to, make any equity awards to, or pay any other compensation to the non-employee members of our board of directors who served as members during 2019. Mr. Zuckerberg and Ms. Sandberg do not receive compensation for their service as directors. Total compensation for Mr. Zuckerberg and Ms. Sandberg for their service as employees during 2019 is presented in "Executive Compensation—2019 Summary Compensation Table" below. See "Proposal Three: Approval of the Director Compensation Policy" for a discussion of proposed changes to compensation payable to certain of our non-employee directors in 2020 and going forward.

Director Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Peggy Alford(2)	29,444	304,873	334,317
Marc L. Andreessen(3)	70,000	304,873	374,873
Erskine B. Bowles(4)	29,167	—	29,167
Kenneth I. Chenault(5)	70,000	304,873	374,873
Susan D. Desmond-Hellmann(6)	92,500	304,873	397,373
Reed Hastings(7)	20,833	—	20,833
Peter A. Thiel(8)	50,000	304,873	354,873
Jeffrey D. Zients(9)	100,000	304,873	404,873
__________________________________________

(1)
Amounts reflect the aggregate grant date fair value of the RSUs, computed in accordance with Financial Accounting Standards Board ASC Topic 718 (ASC 718). This amount does not reflect the actual economic value realized by the director.

(2)	As of December 31, 2019, Ms. Alford held 1,613 RSUs, which will vest on May 15, 2020 so long as Ms. Alford is a member of our board of directors on such date.

(3)	As of December 31, 2019, Mr. Andreessen held 1,613 RSUs, which will vest on May 15, 2020 so long as Mr. Andreessen is a member of our board of directors on such date.

(4)	Mr. Bowles served on our board of directors until our annual meeting of stockholders in May 2019.

(5)	As of December 31, 2019, Mr. Chenault held 1,613 RSUs, which will vest on May 15, 2020 so long as Mr. Chenault is a member of our board of directors on such date.

(6)
Dr. Desmond-Hellmann served on our board of directors until October 2019. Dr. Desmond-Hellmann held 1,613 RSUs on the date of her resignation from our board of directors, which were canceled on such date without having vested.

(7)	Mr. Hastings served on our board of directors until our annual meeting of stockholders in May 2019.

(8)	As of December 31, 2019, Mr. Thiel held 1,613 RSUs, which will vest on May 15, 2020 so long as Mr. Thiel is a member of our board of directors on such date.

(9)	As of December 31, 2019, Mr. Zients held 1,613 RSUs, which will vest on May 15, 2020 so long as Mr. Zients is a member of our board of directors on such date.

Mr. Houston was appointed to our board of directors in February 2020, and Mses. Killefer and Travis and Ambassador Kimmitt were appointed to our board of directors in March 2020. In connection with their appointments and in accordance with our existing compensation arrangements for non-employee directors, our board of directors approved the prorated grants of 391 RSUs to Mr. Houston, 270 RSUs to each of Mses. Killefer and Travis, and 203 RSUs to Ambassador Kimmitt as compensation for their service as members of our board of directors. These RSUs were granted on February 18, 2020 for Mr. Houston and on March 16, 2020 for Mses. Killefer and Travis, and will be granted on April 15, 2020 for Ambassador Kimmitt. These RSUs will vest in full on May 15, 2020, subject to continued service as a director through such date. In addition, Mr. Houston, Mses. Killefer and Travis, and Ambassador Kimmitt each will receive an annual retainer fee of $50,000, which will be prorated for service during 2020. Ms. Travis will receive an additional retainer of $20,000 in connection with her service on our audit & risk oversight committee until the Annual Meeting, which will increase to $50,000 upon her appointment as chair of our audit & risk oversight committee following the Annual Meeting, and Ambassador Kimmitt will receive an additional retainer of $150,000 in connection with his service as Lead Independent Director, each of which will be prorated for service during 2020. Mr. Houston, Mses. Killefer and Travis, and Ambassador Kimmitt will also be eligible for the proposed changes to our non-employee director compensation arrangements as described in "Proposal Three: Approval of the Director Compensation Policy," including, if the proposal is approved by our stockholders, the $1,000,000 equity grant for non-employee directors appointed starting in 2020, which vests in sixteen equal quarterly installments over a period of approximately four years.

Stock Ownership Guidelines and Transactions in Our Securities
Our directors are also subject to stock ownership guidelines and certain prohibitions on transactions in our securities. For more information, see "Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines and Transactions in Our Securities."

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
Overview
This section explains our executive compensation philosophy, objectives, and design; our compensation governance; our compensation-setting process; our executive compensation program elements; and the decisions made in 2019 with respect to the compensation of each of our named executive officers. Our named executive officers for 2019, who appear in the section entitled "—2019 Summary Compensation Table" below, are:

•	Mark Zuckerberg, our founder, Chairman, and Chief Executive Officer (CEO);

•	Sheryl K. Sandberg, our Chief Operating Officer (COO);

•	David M. Wehner, our Chief Financial Officer (CFO);

•	Mike Schroepfer, our Chief Technology Officer (CTO); and

•	Jennifer G. Newstead, our Vice President and General Counsel (GC).
Executive Compensation Philosophy, Objectives, and Design
Philosophy. We are focused on our mission to give people the power to build community and bring the world closer together. We believe that we are still in the early stages of this journey and that for us to be successful we must hire and retain a talented team of engineering, product, sales, and general and administrative professionals who can help achieve this mission through the successful pursuit of our company priorities. In addition, we expect our executive team to possess and demonstrate strong leadership and management capabilities. For more information regarding our 2019 company priorities, see the section entitled "—Elements of Executive Compensation" below.
Objectives. Our compensation program for our named executive officers is built to support the following objectives:

•	attract the top talent in our leadership positions and motivate our executives to deliver the highest level of individual and team impact and results;

•	encourage our executives to focus on our company priorities;

•	ensure each of our executives receives a total compensation package that encourages his or her long-term retention;

•	reward high levels of performance with commensurate levels of compensation; and

•	align the interests of our executives with those of our stockholders in the overall success of our company by emphasizing long-term incentives.
Design. Our executive compensation program continues to be heavily weighted towards equity compensation, in the form of restricted stock units (RSUs), with cash compensation that is generally below market relative to executive compensation at our peer companies. We believe that equity compensation offers the best vehicle to focus our executive officers on our mission and the successful pursuit of our company priorities, and to align their interests with the long-term interests of our stockholders.
We typically grant our executive officers an annual equity award with service-based vesting conditions where the commencement of vesting is deferred until a future date, as discussed further in the section entitled "—Elements of Executive Compensation—Equity Compensation" below. When combined with the executives' prior equity awards, we believe that these additional awards represent a strong long-term retention tool and provide the executive officers with effective long-term equity incentives.
Our compensation, nominating & governance committee evaluates our executive compensation program, including our mix of cash and equity compensation, on an annual basis or as circumstances require based on our business objectives and the competitive environment for talent. For the near future, we anticipate continuing our emphasis on pay-for-performance and delivering the substantial majority of compensation in RSUs that vest over a minimum of four years.

Compensation Governance
The compensation, nominating & governance committee seeks to ensure sound executive compensation practices to adhere to our pay-for-performance philosophy while appropriately managing risk and aligning our executive compensation program with long-term stockholder interests. The following principles were the guiding factors of our pay-for-performance practices during 2019:

•	the compensation, nominating & governance committee is comprised solely of independent directors;

•
the compensation, nominating & governance committee conducts an annual review and approval of our compensation strategy with assistance from its independent compensation consultant, Compensia, Inc. (Compensia), a national compensation consulting firm, including a review of our compensation-related risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on our company;

•	the compensation, nominating & governance committee retains discretion on bonus payouts to enable it to respond to unforeseen events and adjust bonus payouts, as appropriate;

•	we do not offer post-employment payments or benefits, other than certain death-related benefits that are generally available to all employees; and

•
our compensation philosophy and related governance features are complemented by several specific policies and practices that are designed to align our executive compensation program with long-term stockholder interests, including the following:

•
our executives are subject to company-wide policies that prohibit trading in futures and derivative securities and engaging in hedging activities relating to our securities, holding our securities in margin accounts, pledging our securities as collateral for loans, and engaging in short sales of our securities;

•	our executives are subject to stock ownership guidelines that require them to maintain significant ownership of our common stock;

•	we offer limited perquisites that are for business-related purposes or necessary for the security of our executive officers; and

•	our executives participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.
Compensation-Setting Process
Role of Our Compensation, Nominating & Governance Committee. The compensation, nominating & governance committee is responsible for overseeing all aspects of our executive compensation program, including executive salaries, payouts under our bonus plan, the size and structure of equity awards, and any executive perquisites. The compensation, nominating & governance committee is solely responsible for determining the compensation of our CEO and reviews and approves the compensation of our other executive officers. For more information regarding the responsibilities of the compensation, nominating & governance committee, see the section entitled "Executive Officers, Directors, and Corporate Governance—Board Committees."
Role of Management. In setting compensation for 2019, our CEO, our COO, and our Head of People provided their views to the compensation, nominating & governance committee on how to implement our compensation philosophy through our executive compensation program and attended meetings of the compensation, nominating & governance committee. Our CEO and COO made recommendations to the compensation, nominating & governance committee regarding compensation for our executive officers other than for themselves because of their daily involvement with our executive team. No executive officer participated directly in the final deliberations or determinations regarding his or her own compensation package or was present during such determinations, except for our CEO who has requested that his base salary be fixed at $1 per year.
Our management team and the compensation, nominating & governance committee each play a role in evaluating and mitigating any risk that may exist relating to our compensation plans, practices, and policies for all employees, including our named executive officers, as further described in the section entitled "—Compensation Risk Assessment" below.

Role of Compensation Consultant. The compensation, nominating & governance committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In 2019, the compensation, nominating & governance committee engaged the services of Compensia to advise the committee regarding the amount and types of compensation that we provide to our executives and how our compensation practices compared to the compensation practices of other companies. Compensia is engaged directly by the compensation, nominating & governance committee. Compensia does not provide any services to us other than the services provided to the compensation, nominating & governance committee. The compensation, nominating & governance committee has reviewed, and will continue to review going forward, the independence of Compensia under applicable SEC and Nasdaq rules and believes that Compensia does not have any conflicts of interest in advising the committee.
Use of Comparative Market Data. We aim to compensate our executive officers at levels that are commensurate with the most competitive levels of compensation for executives in similar positions at the group of publicly-traded peer companies set forth below, with whom we compete for hiring and retaining executive talent (our Peer Group). In making compensation decisions, the compensation, nominating & governance committee also considers the scope of responsibility of each executive officer, our current practice of maintaining minimal differentiation between the cash compensation packages of our executive officers, the unvested balances of equity awards held by each executive officer, as well as the compensation, nominating & governance committee's assessment of each executive officer's performance and impact on the organization. In determining 2019 compensation, the compensation, nominating & governance committee did not use a formula for taking into account these different factors.
We analyze market data for executive compensation at least annually using the most relevant published survey sources, information available from public filings, and input from Compensia. Management and Compensia provided the compensation, nominating & governance committee with both cash and equity compensation data for our Peer Group, which was selected from companies that meet some or all of the criteria listed below:

•	technology or media company;

•	key talent competitor;

•	minimum revenue of $10 billion; and/or

•	minimum market capitalization of $50 billion.
In the second quarter of 2018, using this criteria as a baseline, the compensation, nominating & governance committee approved the following companies for inclusion in our Peer Group for 2019:

Alphabet	Microsoft
Amazon.com	Netflix
Apple	PayPal Holdings
AT&T	salesforce.com
CBS	The Walt Disney Company
Cisco Systems	Twenty-First Century Fox
Comcast	Verizon Communications

In December 2018, the compensation, nominating & governance committee reviewed our executive compensation against this Peer Group to ensure that our executive officer compensation was competitive and sufficient to recruit and retain our executive officers. Compensia provided the compensation, nominating & governance committee with an analysis of total cash compensation data (base salaries and cash bonus awards at target) and total direct compensation data (total cash compensation and equity compensation) at various percentiles. While the compensation, nominating & governance committee considered this data in determining executive officer compensation, we did not seek to benchmark our executive compensation to any pre-set "target" percentile of the competitive market. Rather, the compensation, nominating & governance committee sought to compensate our executive officers at a level that would allow us to successfully recruit and retain the best possible talent for our executive team. Compensia's analysis did not include our GC who joined our company in June 2019. Our compensation, nominating & governance committee subsequently considered comparative Peer Group and other market data provided by Compensia when determining our GC's 2019 compensation.

Further, as our revenue and market capitalization have increased significantly over the last several years, the compensation, nominating & governance committee gives greater weight to the compensation levels of companies in our Peer Group that have higher revenue and market capitalization compared to other companies in the Peer Group when making decisions about the compensation of our executive officers. The compensation, nominating & governance committee also relies on the knowledge and experience of its members and our management in determining the appropriate compensation levels for our executive officers. Overall, Compensia's analysis of our Peer Group indicated that the target total cash compensation for our then-serving named executive officers was at or below the 30th percentile of the companies in our Peer Group. When equity compensation was factored in, based on the "initial equity value" described below and without taking into account the effect of the deferred vesting start dates that are applicable to certain of the equity compensation awards of our named executive officers, the target total direct compensation for our then-serving named executive officers, other than our CEO, was between the 70th percentile relative to the companies in our Peer Group and the top of our Peer Group.
In the second quarter of 2019, the compensation, nominating & governance committee reviewed the selection criteria and the companies in our Peer Group. Following that review, the compensation, nominating & governance committee decided to remove Twenty-First Century Fox and add Uber Technologies. The compensation, nominating & governance committee believes our updated Peer Group reflects the current competitive and talent environment. Accordingly, we plan to use the following list of companies in our Peer Group for the 2020 executive compensation process:

Alphabet	Microsoft
Amazon.com	Netflix
Apple	PayPal Holdings
AT&T	salesforce.com
CBS	The Walt Disney Company
Cisco Systems	Uber Technologies
Comcast	Verizon Communications
The compensation, nominating & governance committee expects to periodically review and update our Peer Group and the underlying criteria as our business and market environment continue to evolve.
Elements of Executive Compensation
Our executive officer compensation packages generally include:

•	base salary;

•	performance-based cash incentives; and

•	equity-based compensation in the form of RSUs.
We believe that our compensation mix supports our objective of focusing on at-risk compensation having significant financial upside based on individual performance and our performance relative to company priorities. We expect to continue to emphasize equity awards because of the direct link that equity compensation provides between stockholder interests and the interests of our executive officers, thereby motivating our executive officers to focus on increasing our value over the long term.
Base Salary. The compensation, nominating & governance committee believes base salaries are a necessary element of compensation in order to attract and retain highly qualified executive officers. The compensation, nominating & governance committee reviews the base salaries of our executive officers at least annually and may adjust them from time to time, if needed, to reflect changes in market conditions or other factors. Historically, our executive officers have received base salaries within a narrow range that was established when we were a smaller company with cash constraints, and based on our desire to maintain internal pay equity among our executive officers, as well as relative to other key employees. As we have grown, we have increased base salaries for our executive officers (other than our CEO), although we still deliver the substantial majority of compensation to our executive officers in the form of equity awards.
In the first quarter of 2019, the compensation, nominating & governance committee decided to increase the base salaries of our then-serving named executive officers, other than our CEO, in order to continue to bring their salaries closer to those paid to executives holding similar positions at the companies in our Peer Group. Accordingly, our compensation, nominating &

governance committee increased the base salaries of our named executive officers as shown in the table below. Following these 2019 salary increases, these named executive officer salaries fell between the bottom and the 40th percentile of the salaries provided to executives holding similar positions at the companies in our Peer Group. Previously, Mr. Zuckerberg had requested to receive a base salary of $1 per year and the compensation, nominating & governance committee continued to honor this request in 2019.

Named Executive Officer	2018 Base Salary ($)	2019 Base Salary Increase ($)	2019 Base Salary ($)(1)
Mark Zuckerberg	1	—	1
Sheryl K. Sandberg	850,000	30,000	880,000
David M. Wehner	760,000	30,000	790,000
Mike Schroepfer	760,000	30,000	790,000
Jennifer G. Newstead	N/A	N/A	680,000
_________________________________________
(1) Reflects 2019 base salary, which may differ from actual earnings as reflected in the section entitled "—2019 Summary Compensation Table" below due to the effective date of salary increases and, in the case of Ms. Newstead who joined our company in June 2019, a partial year's service.
Cash Bonuses. Our Bonus Plan provides variable cash incentives, payable semi-annually, that are designed to motivate our executive officers to focus on company priorities and to reward them for individual results and achievements. In 2019, the individual target bonus percentage for each named executive officer, other than Ms. Newstead who became an executive officer in 2019, was unchanged from 2018 at 75% of such executive's base salary. After the 2019 base salary increases noted above, target total cash compensation (base salary plus target bonus) for our then-serving named executive officers (other than our CEO) was at or below the 30th percentile of the target total cash compensation of executives holding similar positions at the companies in our Peer Group. All of our named executive officers, except our CEO, participated in the Bonus Plan in 2019.
For 2019, there were two six-month performance periods under our Bonus Plan, which we refer to as First Half 2019 and Second Half 2019. For each performance period in 2019, the compensation, nominating & governance committee approved a set of company priorities in order to focus our executive officers on key areas of performance for the period in question. The First Half 2019 and Second Half 2019 company priorities reflect operational and non-operational objectives established by our compensation, nominating & governance committee, in consultation with our CEO and CFO. The company priorities did not have specific target levels associated with them for purposes of determining performance under the Bonus Plan, and our compensation, nominating & governance committee had full discretion to determine the level of bonus payout for each performance period.
2019 Bonus Plan Payouts. We calculate Bonus Plan payouts to each participant using the following formula:

Base Eligible Earnings ($)	x	Individual Target Bonus Percentage (%)	x	Individual Performance Percentage (%)	x	Company Performance Percentage (%)	=	Individual Bonus Payout ($)
2019 Priorities and Company Performance Percentage. Our First Half 2019 company priorities as approved by the compensation, nominating & governance committee were as follows:

•	continue making progress on the major social issues facing the Internet and our company;

•	build new experiences that meaningfully improve people's lives today and set the stage for even bigger improvements in the future;

•	keep building our business by supporting the millions of businesses that rely on our services to grow and create jobs; and

•	communicate more transparently about what we're doing and the role our services play in the world.
Our Second Half 2019 company priorities as approved by the compensation, nominating & governance committee were as follows:

•	continue making progress on the major social issues facing the Internet and our company, including privacy, safety, and security;

•	build new experiences that meaningfully improve people's lives today and set the stage for even bigger improvements in the future;

•	keep building our business by supporting the millions of businesses that rely on our services to grow and create jobs; and

•	communicate more transparently about what we're doing and the role our services play in the world.
None of these priorities were assigned any specific weighting or dollar amount of the target bonus. In January 2020, our compensation, nominating & governance committee approved the same company priorities for First Half 2020 as were approved for Second Half 2019.
The compensation, nominating & governance committee exercised its discretion in determining the company performance percentage for our First Half 2019 and Second Half 2019 performance after taking into account our delivery of results across all of the areas identified by the company priorities, as well as our overall business, engineering, and product development achievements. The compensation, nominating & governance committee approved a company performance percentage of 110% for both the First Half 2019 and the Second Half 2019.
Individual Performance Percentage. The individual performance percentage is based upon each executive officer's individual performance assessment for the performance period under consideration. Consistent with our pay-for-performance philosophy, a higher performance assessment results in a higher individual performance percentage (and vice-versa) such that it is possible for an executive with a low assessment to get less than their target bonus payout, or no bonus payout whatsoever. In 2019, potential individual performance percentages under our Bonus Plan were 0%, 85%, 100%, 125%, 200%, or 300%. An executive officer meeting our expected high level of performance expectations would receive an individual performance percentage of 100%.
Individual performance assessments for each named executive officer were determined in the discretion of the compensation, nominating & governance committee following discussions with our CEO and our COO (except in the case of our COO when her individual performance assessment was being determined). The performance assessment determinations were based on an overall subjective assessment of each executive officer's performance and no single factor was determinative in setting bonus payout levels, nor was the impact of any individual factor on the bonus quantifiable. We operate in a rapidly evolving and highly competitive industry and we set a high bar for performance expectations for each one of our named executive officers. The compensation, nominating & governance committee evaluates our named executive officers based on their overall performance, impact, and results, as well as their demonstration of strong leadership, long-term vision, effective execution, and management capabilities. First Half 2019 and Second Half 2019 payout levels and achievements and considerations for each named executive officer were as follows:
Mark Zuckerberg. Mr. Zuckerberg did not participate in the Bonus Plan in 2019. Although Mr. Zuckerberg did not participate in the Bonus Plan, the compensation, nominating & governance committee separately assessed his performance as our CEO. The compensation, nominating & governance committee shared its assessment with the independent members of our board of directors in executive session, and our Lead Independent Director shared this assessment with Mr. Zuckerberg for the first half of 2019.
Sheryl K. Sandberg. Ms. Sandberg received $448,990 for the First Half 2019 bonus based on her leadership in response to platform concerns raised by different constituencies, continued strong business results and revenue growth, and the recruitment of key executive talent. Ms. Sandberg received $453,750 for the Second Half 2019 bonus, which reflected the continuation of substantially the same results that she achieved in the first half of 2019.
David M. Wehner. Mr. Wehner received $402,584 for the First Half 2019 bonus based on his strong leadership of the finance, facilities, real estate and enterprise engineering teams, and the development of a long range plan inclusive of headcount allocation and location strategy to manage the growth of the company. Mr. Wehner received $407,344 for the Second Half 2019 bonus, which reflected the continuation of substantially the same strategic objectives that he was focused on in the first half of 2019.
Mike Schroepfer. Mr. Schroepfer received $644,135 for the First Half 2019 bonus based on his overall leadership of the engineering organization, the partnership with the product organization during a time of transition, and the launch of several products such as Oculus Quest and Rift S. Mr. Schroepfer received $651,750 for the Second Half 2019 bonus, which reflected his overall leadership of the engineering organization, leadership and guidance of privacy programs in development, and application of emerging technology to key product areas.
Jennifer G. Newstead. Ms. Newstead joined the company in June 2019 and received a cash sign-on bonus in the aggregate amount of $4,000,000, $2,000,000 of which was paid within 30 days after her employment start date, $1,000,000 of which was paid by January 31, 2020, and the remaining $1,000,000 of which is to be paid within 30 days after the one-year anniversary of her employment start date. In the event Ms. Newstead resigns her employment with the company or is terminated by the company for cause (as defined in our 2012 Equity Incentive Plan) prior to the one-year anniversary of her employment start date, Ms. Newstead must repay to us a prorated portion of her sign-on bonus. Our compensation, nominating & governance committee believed that this sign-on bonus was appropriate as an incentive to join our company and to help retain Ms. Newstead through the one-year anniversary of her employment start date.
In addition, under our Bonus Plan, Ms. Newstead received $10,788 for the First Half 2019 bonus based on her initial contributions in joining the company towards the end of the first half of 2019 according to the formulaic nature of our Bonus Plan. Ms. Newstead received $280,500 for the Second Half 2019 bonus based on her overall leadership of the legal organization and her strategic leadership in various legal matters, including privacy and compliance.
The following table summarizes the calculations that were used in determining the cash bonus paid to each of our named executive officers for 2019:

Named Executive Officer	Performance Period	Base Eligible Earnings ($)(1)	Individual Bonus Percentage (Target Bonus) (%)	Individual Performance Percentage (%)	Company Performance Percentage (%)	Individual Bonus Payout ($)
Sheryl K. Sandberg	First Half 2019	435,385	75	125	110	448,990
	Second Half 2019	440,000	75	125	110	453,750
	Total	875,385				902,740
David M. Wehner	First Half 2019	390,385	75	125	110	402,584
	Second Half 2019	395,000	75	125	110	407,344
	Total	785,385				809,928
Mike Schroepfer	First Half 2019	390,385	75	200	110	644,135
	Second Half 2019	395,000	75	200	110	651,750
	Total	785,385				1,295,885
Jennifer G. Newstead	First Half 2019	13,077	75	100	110	10,788
	Second Half 2019	340,000	75	100	110	280,500
	Total	353,077				291,288
_________________________________________
(1) Reflects actual earnings for 2019, which may differ from approved 2019 base salaries due to the effective date of salary increases and, in the case of Ms. Newstead who joined our company in June 2019, partial service in the first half of 2019.
Equity Compensation. Most of our executive officers' target total direct compensation is delivered through equity awards in the form of RSUs. We use equity compensation to align our executive officers' financial interests with those of our stockholders, to attract industry leaders of the highest caliber, and to retain them for the long term. In addition to the initial equity award that each executive officer receives as part of his or her new hire compensation package, the compensation, nominating & governance committee typically grants our executive officers additional equity awards each year as part of our company-wide equity refresher program. Additional equity awards for each of our executive officers are determined on a discretionary basis taking into account the following factors:

•
delivering equity values that are highly competitive when compared against those granted to executives with similar responsibilities at the companies in our Peer Group that have higher revenue and market capitalization when compared to other companies in our Peer Group;

•	each executive officer's individual performance assessment, the results and contributions delivered during the year, as well as the anticipated potential future impact of each individual executive;

•	the size and vesting schedule of existing equity awards in order to maximize the long-term retentive power of all additional awards; and

•
the size of each executive officer's target total cash compensation (base salary plus cash bonus awards at target), which is generally significantly lower than the cash compensation for executives with similar responsibilities at the companies in our Peer Group.

Based on the foregoing factors, in March 2019, our compensation, nominating & governance committee granted each of our executive officers, other than our CEO and our GC, an award of RSUs with a specific "initial equity value" based on an estimated total value for each award before taking into account the vesting considerations described below. The compensation, nominating & governance committee calculated the number of RSUs to be granted by dividing this initial equity value by $168.14 per share, which was the average closing price for the seven trading days following the announcement of our earnings for the fourth quarter of 2018 and the same price that was used for 2019 refresher awards to all other employees. Our GC joined the company in June 2019 and received an initial equity award as part of her new hire compensation package. The number of RSUs was calculated by dividing the initial equity value by $186.08, which was the same value used for all other employees hired in June 2019.
Deferred Vesting of 2019 RSU Awards. Due to our desire to provide incentives for our named executive officers to focus on long-term strategic and business objectives, the compensation, nominating & governance committee deferred the vesting start dates of some 2019 RSU awards made to our named executive officers to a future date determined individually for each executive. The 2019 RSU awards will vest quarterly over four years following the vesting start dates as described in the section entitled "—2019 Equity Awards" below.
The compensation, nominating & governance committee annually reviews the size and vesting schedule for the remaining unvested portion of the outstanding equity awards held by each of our named executive officers and, for 2019, agreed with the recommendation of our CEO and COO (except that our COO did not participate in discussions regarding her own equity compensation) that the existing equity awards appropriately satisfied our retention and incentive goals for each of our named executive officers. Additionally, as part of this review, the compensation, nominating & governance committee determines on a case-by-case basis whether the annual equity awards granted to our named executive officers should only begin vesting after a significant portion of each executive's previously granted and then outstanding equity awards have vested. Although this practice is not common among the companies in our Peer Group, the compensation, nominating & governance committee believes that these deferred vesting schedules make the equity awards more valuable to us in retaining our named executive officers and reflect our emphasis on our long-term success. As a result of this review, the compensation, nominating & governance committee determined that the 2019 RSU awards granted to Messrs. Schroepfer and Wehner will not begin to vest unless they remain continuously employed by the company through the applicable future dates described in the following paragraphs and in the section entitled "—2019 Grants of Plan-Based Awards Table" below. For more information relating to the vesting schedules of these RSU awards, see the section entitled "—2019 Grants of Plan-Based Awards Table" below.
2019 Equity Awards. Mr. Zuckerberg did not receive any additional equity awards in 2019 because our compensation, nominating & governance committee believed that his existing equity ownership position sufficiently continued to align his interests with those of our stockholders.

Our other named executive officers received the following RSU awards in 2019:

Named Executive Officer	Initial Equity Value ($)	Number of RSUs (#)	Vesting Start Date
Sheryl K. Sandberg	20,000,000	118,949(1)	February 15, 2019
David M. Wehner	20,000,000	118,949(1)	November 15, 2019
Mike Schroepfer	20,000,000	118,949(1)	May 15, 2021
Jennifer G. Newstead(2)	15,000,000	80,611	August 15, 2019
_______________________________________
(1) The number of RSUs was calculated by dividing the initial equity value by $168.14, which was the same value used for 2019 refresher awards to all other employees in March 2019, and rounding up to the nearest whole share.
(2) Represents the value of Ms. Newstead's initial RSU award in connection with her joining the company in June 2019. The number of RSUs was calculated by dividing the initial equity value of $15,000,000 by $186.08, which was the same value used for all other employees hired in June 2019, and rounding up to the nearest whole share.
The RSUs granted to our named executive officers other than our GC are subject to a four-year quarterly vesting schedule, with 1/16th of the RSUs vesting on the first quarterly vesting date following the vesting start date and the remainder vesting quarterly thereafter, subject to continued employment through each vesting date. Following the grants of these equity awards in March 2019 and based on the "initial equity value" set forth above, the target total direct compensation for our named executive officers, other than our CEO and our GC, was between the 70th percentile relative to the companies in our Peer Group and the top of our Peer Group. The RSUs granted to our GC were granted in July 2019 in connection with her new hire compensation package and vested as to 1/12th of the RSUs on November 15, 2019, with 1/16th of the RSUs vesting quarterly thereafter, not to exceed 14 quarterly installments, and the final 2/48ths of the RSUs vesting on August 15, 2023, subject to continued employment through each vesting date.
Perquisites and Other Benefits
Consistent with the practices of many companies in our Peer Group, we provide certain perquisites to our named executive officers for the reasons described below. In approving these perquisites, our compensation, nominating & governance committee considered comparative Peer Group and other market data provided by Compensia.
Because of the high visibility of our company, our compensation, nominating & governance committee has authorized an "overall security program" for Mr. Zuckerberg to address safety concerns due to specific threats to his safety arising directly as a result of his position as our founder, CEO, Chairman, and controlling stockholder. Our compensation, nominating & governance committee has also authorized a security program for Ms. Sandberg, including certain personal security measures, to address safety concerns resulting from her position as our COO. We require these security measures for the company's benefit because of the importance of Mr. Zuckerberg and Ms. Sandberg to Facebook, and we believe that the scope and costs of these security programs are appropriate and necessary.
Our compensation, nominating & governance committee evaluates these security programs at least annually, including a review of security professional assessments of safety threats and recommendations for the security programs. Since the implementation of Mr. Zuckerberg's overall security program, each of these assessments has identified specific threats to Mr. Zuckerberg as a result of the high-profile nature of being our founder, CEO, Chairman, and controlling stockholder. We believe that Mr. Zuckerberg's role puts him in a unique position: he is synonymous with Facebook and, as a result, negative sentiment regarding our company is directly associated with, and often transferred to, Mr. Zuckerberg. Mr. Zuckerberg is one of the most-recognized executives in the world, in large part as a result of the size of our user base and our continued exposure to global media, legislative, and regulatory attention.
Under Mr. Zuckerberg's overall security program, we pay for costs related to personal security for Mr. Zuckerberg at his residences and during personal travel, including the annual costs of security personnel for his protection and the procurement, installation, and maintenance of certain security measures for his residences. We also provide an annual pre-tax allowance of $10 million to Mr. Zuckerberg to cover additional costs related to his and his family's personal security. This allowance is paid to Mr. Zuckerberg net of required tax withholdings, and Mr. Zuckerberg must apply the net amount towards additional personnel, equipment, services, residential improvements, or other security-related costs. Although Mr. Zuckerberg expects to use the full net amount during each calendar year in which the allowance is paid, he may apply any unused portion of the allowance for a given year to cover excess security-related costs in future years or prior years (no earlier than 2018).

In addition, Mr. Zuckerberg uses private aircraft for personal travel in connection with his overall security program. On certain occasions, Mr. Zuckerberg may be accompanied by guests when using private aircraft. Although we do not consider Mr. Zuckerberg's overall security program to be a perquisite for his benefit for the reasons described above, the costs related to personal security for Mr. Zuckerberg at his residences and during personal travel pursuant to his overall security program, as well as the annual security allowance and the costs of private aircraft for personal travel, are reported as other compensation to Mr. Zuckerberg in the "All Other Compensation" column of the "—2019 Summary Compensation Table" below. The costs of Mr. Zuckerberg's security program vary from year to year depending on requisite security measures, his travel schedule, and other factors. Increased costs in 2019 were primarily due to regular personal travel and market increases in the costs of security personnel. The compensation, nominating & governance committee believes that these costs are appropriate and necessary in light of the threat landscape and the fact that Mr. Zuckerberg has requested to receive only $1 in annual salary and does not receive any bonus payments, equity awards, or other incentive compensation.
Our security professional assessments have also identified specific threats to Ms. Sandberg as a result of her high-profile role as our COO. Under Ms. Sandberg's security program, we pay for costs related to personal security for Ms. Sandberg at her residence and during personal travel, including the annual costs of security personnel for her protection. In addition, Ms. Sandberg uses private aircraft for personal travel in connection with her security program and may be accompanied by guests when using private aircraft on certain occasions. The costs related to personal security for Ms. Sandberg, as well as the costs of private aircraft for personal travel, are reported as other compensation to Ms. Sandberg in the "All Other Compensation" column of the "—2019 Summary Compensation Table" below. The costs of Ms. Sandberg's security program vary from year to year depending on requisite security measures, her travel schedule, and other factors. Increased costs in 2019 were primarily due to regular personal travel, additional residential security coverage, and market increases in the costs of security personnel.
From time to time, we also provide certain personal security measures to other executive officers in response to specific security threats in light of their roles at our company, including pre-tax security allowances and certain costs related to personal security at their residences. The costs related to personal security for our executive officers are reported as other compensation to them in the "All Other Compensation" column of the "—2019 Summary Compensation Table" below.
In 2019, we also paid for relocation services, including a gross-up for taxable relocation services, to Ms. Newstead to assist with relocating near company headquarters in connection with her hiring. The costs related to these relocation services are reported as other compensation to Ms. Newstead in the "All Other Compensation" column of the "—2019 Summary Compensation Table" below.
2019 Say on Pay Vote
We held a non-binding advisory stockholder vote on the compensation program for our named executive officers, commonly referred to as a "say on pay" vote, at our 2019 Annual Meeting of Stockholders. Over 90% of the voting power of shares voted at the 2019 Annual Meeting of Stockholders were cast in favor of our say on pay proposal. Our compensation, nominating & governance committee considered the result of this advisory vote to be an endorsement of our compensation program, policies, practices, and philosophy for our named executive officers. Our compensation, nominating & governance committee will continue to consider the outcome of our say on pay votes and our stockholder views when making compensation decisions for our named executive officers.
Based on the results of a separate non-binding advisory stockholder vote on the frequency of future stockholder advisory votes regarding the compensation program for our named executive officers, commonly referred to as a "say on frequency" vote, held at our 2019 Annual Meeting of Stockholders, our board of directors determined that we will hold our say on pay vote every three years until the next required say on frequency vote. Our next say on pay vote will occur no later than 2022 and our next say on frequency vote will occur no later than 2025.
Tax Deductibility
Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the amount that we may deduct from our federal income taxes for compensation paid to certain executive officers, including our named executive officers, to $1 million per executive officer per year. Prior law provided an exception to this deduction limit for compensation paid to our CFO and for certain "performance-based compensation." Effective for tax years beginning after December 31, 2017, this deduction limit applies to all of our named executive officers (which now includes our CFO) and the exception for "performance-based compensation" is no longer available. As a result, compensation paid to our named executive officers in excess of $1 million is not deductible unless it qualifies for the transition relief applicable to certain compensation arrangements in place as of November 2, 2017, including stock options that were granted through such date, RSUs that were granted to our CFO through such date, and

RSUs that were granted to others before April 1, 2015. Because of the limited availability of formal guidance under the transition relief provisions, we cannot guarantee that any compensation arrangements intended to qualify for exemption under Section 162(m) will actually receive this treatment.

While our compensation, nominating & governance committee is mindful of the benefit to us of the full tax deductibility of compensation, our compensation, nominating & governance committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our named executive officers in a manner that can best promote our corporate objectives. Therefore, our compensation, nominating & governance committee may approve compensation that may not be fully deductible because of the limits of Section 162(m). Our compensation, nominating & governance committee intends to continue to compensate our named executive officers in a manner it believes is consistent with the best interests of our company and our stockholders.

Compensation Risk Assessment
Our management team and the compensation, nominating & governance committee each play a role in evaluating, monitoring, and mitigating any risk that may exist relating to our compensation plans, practices, and policies for all employees, including our named executive officers. In early 2020, Compensia, the compensation, nominating & governance committee's independent compensation consultant, performed an assessment, in conjunction with management, of our compensation plans, practices, and policies and concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the company. The compensation, nominating & governance committee has reviewed this report and agreed with the conclusion. The objective of the assessment was to identify any compensation plans, practices, or policies that may encourage employees to take unnecessary risk that could threaten the company. No such plans, practices, or policies were identified. The risk assessment process included, among other things, a review of our cash and equity incentive-based compensation plans to ensure that they are aligned with our company performance goals and the overall compensation to ensure an appropriate balance between fixed and variable pay components and between short-term and long-term incentives.
Stock Ownership Guidelines and Transactions in Our Securities
Stock Ownership Guidelines. To further align the interests of our executive officers and directors with those of our stockholders, and based on the recommendation of our compensation, nominating & governance committee, in September 2018 our board of directors adopted minimum stock ownership guidelines applicable to our executive officers and non-employee directors. Under these guidelines, our executive officers are required to own shares with an equivalent value of $4.0 million and our non-employee directors are required to own shares with an equivalent value of $500,000. Each executive officer and non-employee director must attain the required ownership by the later of (i) five years from the adoption of these stock ownership guidelines, or (ii) five years from becoming an executive officer or non-employee director.
As of December 31, 2019, all of our executive officers and non-employee directors either met the applicable ownership threshold or were within the permitted time period to attain the required ownership. As our CEO and controlling stockholder, Mr. Zuckerberg currently has stock ownership significantly in excess of the required ownership threshold. As a result, our stock ownership guidelines provide that our compensation, nominating & governance committee will reassess appropriate ownership requirements applicable to Mr. Zuckerberg in his capacity as an executive officer if in the future his stock holdings fall below one percent of our total outstanding capital stock.
In February 2020, our board of directors approved an amendment to our stock ownership guidelines, which will be effective on the date of the Annual Meeting. Under the amended stock ownership guidelines, in addition to the requirements described above, our non-employee directors will be required to own shares with an equivalent value of $750,000 by the later of (i) five years from the date of the Annual Meeting, or (ii) five years from becoming a non-employee director.
Prohibited Transactions in Our Securities. Our executive officers and directors are subject to company-wide policies that prohibit the following transactions: trading in futures and derivative securities and engaging in hedging activities relating to our securities, including exchange traded options, puts, calls, collars, forward sale contracts, equity swaps, exchange funds, or other arrangements or instruments designed to hedge or offset decreases in the market value of our securities; holding our securities in margin accounts; pledging our securities as collateral for loans; and engaging in short sales of our securities.
Rule 10b5-1 Trading Plans. Our executive officers and directors are required to conduct all purchase or sale transactions under a trading plan established pursuant to Rule 10b5-1 under the Exchange Act. Through a Rule 10b5-1 trading plan, the executive officer or director contracts with a broker to buy or sell shares of our common stock on a periodic basis. The broker then executes trades pursuant to parameters established by the executive officer or director when entering into the plan, without further direction from them. The executive officer or director may amend or terminate the plan in specified circumstances. Our requirement to conduct all purchase or sale transactions under a Rule 10b5-1 trading plan generally includes transactions in shares held through trusts and other entities controlled by our executive officers and directors, but excludes certain transactions by venture capital investment entities that may be affiliated with our directors. Such requirements may be waived by our board of directors, compensation, nominating & governance committee, or compliance officer in consultation with legal counsel.

2019 Summary Compensation Table
The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of the named executive officers for services rendered to us for the years ended December 31, 2019, 2018, and 2017.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)	Total ($)
Mark Zuckerberg	2019	1	—	—	23,415,972(4)	23,415,973
CEO	2018	1	—	—	22,554,542(4)	22,554,543
	2017	1	—	—	9,101,965(4)	9,101,966
Sheryl K. Sandberg	2019	875,385	902,740	19,678,923	5,687,099(5)	27,144,147
COO	2018	843,077	638,310	18,423,523	3,823,508(5)	23,728,418
	2017	795,769	640,378	21,072,431	2,687,643(5)	25,196,221
David M. Wehner	2019	785,385	809,928	19,678,923	59,800(6)	21,334,036
CFO	2018	753,846	499,494	18,423,523	9,250	19,686,113
	2017	711,539	633,317	21,072,431	9,000	22,426,287
Mike Schroepfer	2019	785,385	1,295,885	19,678,923	52,784(7)	21,812,977
CTO	2018	753,846	570,744	18,423,523	9,250	19,757,363
	2017	711,539	633,317	21,072,431	9,000	22,426,287
Jennifer G. Newstead	2019	353,077	2,291,288(8)	16,309,218	183,162(9)	19,136,745
GC
_______________________________________

(1)	Reflects actual earnings for 2019, 2018, and 2017, which may differ from approved 2019, 2018, and 2017 base salaries due to the effective dates of salary increases.

(2)
Except as described in footnote (8) below, the amounts reported in the "Bonus" column represent discretionary bonuses earned pursuant to our Bonus Plan. For more information about our executive officers' discretionary bonuses and our Bonus Plan, see the section entitled "—Compensation Discussion and Analysis—Elements of Executive Compensation—Cash Bonuses" above.

(3)
The amounts reflect the aggregate grant date fair value of the RSUs computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer. For additional information on the RSUs granted to our named executive officers in 2019, see the section entitled "—2019 Grants of Plan-Based Awards" below.

(4)
The amounts reported include approximately $10,463,717, $9,956,847, and $7,576,240 in 2019, 2018, and 2017, respectively, for costs related to personal security for Mr. Zuckerberg at his residences and during personal travel pursuant to Mr. Zuckerberg's overall security program. The amounts reported for 2019 and 2018 also each include an annual pre-tax allowance of $10,000,000 to cover additional costs related to Mr. Zuckerberg and his family’s personal security. The amounts reported also include approximately $2,952,255, $2,597,320, and $1,524,975 in 2019, 2018, and 2017, respectively, for costs related to personal usage of private aircraft. For purposes of reporting the value of personal usage of private aircraft in this table, we use costs provided by the applicable charter company, which include passenger fees, fuel, crew, and catering costs. For more information regarding Mr. Zuckerberg's overall security program, annual security allowance, and personal usage of private aircraft, see the section entitled "—Compensation Discussion and Analysis—Perquisites and Other Benefits" above.

(5)
The amounts reported include approximately $4,370,631, $2,914,831, and $2,687,643 in 2019, 2018, and 2017, respectively, for costs related to personal security measures for Ms. Sandberg, and approximately $1,316,468 and $908,677 in 2019 and 2018, respectively, for costs related to personal usage of private aircraft. For purposes of reporting the value of personal usage of private aircraft in this table, we use costs provided by the applicable charter company, which include passenger fees, fuel, crew, and catering costs. For more information regarding Ms. Sandberg's security program and personal usage of private aircraft, see the section entitled "—Compensation Discussion and Analysis—Perquisites and Other Benefits" above.

(6)	The amount reported includes a pre-tax allowance of $50,000 to cover costs related to personal security and $9,800 in company 401(k) matching contributions.

(7)
The amount reported includes approximately $21,801 for costs related to personal security services, $21,483 for an associated tax gross-up for taxable personal security services, and $9,500 in company 401(k) matching contributions.

(8)
The amount reported includes $291,288 in discretionary bonuses earned pursuant to our Bonus Plan and a $2,000,000 payment that became payable during 2019 pursuant to the terms of a sign-on bonus. For more information regarding these bonuses, see the section entitled "—Compensation Discussion and Analysis—Elements of Executive Compensation—Cash Bonuses" above.

(9)
The amount reported includes approximately $84,048 for costs related to relocation services, $89,314 for an associated tax gross-up for taxable relocation services, and $9,800 in company 401(k) matching contributions.

2019 Grants of Plan-Based Awards Table
The following table presents, for each of the named executive officers, information concerning each grant of an equity award made during the year ended December 31, 2019. This information supplements the information about these awards set forth in the 2019 Summary Compensation Table.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Mark Zuckerberg	—	—	—
Sheryl K. Sandberg	3/20/2019	118,949(1)	19,678,923(2)
David M. Wehner	3/20/2019	118,949(3)	19,678,923(2)
Mike Schroepfer	3/20/2019	118,949(4)	19,678,923(2)
Jennifer G. Newstead	7/22/2019	80,611(5)	16,309,218(6)
_______________________________________

(1)
The vesting condition was satisfied as to 1/16th of the total shares underlying the RSUs on May 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

(2)
Amounts reflect the grant date fair value of the RSUs of $165.44 per share, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer.

(3)
The vesting condition was satisfied as to 1/16th of the total shares underlying the RSUs on February 15, 2020. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

(4)
The vesting condition will be satisfied as to 1/16th of the total shares underlying the RSUs on August 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

(5)
The vesting condition was satisfied as to 1/12th of the total shares underlying the RSUs on November 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, not to exceed 14 quarterly installments, with the final 2/48ths of the total shares vesting on August 15, 2023, subject to continued service to us through each vesting date.

(6)
Amounts reflect the grant date fair value of the RSUs of $202.32 per share, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer.

2019 Outstanding Equity Awards at Year-End Table
The following table presents, for each of the named executive officers, information regarding outstanding stock options and RSUs held as of December 31, 2019.

Name	Option Awards					Stock Awards
	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested($)(2)
Mark Zuckerberg	—	—	—	—	—	—	—
Sheryl K. Sandberg	5/6/2013	—	—	—	—	274,914(3)	56,426,099
	3/17/2014	—	—	—	—	13,030(4)	2,674,408
	3/16/2015	—	—	—	—	66,034(5)	13,553,479
	3/15/2016	—	—	—	—	157,404(6)	32,307,171
	3/15/2017	—	—	—	—	113,115(7)	23,216,854
	3/20/2018	—	—	—	—	95,871(8)	19,677,523
	3/20/2019	—	—	—	—	96,647(9)	19,836,797
David M. Wehner	3/17/2014	—	—	—	—	10,023(10)	2,057,221
	3/16/2015	—	—	—	—	9,905(11)	2,033,001
	3/15/2016	—	—	—	—	33,730(12)	6,923,083
	3/15/2017	—	—	—	—	47,131(13)	9,673,638
	3/20/2018	—	—	—	—	109,566(14)	22,488,422
	3/20/2019	—	—	—	—	118,949(15)	24,414,282
Mike Schroepfer	5/6/2013	—	—	—	—	214,777(16)	44,082,979
	3/17/2014	—	—	—	—	10,023(17)	2,057,221
	3/16/2015	—	—	—	—	41,272(18)	8,471,078
	3/15/2016	—	—	—	—	134,920(19)	27,692,330
	3/15/2017	—	—	—	—	113,115(20)	23,216,854
	3/20/2018	—	—	—	—	109,566(21)	22,488,422
	3/20/2019	—	—	—	—	118,949(22)	24,414,282
Jennifer G. Newstead	7/22/2019	—	—	—	—	73,894(23)	15,166,744
_____________________________________

(1)	All of the outstanding equity awards described in the footnotes below were granted under our 2012 Equity Incentive Plan.

(2)
Represents the market value of the shares underlying the RSUs as of December 31, 2019, based on the official closing price of our Class A common stock, as reported on The Nasdaq Global Select Market, of $205.25 per share on December 31, 2019.

(3)
1/16th of the total shares underlying the RSUs vested on February 15, 2018. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

(4)
1/16th of the total shares underlying the original RSU grant vested on May 15, 2016. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

(5)
1/12th of the total shares underlying the original RSU grant vested on February 15, 2018. The remaining shares underlying the RSUs vest at a rate of 1/12th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

(6)
1/16th of the total shares underlying the RSUs vested on August 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

(7)
1/16th of the total shares underlying the RSUs vested on February 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

(8)
1/16th of the total shares underlying the RSUs vested on August 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

(9)
1/16th of the total shares underlying the RSUs vested on May 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

(10)
1/16th of the total shares underlying the original RSU grant vested on May 15, 2016. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

(11)
1/5th of the total shares underlying the original RSU grant vested on February 15, 2016. The remaining shares underlying the RSUs vest at a rate of 1/20th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

(12)
1/16th of the total shares underlying the RSUs vested on February 15, 2017. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to use through each vesting date.

(13)
1/16th of the total shares underlying the RSUs vested on May 15, 2017. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

(14)
1/16th of the total shares underlying the original RSU grant vested on February 15, 2020. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

(15)
1/16th of the total shares underlying the original RSU grant vested on February 15, 2020. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

(16)
1/16th of the total shares underlying the original RSU grant vested on February 15, 2018. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

(17)
1/16th of the total shares underlying the original RSU grant vested on May 15, 2016. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

(18)
1/16th of the total shares underlying the original RSU grant vested on May 15, 2017. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

(19)
1/16th of the total shares underlying the RSUs vested on February 15, 2020. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

(20)
1/16th of the total shares underlying the RSUs vested on February 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

(21)
1/16th of the total shares underlying the RSUs will vest on November 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

(22)
1/16th of the total shares underlying the RSUs will vest on August 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

(23)
1/12th of the total shares underlying the RSUs vested on November 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, not to exceed 14 quarterly installments, with the final 2/48ths of the total shares vesting on August 15, 2023, subject to continued service to us through each vesting date.

On March 13, 2020, our compensation, nominating & governance committee approved RSU grants to certain of our named executive officers. These RSUs were granted on March 20, 2020 as follows: Sheryl K. Sandberg—95,974; David M. Wehner—95,974; Mike Schroepfer—95,974; and Jennifer G. Newstead—47,987. These RSUs will vest quarterly based on continued employment over four years with a vesting start date of May 15, 2021 for Ms. Sandberg, November 15, 2020 for Mr. Wehner, November 15, 2021 for Mr. Schroepfer, and February 15, 2020 for Ms. Newstead.

2019 Option Exercises and Stock Vested
The following table presents, for each of the named executive officers, the number of shares of our common stock acquired upon the exercise of stock options and the vesting and settlement of RSUs during 2019 and the aggregate value realized upon the exercise of stock options and the vesting and settlement of RSUs.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mark Zuckerberg	—	—	—	—
Sheryl K. Sandberg	1,100,000(3)	178,739,373	351,794	63,476,240
David M. Wehner	—	—	151,145	27,113,160
Mike Schroepfer	—	—	218,200	39,141,790
Jennifer G. Newstead	—	—	6,717	1,297,389
________________________________________

(1)
This value assumes that the fair market value of the Class B common stock underlying the option, which is not listed or approved for trading on or with any securities exchange or association, is equal to the fair market value of our Class A common stock. The aggregate value realized upon the exercise of an option represents the difference between the aggregate market price of the shares on the date of exercise and the aggregate exercise price of the option. Each share of Class B common stock is convertible into one share of Class A common stock at any time at the option of the holder or upon certain transfers of such shares.

(2)	The aggregate value realized upon the vesting and settlement of an RSU represents the aggregate market price of the shares of our Class A common stock on the date of settlement.

(3)	Consists of 1,100,000 shares of Class B common stock issued upon exercise of stock options held by Sheryl K. Sandberg, Trustee of Sheryl K. Sandberg Revocable Trust UTA, dated September 3, 2004.

Employment Agreements and Offer Letters
We have entered into employment agreements or offer letters with each of the named executive officers. These agreements provide for at-will employment and generally include the named executive officer's initial base salary, and an indication of eligibility for an annual cash incentive award opportunity. In addition, each of our named executive officers has executed a form of our standard confidential information and invention assignment agreement.
Mark Zuckerberg
We entered into an amended and restated offer letter with Mr. Zuckerberg, our founder, Chairman, and CEO, in January 2012. This offer letter agreement has no specific term and constitutes at-will employment. Mr. Zuckerberg's annual base salary as of December 31, 2019 was $1, and he is not eligible to receive bonus compensation under our Bonus Plan.
Sheryl K. Sandberg
We entered into an amended and restated employment agreement with Ms. Sandberg, our COO and a member of our board of directors, in January 2012. The employment agreement has no specific term and constitutes at-will employment. Ms. Sandberg's annual base salary as of December 31, 2019 was $880,000, and she is eligible to receive semi-annual bonus compensation under our Bonus Plan.
David M. Wehner
We entered into an amended and restated offer letter with Mr. Wehner, our CFO, in August 2014. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Wehner's annual base salary as of December 31, 2019 was $790,000, and he is eligible to receive semi-annual bonus compensation under our Bonus Plan.

Mike Schroepfer
We entered into an amended and restated offer letter with Mr. Schroepfer, our CTO, in January 2012. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Schroepfer's annual base salary as of December 31, 2019 was $790,000, and he is eligible to receive semi-annual bonus compensation under our Bonus Plan.
Jennifer G. Newstead
We entered into an offer letter with Ms. Newstead, our GC, in May 2019. The offer letter agreement has no specific term and constitutes at-will employment. Ms. Newstead's annual base salary as of December 31, 2019 was $680,000, and she is eligible to receive semi-annual bonus compensation under our Bonus Plan. In addition, the offer letter provided for a cash sign-on bonus in the aggregate amount of $4,000,000, $2,000,000 of which was paid within 30 days after her employment start date in June 2019, $1,000,000 of which was paid by January 31, 2020, and the remaining $1,000,000 of which is to be paid within 30 days after the one-year anniversary of her employment start date. The offer letter further provides that, in the event Ms. Newstead resigns her employment with the company or is terminated by the company for cause (as defined in our 2012 Equity Incentive Plan) prior to the one-year anniversary of her employment start date, Ms. Newstead must repay to us a prorated portion of her sign-on bonus.
Potential Payments upon Termination or Change in Control
None of our named executive officers is entitled to payments or acceleration of vesting with respect to equity awards held by such named executive officers in connection with a termination or a change in control. However, consistent with our policy that is generally applicable to all employees, the designated beneficiaries of each of our named executive officers are entitled to the cash-out of outstanding unvested RSUs upon his or her death (up to a maximum payout of $2,000,000 per officer).
Limitations on Liability and Indemnification Matters
Our restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director's duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.
Our restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers made or threatened to be made a party to an action or proceeding, by reason of the fact that he or she serves or served in such capacity at our request to the maximum extent not prohibited by the Delaware General Corporation Law or any other applicable law and allow us to indemnify other officers, employees, and other agents as set forth in the Delaware General Corporation Law or any other applicable law.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, executive officers, and other key employees, in addition to the indemnification provided for in our restated certificate of incorporation, amended and restated bylaws and other applicable law. These agreements, among other things, require us to indemnify our directors, executive officers, and other key employees for certain expenses, including attorneys’ fees, judgments, penalties, fines, and settlement amounts actually and reasonably incurred by such person in any action or proceeding arising out of their services to us, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request, including liability arising out of negligence or active or passive wrongdoing by the officer, director or employee. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons such as directors, officers and key employees. We also maintain directors' and officers' liability insurance.
The limitation of liability and indemnification provisions in our restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (Securities Act), may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
CEO Pay Ratio
For the year ended December 31, 2019:

•	the median of the annual total compensation of all employees of our company (other than our CEO) was $247,883; and

•	the annual total compensation of our CEO was $23,415,973.

Based on this information, for 2019, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 94:1. We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.
As permitted by SEC rules, to identify our median employee for 2019, we selected total direct compensation as our consistently applied compensation measure, which we calculated as actual salary paid to our employees for 2019 (including overtime for hourly employees), actual bonus or sales commission earned by our employees in 2019, and the value of equity awards granted to our employees in 2019. Further, we used October 31, 2019 to determine our employee population and used the consistently applied compensation measure as described above to determine our median employee. In determining this population, we included all worldwide full-time and part-time employees other than our CEO. We did not include any contractors or workers employed through a third-party provider in our employee population. For employees paid in other than U.S. dollars, we converted their compensation to U.S. dollars using the exchange rates used by us for various purposes in effect on October 31, 2019.
Based on this approach, we selected the individual who represented the median employee for 2019. We then calculated the annual total compensation for this individual using the same methodology we used for our named executive officers in our 2019 Summary Compensation Table. Although we identified a new median employee for 2019, our calculation methodology for 2019 was the same methodology used to calculate our 2018 pay ratio.
During 2019, Mr. Zuckerberg served as our CEO, and per his request received $1 in salary. He does not participate in our Bonus Plan nor did he receive any equity awards. Therefore, his annual total compensation as reported in our 2019 Summary Compensation Table consisted almost entirely of costs related to personal security for Mr. Zuckerberg at his residences and during personal travel pursuant to his overall security program, his annual security allowance, and costs related to personal usage of private aircraft. For more information regarding these matters, see the section entitled "Executive Compensation—Compensation Discussion and Analysis—Perquisites and Other Benefits" above.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table summarizes compensation plans under which our equity securities are authorized for issuance as of December 31, 2019.

Plan Category	(a) Total Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(2)	78,850,588	N/A	110,994,737
Equity compensation plans not approved by security holders	N/A	N/A	N/A
____________________________________

(1)
The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price. Other than RSUs, there were no outstanding options, warrants, or rights under our equity compensation plans as of December 31, 2019.

(2)	Prior to our initial public offering, we granted awards under our 2005 Stock Plan. Following our initial public offering, we granted awards under our 2012 Equity Incentive Plan.

REPORT OF THE COMPENSATION, NOMINATING & GOVERNANCE COMMITTEE
This report of the compensation, nominating & governance committee is required by the Securities and Exchange Commission (SEC) and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (Securities Act), or under the Securities Exchange Act of 1934, as amended (Exchange Act), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.
The compensation, nominating & governance committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the compensation, nominating & governance committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
THE COMPENSATION, NOMINATING & GOVERNANCE COMMITTEE
Marc L. Andreessen
Peter A. Thiel (Chair)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2020, for:

•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock;

•	each of our directors and director nominees;

•	each of our named executive officers; and

•	all of our current directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (SEC). Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the following table have sole voting and investment power with respect to all shares of Class A common stock or Class B common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 2,406,546,860 shares of Class A common stock and 444,551,440 shares of Class B common stock outstanding at March 31, 2020. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, restricted stock units (RSUs) or other convertible securities held by that person that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of March 31, 2020. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the following table is c/o Facebook, Inc., 1601 Willow Road, Menlo Park, California 94025.

Name of Beneficial Owner	Shares Beneficially Owned				% of Total Voting Power(1)
	Class A		Class B
	Shares	%	Shares	%
Named Executive Officers, Directors, and Nominees:
Mark Zuckerberg(2)	4,284,831	*	363,588,585	81.8	53.1
Shares subject to voting proxy(3)	—	—	32,595,276	7.3	4.8
Total(2)(3)	4,284,831	*	396,183,861	89.1	57.9
Sheryl K. Sandberg(4)	1,341,376	*	—	—	*
David M. Wehner(5)	72,304	*	—	—	*
Mike Schroepfer(6)	1,027,456	*	—	—	*
Jennifer G. Newstead(7)	9,995	*	—	—	*
Peggy Alford(8)	2,033	*	—	—	*
Marc L. Andreessen(9)	188,048	*	—	—	*
Kenneth I. Chenault(10)	3,717	*	—	—	*
Andrew W. Houston(11)	391	*	—	—	*
Nancy Killefer(12)	270	*	—	—	*
Robert M. Kimmitt	—	—	—	—	—
Peter A. Thiel(13)	11,561	*	—	—	*
Tracey T. Travis(14)	270	*	—	—	*
Jeffrey D. Zients(15)	3,253	*	—	—	*
All current executive officers and directors as a group (15 persons)(16)	7,023,133	*	396,183,861	89.1	57.9
Other 5% Stockholders:
Dustin Moskovitz(17)	—	—	32,595,276	7.3	4.8
Eduardo Saverin(18)	7,535,009	*	45,928,139	10.3	6.8
Entities affiliated with BlackRock(19)	158,189,972	6.6	—	—	2.3
Entities affiliated with Vanguard(20)	184,022,113	7.6	—	—	2.7
Entities affiliated with FMR LLC(21)	123,626,512	5.1	—	—	1.8
___________________________________

*	Less than 1%.

(1)
Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.

(2)
Consists of (i) 5,676,058 shares of Class B common stock held of record by Mark Zuckerberg, Trustee of The Mark Zuckerberg Trust dated July 7, 2006 (2006 Trust); (ii) 3,975,563 shares of Class A common stock and 1,908,602 shares of Class B common stock held of record by Chan Zuckerberg Initiative Foundation (CZIF); (iii) 103,000 shares of Class A common stock held of record by Chan Zuckerberg Initiative Advocacy (CZIA); (iv) 89,059 shares of Class A common stock held of record by Mark Zuckerberg, Trustee of The Mark Zuckerberg 2014 GRAT No. 2 dated May 8, 2014; (v) 117,209 shares of Class A common stock held of record by Mark Zuckerberg, Trustee of The Mark Zuckerberg 2014 GRAT No. 3 dated May 8, 2014; and (vi) 356,003,925 shares of Class B common stock held of record by CZI Holdings, LLC (CZI). The 2006 Trust is the sole member of CZI. Mr. Zuckerberg is the sole trustee of the 2006 Trust and, therefore, is deemed to have sole voting and investment power over the securities held by CZI. Mr. Zuckerberg has sole voting and investment power over the securities held by CZIA and CZIF, but no pecuniary interest in these securities.

(3)
Consists of shares of our Class B common stock beneficially owned by Mr. Moskovitz over which, except under limited circumstances, Mr. Zuckerberg holds an irrevocable proxy, pursuant to a voting agreement between Mr. Zuckerberg, us, and Mr. Moskovitz with respect to certain matters, as indicated in footnote (17) below. We do not believe that the parties to the voting agreement constitute a "group" under Section 13 of the Securities Exchange Act of 1934, as amended, as Mr. Zuckerberg exercises voting control over these shares.

(4)
Consists of (i) 1,255,552 shares of Class A common stock held of record by Sheryl K. Sandberg, Trustee of Sheryl K. Sandberg Revocable Trust UTA dated September 3, 2004 and (ii) 85,824 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2020.

(5)
Consists of (i) 32,484 shares of Class A common stock held of record by Mr. Wehner; (ii) 3,367 shares of Class A common stock held of record by Mr. Wehner's spouse; (iii) 32,141 shares of Class A common stock issuable upon the settlement of RSUs releasable to Mr. Wehner within 60 days of March 31, 2020; and (iv) 4,312 shares of Class A common stock issuable upon the settlement of RSUs releasable to Mr. Wehner's spouse within 60 days of March 31, 2020. Mr. Wehner may be deemed to share voting and investment power over the securities held by his spouse. Mr. Wehner disclaims beneficial ownership over the securities held by his spouse.

(6)
Consists of (i) 444,690 shares of Class A common stock held of record by Mr. Schroepfer; (ii) 24,570 shares of Class A common stock held of record by Erin Hoffmann, Trustee of The Erin Hoffmann 2018 Annuity Trust U/A/D 11/15/2018; (iii) 24,570 shares of Class A common stock held of record by Michael Schroepfer, Trustee of The Michael Schroepfer 2018 Annuity Trust U/A/D 11/15/2018; (iv) 112 shares of Class A common stock held of record by Michael Schroepfer and Erin Hoffmann as Co-Trustees of the Clover Irrevocable Exempt Trust U/A/D 6/27/2011; (v) 656 shares of Class A common stock held of record by Michael Schroepfer and Erin Hoffmann as Co-Trustees of the Clover Irrevocable Nonexempt Trust U/A/D 6/27/2011; (vi) 479,897 shares of Class A common stock held of record by Michael Schroepfer and Erin Hoffmann as Co-Trustees of the HS Trust U/A/D 9/28/2011; and (vii) 52,961 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2020.

(7)
Consists of (i) 1,958 shares of Class A common stock held of record by Ms. Newstead and (ii) 8,037 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2020.

(8)
Consists of (i) 420 shares of Class A common stock held of record jointly by Ms. Alford and her spouse and (ii) 1,613 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2020.

(9)
Consists of (i) 186,435 shares of Class A common stock held of record by the LAMA Community Trust (LAMA) and (ii) 1,613 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2020. Mr. Andreessen and Laura Arrillaga-Andreessen are the trustees of LAMA and may be deemed to share voting and investment power over the securities held by LAMA. The address of LAMA is 2865 Sand Hill Road, Suite 101, Menlo Park, California 94025.

(10)
Consists of (i) 2,104 shares of Class A common stock held of record by Mr. Chenault and (ii) 1,613 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2020.

(11)	Consists of 391 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2020.

(12)	Consists of 270 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2020.

(13)
Consists of (i) 9,948 shares of Class A common stock held of record by Mr. Thiel and (ii) 1,613 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2020.

(14)	Consists of 270 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2020.

(15)
Consists of (i) 1,640 shares of Class A common stock held of record by Mr. Zients and (ii) 1,613 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2020.

(16)
Consists of (i) 6,804,546 shares of Class A common stock; (ii) 396,183,861 shares of Class B common stock; and (iii) 218,587 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2020.

(17)
Consists of (i) 25,764,421 shares of Class B common stock held of record by Dustin A. Moskovitz, Trustee of The Dustin A. Moskovitz Trust dated December 27, 2005 (Moskovitz 2005 Trust) and (ii) 6,830,855 shares of Class B common stock held of record by Tom Van Loben Sels, Trustee of the Dustin Moskovitz Remainder Interest Trust dated March 10, 2018 (Moskovitz 2018 Trust). Mr. Moskovitz is trustee, co-trustee, grantor, or beneficiary of the Moskovitz 2005 Trust and the Moskovitz 2018 Trust. The address of Mr. Moskovitz is 394 Pacific Avenue, 2nd Floor, San Francisco, California 94111. All of the shares of Class B common stock held by the Moskovitz 2005 Trust and the Moskovitz 2018 Trust are subject to a voting agreement in favor of Mr. Zuckerberg referred to in footnote (3) above. Mr. Moskovitz did not respond to our request for ownership information with respect to our Class A common stock in connection with the preparation of this proxy statement and we are not affiliated with Mr. Moskovitz or any other person that has access to such ownership information, so this disclosure is based on information obtained from our transfer agent and other information available to us as of March 31, 2020.

(18)
Consists of (i) 7,535,009 shares of Class A common stock and 33,343,419 shares of Class B common stock held of record by Mr. Saverin; (ii) 8,280,756 shares of Class B common stock held of record by Lightgrid Holdings Limited (Lightgrid); and (iii) 4,303,964 shares of Class B common stock held of record by Lighthope Holdings Limited (Lighthope). Mr.

Saverin is the beneficial owner of each of Lightgrid and Lighthope and has sole voting and investment power over the securities held by Lightgrid and Lighthope. The foregoing does not include information relating to the shares of Class A common stock or Class B common stock over which Mr. Saverin has direct or indirect economic interest but has no voting or investment power. The address of Mr. Saverin, Lightgrid, and Lighthope is c/o 9 Raffles Place, #42-02 Republic Plaza, Singapore 048619.

(19)
Based on information reported by BlackRock, Inc. on Schedule 13G/A filed with the SEC on February 10, 2020, BlackRock, Inc. reported that it has sole dispositive power with respect to all shares and sole voting power with respect to 135,431,504 shares. BlackRock, Inc. listed its address as 55 East 52nd Street, New York, New York 10055.

(20)
Based on information reported by The Vanguard Group on Schedule 13G/A filed with the SEC on February 12, 2020, The Vanguard Group reported that it has sole dispositive power with respect to 179,869,485 shares, shared dispositive power with respect to 4,152,628 shares, sole voting power with respect to 3,722,218 shares, and shared voting power with respect to 650,600 shares. The Vanguard Group listed its address as 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(21)
Based on information reported by FMR LLC on Schedule 13G filed with the SEC on February 7, 2020, FMR LLC reported that it has sole dispositive power with respect to all shares and sole voting power with respect to 20,038,059 shares. FMR LLC listed its address as 245 Summer Street, Boston, Massachusetts 02210.

RELATED PARTY TRANSACTIONS
Below we describe any transactions to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, director nominees, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest since January 1, 2019.
Monika Bickert, an immediate family member of one of our executive officers, is employed by us as our Vice President, Public Policy. In 2019, Ms. Bickert received total compensation, consisting of base salary, bonus, and other compensation, including the grant date fair value of an RSU award (which award vests over a period of four years), of approximately $7.3 million.

Review, Approval or Ratification of Transactions with Related Parties
We have adopted a related-party transactions policy to comply with Section 404 of the Securities Exchange Act of 1934, as amended, under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit & risk oversight committee. If the related party is, or is associated with, a member of our audit & risk oversight committee, the transaction must be reviewed and approved by our compensation, nominating & governance committee. Any request for us to enter into a transaction with a related party must first be presented to our legal department for review. Our legal department then refers any transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect material interest to our audit & risk oversight committee for review, consideration and approval. If advance approval of a transaction between a related party and our company was not feasible or was not obtained, the transaction must be submitted to the legal department for review as soon as reasonably practicable for determination of whether the transaction constituted a related-party transaction. The legal department then refers such transaction to the audit & risk oversight committee, at which time the audit & risk oversight committee considers whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction.

REPORT OF THE AUDIT & RISK OVERSIGHT COMMITTEE
This report of the audit & risk oversight committee is required by the Securities and Exchange Commission (SEC) and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (Securities Act), or under the Securities Exchange Act of 1934, as amended (Exchange Act), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.
The principal purpose of the audit & risk oversight committee is to assist the board of directors in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The audit & risk oversight committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The audit & risk oversight committee's function is more fully described in its charter.
Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. Ernst & Young LLP (EY), our independent registered public accounting firm for 2019, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and as to the effectiveness of our internal control over financial reporting.
The audit & risk oversight committee has reviewed and discussed our audited financial statements for the year ended December 31, 2019 with management and with EY. These audited financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2019 (Annual Report).
The audit & risk oversight committee has also discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.
The audit & risk oversight committee also has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY's communications with the audit & risk oversight committee concerning independence, and has discussed with EY its independence.
Based on the review and discussions described above, the audit & risk oversight committee recommended to the board of directors that the audited financial statements be included in the Annual Report for filing with the SEC.
THE AUDIT & RISK OVERSIGHT COMMITTEE
Marc L. Andreessen
Kenneth I. Chenault
Jeffrey D. Zients (Chair)

STOCKHOLDER ENGAGEMENT AND COMMUNICATIONS
At Facebook, we believe that effective corporate governance includes regular, transparent, and constructive communication with our stockholders to understand their perspectives and answer their inquiries. Throughout the year, we engage with a significant portion of our stockholders, including our top institutional investors. Through these outreach efforts, we discuss a variety of topics of interest to our stockholders, including, among other things, our operating and financial performance, strategy, products, corporate governance, and important environmental and social issues. We do this as part of our commitment to maintain an active dialogue with stockholders, be responsive, and hear their viewpoints, constructive insights into emerging issues, and feedback on our efforts. More information about investor relations is available on our website at https://investor.fb.com.

Stockholders may contact our board of directors about bona fide issues or questions about Facebook by sending a letter to the following address: c/o Facebook, Inc., 1601 Willow Road, Menlo Park, California, 94025, Attention: Board of Directors. Each communication should specify the applicable addressee or addressees to be contacted, the general topic of the communication, and the class and number of shares of our stock that are owned of record (if a record holder) or beneficially. If a stockholder wishes to contact the independent members of the board of directors, the stockholder should address such communication to the attention of the Lead Independent Director at the address above. Our legal department will initially receive and process communications before forwarding them to the addressee, and generally will not forward a communication that is unrelated to the duties and responsibilities of the board of directors, including communications the legal department determines to be primarily commercial in nature, related to an improper or irrelevant topic, or a request for general information about the company, its products, or services. In addition, material that is unduly hostile, threatening, illegal, or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request.

GOVERNANCE, TRANSPARENCY, AND DIVERSITY AT FACEBOOK
Governance
We are committed to sound corporate governance practices and encouraging effective policy and decision making at both the board of directors and management level.
We publish our governance documents on our website at http://investor.fb.com/governance.cfm, including our certificate of incorporation, bylaws, committee charters, corporate governance guidelines, code of conduct, stock ownership guidelines, and approach to tax policy. Our corporate governance guidelines serve as a framework to assist our board of directors in the exercise of its governance responsibilities, and address board and committee composition, responsibilities, and compensation, among other matters. Our code of conduct provides guidelines for business conduct and applies to members of our board of directors, our executive officers, employees, contractors, consultants, and others working on our behalf. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our code of conduct by posting such information on our website at the address specified above.
Transparency
Transparency allows people to hold us accountable and judge our progress. We are committed to increasing transparency across our business.
Our goal is to make Facebook a place for open and authentic communication, while safeguarding people's private information and keeping our platform safe for everyone. We publish our Community Standards to help people understand our policies and what type of content is allowed on Facebook. Since 2018, we have also published internal guidelines our teams use to enforce those standards. In 2019, we also introduced a section on our Community Standards website where people can track recent policy updates we have made. Our comprehensive Community Standards are available at https://facebook.com/communitystandards.
We publish regular reports to give our community visibility into how we enforce policies, respond to data requests, protect intellectual property, and monitor temporary Internet disruptions that impact the availability of Facebook products. Our Transparency Reports are available at https://transparency.facebook.com. Our Community Standards Enforcement Reports track our progress on enforcing our content policies and are available at https://transparency.facebook.com/community-standards-enforcement. In this twice-annual report, we disclose the prevalence of violating content, the amount of content we take action on, and the amount of content we find proactively before people report it. We also hold conference calls with media after we issue each such report.
We also regularly post company updates in our Newsroom at https://newsroom.fb.com and on Mark Zuckerberg's Facebook Page at https://www.facebook.com/zuck.
Diversity & Inclusion
Diversity and inclusion are core to everything we do at Facebook. We work to build a diverse and inclusive workplace where we can leverage our collective cognitive diversity to build the best products and make the best decisions for the global community we serve. We have made progress, but we still have more work to do.
We have made steady progress in increasing representation of women globally in technical, non-technical, and leadership roles, and have made some progress on increasing the numbers of Black and Hispanic people in non-technical roles in the U.S. For example, since 2014, we have increased the number of Black women at Facebook by a factor of 25 and the number of Black men by a factor of 10. We continue to focus on increasing the number of underrepresented people in technical and leadership roles. We publish our global gender diversity and U.S. ethnic diversity workforce data annually. Our Diversity Report for 2019 provides additional background about our journey and the progress we are making, and is available at https://about.fb.com/news/2019/07/2019-diversity-report/.
To support our goals of diversifying our workforce, we globally rolled out our Diverse Slate Approach, which ensures that teams and hiring managers have the opportunity to consider qualified underrepresented people for open roles. We have seen steady increases in hiring rates for underrepresented people since we started testing this approach in 2015. We also continue to expand our recruiting team and develop internship programs for women and underrepresented people. Over 700 students have graduated from Facebook University (FBU), our training program for college freshmen and sophomores from underrepresented groups with an interest in Computer Science. Over 1,000 students have participated in the program in five different hiring pipelines (Software Engineering, Analytics, Product Design, Operations and Sales/Advertising) and many have returned to work at Facebook.
We have an obligation to build a culture of inclusion where everyone can thrive. This means each individual can have an impact and be productive in part because they are working in an environment where they are seen, heard, and valued. Inclusion is a choice, and we want everyone at Facebook to behave inclusively.
Our strategies are focused on ensuring that underrepresented people receive consistent support in terms of their onboarding, performance, and career development, and feel a sense of belonging in our community. We are also focused on increasing the diversity and inclusion capabilities of managers and leaders to build inclusive teams, departments, and organizations so that our products and community will benefit from the diverse perspectives of our people.
We believe retention, people development, and inclusion are just as crucial as recruiting. This is why we invest in our thriving Facebook Resource Groups and our annual Community events such as Women's Community Summit, Black Community Summit, Latin Community Summit, and Pride Community Summit. These all help build community and support professional development. They are designed to empower, inspire, and provide resources to help our people grow professionally. We encourage all employees to take our "Managing Unconscious Bias" training to help reduce the effects of bias in the workplace and to help employees better understand diverse perspectives. Since 2015, we have made this training available publicly at https://managingbias.fb.com and have added two programs, Managing Inclusion and Be The Ally. Managing Inclusion trains managers to understand the issues that affect underrepresented communities and to actively solicit input from people who may feel excluded. Be The Ally gives everyone at Facebook the common language, tools, and space to identify when someone may be experiencing bias and to stand up in support of them.
We are committed to a policy of inclusiveness and to pursuing diversity in terms of background and perspective when evaluating candidates for membership on our board of directors. Under our corporate governance guidelines, it is the policy of our compensation, nominating & governance committee to consider candidates with diverse backgrounds in terms of knowledge, experience, skills, and other characteristics, and to ensure that the initial list of candidates from which new director nominees are chosen includes candidates with a diversity of race, ethnicity, and gender. Our corporate governance guidelines are available at http://investor.fb.com/governance.cfm.
We are also committed to promoting diversity among the companies that do business with Facebook. We believe that having diverse suppliers helps us build better products for our global community. Through our Supplier Diversity Program, we connect qualified diverse-owned businesses to our community while also helping these companies grow their businesses by using our platform, products, and services. We publish information on our Supplier Diversity Program at https://www.facebook.com/suppliers/diversity.

SUSTAINABILITY AND SOCIAL IMPACT AT FACEBOOK
Sustainability
We are committed to fighting climate change, and we embrace our responsibility and the opportunity to impact the world beyond our operations.
We believe sustainability is about minimizing the impact of our energy, emissions, and water usage, protecting workers and the environment in our supply chain, and partnering with others around us to develop and share solutions for a more sustainable world.
We set aggressive goals to reduce our greenhouse gas emissions by 75 percent and support our operations with 100 percent renewable energy by the end of 2020. We prioritize water stewardship, and our data centers are among the most energy and water-efficient facilities in the world. We also leverage rigorous sustainable design standards so that our facilities are constructed with responsible materials, utilize natural daylight, and are energy and water conscious. Many of our buildings, including all of our data centers, have achieved sustainable design certifications.
As a global platform, we know we can make a significant impact and are eager to work with partners who share our mission such as the We Are Still In coalition, Open Compute Project, Renewable Energy Buyers Alliance, and Responsible Business Alliance.
We publish information on our sustainability efforts at https://sustainability.fb.com.
Social Impact
We believe in the impact people can have when they come together and are committed to building tools and initiatives to help people make an impact in their neighborhoods and in communities around the world. We have ongoing efforts in a number of areas to help people in times of need.
In response to the COVID-19 pandemic, we launched multiple initiatives to support the global public health community's work to keep people safe and informed. We took steps to provide our community with access to accurate information, stop misinformation and harmful content, and support global health experts, local governments, businesses, and communities. These actions include matching $20 million in donations to support COVID-19 relief efforts, providing health organizations with tools to track the pandemic and free ads, offering Workplace to government and emergency organizations for free, creating a $100 million grant program to help small businesses, investing $100 million to support the news industry, donating $25 million to support healthcare workers, and launching an information center on Facebook, at facebook.com/covid-19, to provide our community with real-time updates, information, and the ability to offer and ask for help, among many other efforts. We publish information on how we are supporting these efforts in our Newsroom at https://newsroom.fb.com.
Our charitable giving tools, including fundraisers and the donate button in posts, on Pages, and in Live, allow our community to come together quickly to raise money for causes they care about and in times of need. People have raised over $3 billion on Facebook for nonprofit and personal causes around the world. In 2019, people came together on Giving Tuesday to raise over $120 million to support the causes they care about. We publish information on our charitable giving tools at https://donations.fb.com.
Our Crisis Response tools enable people to let friends and family know they are safe, give or find help, learn and share more about what is happening, and help communities recover. Safety Check has been activated by our community over 1,700 times in more than 100 countries, allowing over 130 million people to let loved ones know they are safe. We publish information on Crisis Response at https://www.facebook.com/about/crisisresponse. Since 2015, we have partnered with the National Center for Missing and Exploited Children, the International Centre for Missing & Exploited Children, AMBER Alert EU, Child Alert, and national police departments to distribute AMBER alerts to the Facebook community. We most recently launched in South Africa in January 2020, making it the 23rd country where we issue AMBER alerts to our community when a child goes missing.
We are also focused on building tools that help improve people's health and wellbeing by connecting them with the right groups, information, and opportunities to make a difference. In 2017, Facebook launched a blood donations feature in India to make it easier for people to donate when there is need. Since then, we have rolled out the product in Bangladesh, Pakistan, Brazil, and the United States, and more than 60 million people have signed up to be blood donors on Facebook.
Our tools help build informed and civically engaged communities. People use Facebook to advocate for causes they care about by contacting their elected officials, launching fundraisers, starting Groups, and more. We also provide Voter Registration and Election Day reminders to help make sure that people who are eligible to vote are able to register before the deadline and know when to vote.
People also use Facebook to connect with people for mentorship. In 2019, we expanded Mentorship to all Facebook Groups to make it easier for people to achieve their personal or professional goals by connecting one-on-one with others in their community who have the experience or expertise to help.
Facebook's mission is to bring the world closer together—and that means everyone. Our goal is to make it possible for anyone, regardless of ability, to access the information and connections that happen on Facebook. We are investing in accessibility and an inclusive workforce, sharing our work publicly so others can learn from it, advancing accessibility training in higher education, and contributing to web standards that help make the internet accessible. Our automatic photo captioning tool (automatic alt text or "AAT") uses AI to identify and describe objects in photos to people with vision loss. Facial recognition features help people with vision loss to know more about who is in their photos. We also have several closed captioning features to help people who are hearing impaired, including closed captions for videos on Facebook via text file upload, automatic video captioning for ads and Pages in the U.S., and real-time captioning in Facebook Live broadcasts.

PROPOSAL ONE:

ELECTION OF DIRECTORS
The following individuals are nominated for election to the board of directors at the Annual Meeting, all of whom are currently serving on our board of directors:

•	Peggy Alford

•	Marc L. Andreessen

•	Andrew W. Houston

•	Nancy Killefer

•	Robert M. Kimmitt

•	Sheryl K. Sandberg

•	Peter A. Thiel

•	Tracey T. Travis

•	Mark Zuckerberg
Directors will be elected by a plurality of the votes of the shares of our Class A common stock and Class B common stock present or represented by proxy at the 2020 Annual Meeting of Stockholders and entitled to vote on the election of directors, which means that the nine nominees receiving the highest number of affirmative votes will be elected. If elected, each of these individuals will serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal. In the event that any nominee for any reason is unable or unwilling to stand for election, the proxies will be voted for such substitute nominee as our board of directors may determine or we may adjust the authorized number of directors of the board. Messrs. Chenault and Zients, who are currently serving on our board of directors, are not standing for re-election at the Annual Meeting and their terms as directors will end at the Annual Meeting. We thank Messrs. Chenault and Zients for their distinguished service.
Our compensation, nominating & governance committee retained a search firm to assist in the process of identifying and evaluating potential director candidates and conducted the searches for new directors in accordance with the board diversity policy set forth in our corporate governance guidelines. Additionally, our compensation, nominating & governance committee solicited input from management, our board of directors, and others. As to the new members of our board of directors, Mr. Houston was recommended by our CEO, Ms. Killefer was recommended by a member of management, and each of Ambassador Kimmitt and Ms. Travis was recommended by a non-management director.
Unless otherwise provided by law, any vacancy on the board of directors, including a vacancy created by an increase in the authorized number of directors, may be filled by the stockholders, by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.
The relevant experiences, qualifications, attributes, or skills of each nominee that led our board of directors to recommend the above persons as a nominee for director are described in the section of this proxy statement entitled "Executive Officers, Directors, and Corporate Governance."
The board of directors recommends a vote FOR the election of each of the nominated directors.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit & risk oversight committee of the board of directors has selected Ernst & Young LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2020, and recommends that the stockholders vote for ratification of such appointment. Ernst & Young LLP has been engaged as our independent registered public accounting firm since 2007. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 will be determined by the vote of a majority of the voting power of the shares present or represented at the 2020 Annual Meeting of Stockholders (Annual Meeting) and voting affirmatively or negatively on the proposal. In the event of a negative vote on such ratification, the audit & risk oversight committee will reconsider its appointment. We expect representatives of Ernst & Young LLP to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
Audit and Related Fees
The following table sets forth the aggregate fees for audit and other services provided by Ernst & Young LLP for the years ended December 31, 2019 and 2018 (in thousands):

	2019	2018
Audit fees(1)	$13,270	$10,857
Audit-related fees(2)	575	805
Tax fees(3)	8,481	7,144
All other fees(4)	9	5
Total fees	$22,335	$18,811
_________________________________
(1) Audit fees consist of the aggregate fees billed for professional services rendered for (i) the audit of our annual financial statements included in our Annual Report on Form 10-K and a review of financial statements included in our Quarterly Reports on Form 10-Q, (ii) services that are normally provided in connection with statutory and regulatory filings or engagements for those years, and (iii) accounting consultations.
(2) Audit-related fees consist of attest services related to information systems.
(3) Tax fees in 2019 include $5.4 million for tax compliance projects and $3.1 million for tax advisory projects. Tax fees in 2018 include $4.7 million for tax compliance projects and $2.4 million for tax advisory projects.
(4) All other fees consist of fees for services other than the services reported in audit fees, audit-related fees, and tax fees.
The audit & risk oversight committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services, and other services. The audit & risk oversight committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to the audit & risk oversight committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date.
All of the services of Ernst & Young LLP for 2019 and 2018 described above were pre-approved by the audit & risk oversight committee.
The board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP.

PROPOSAL THREE:
APPROVAL OF THE DIRECTOR COMPENSATION POLICY

Requested Stockholder Approval
Our board of directors believes that stockholder approval of the Director Compensation Policy, which sets out the annual compensation of our non-employee directors and is included as Appendix A to this proxy statement (Director Compensation Policy), is in the best interests of our company and our stockholders because the Director Compensation Policy allows us to attract and retain highly qualified non-employee directors, which we believe is critical to our long-term success. In addition, the Director Compensation Policy allows us to appropriately compensate directors for:

•
the heavy workload resulting from an increase in the number of board and committee meetings over the past several years, the significant responsibilities of the various committees of our board of directors, including the to-be-formed privacy committee, and the small size of our board of directors relative to our peers;

•	the external scrutiny faced by our non-employee directors, which is expected to be ongoing; and

•	service in demanding board leadership roles, such as the roles of Lead Independent Director and chair of our audit & risk oversight committee and our to-be-formed privacy committee.
Accordingly, we believe that the compensation payable to our non-employee directors pursuant to the Director Compensation Policy is reasonable and appropriate, consistent with market practice for companies of our size, complexity, and market stature, while also taking into account the challenges referenced above that are particular to our company, fairly compensates our non-employee directors for their services to our company, and aligns the interests of our company and our stockholders. Our board of directors believes that having stockholders approve the Director Compensation Policy for non-employee directors is in the best interests of our company and our stockholders.
As part of its annual review of our non-employee director compensation arrangements, our compensation, nominating & governance committee requested that its independent compensation consultant, Compensia, Inc., a national compensation consulting firm, advise the committee regarding the amount and type of compensation to be paid to our non-employee directors in light of the workload of, and the other challenges referenced above for, the members of our board of directors, including a review of comparative data. In consultation with Compensia, our compensation, nominating & governance committee conducted a review and assessment of compensation paid to non-employee directors pursuant to our existing non-employee director compensation practices and recommended to our board of directors that certain changes be made, which are reflected in the proposed Director Compensation Policy.
Compensia compared each of our existing non-employee director compensation practices and the proposed Director Compensation Policy against the current compensation practices of the same group of peer companies that our compensation, nominating & governance committee considers when making decisions with respect to the compensation of our executive officers (our Peer Group). In preparing its analysis, Compensia assumed that there were eight independent, non-employee directors on our board of directors, which size places us in the 25th percentile of the companies in our Peer Group. Following the Annual Meeting, there will be seven independent, non-employee directors on our board of directors. The table below shows the results of Compensia's analysis:

	2019 Facebook Director Compensation ($)	2019 Director Compensation Percentile Rank (%)	2020 Director Compensation Proposal ($)(1)	2020 Director Compensation Proposal Percentile Rank (%)
Average Cash per Director	70,000	17	133,000	52
Average Equity per Director	300,000	85	356,000(2)	90(2)
Average Total Compensation per Director	370,000	68	490,000	95
Total Cost of Governance	2,960,000	50	3,916,000	77
_______________________________________

(1)
In calculating these amounts, Compensia relied on the following assumptions: (i) excess meeting fees were calculated assuming our board of directors and each committee thereof meet eight times in a calendar year, with all members attending; (ii) total cost of governance assumed eight independent, non-employee directors on our board of directors; and (iii) all amounts assumed that a Lead Independent Director was appointed, that our audit & risk oversight committee was comprised of four members, including a chair, and that our privacy committee was comprised of all independent directors, including a chair.

(2)	Does not take into account initial equity grants to new non-employee directors.

Compensia also reviewed the proposed Director Compensation Policy against the current compensation practices for other companies in the S&P 500. Based on its review of the peer group and other market data, Compensia determined that the Director Compensation Policy was reasonable and justifiable based on the program objectives, relative projected scale of workload and risk, and relevant market and peer data.
Our board of directors then reviewed the recommendation of our compensation, nominating & governance committee and the Director Compensation Policy and resolved that the policy should be adopted for compensation to our non-employee directors starting in 2020, subject to the approval of our stockholders.
We are asking our stockholders to approve the Director Compensation Policy for calendar year 2020 and future calendar years or until otherwise modified by our board of directors. If the Director Compensation Policy is not approved by our stockholders, we will provide our non-employee directors with compensation under the non-employee director compensation arrangements that were in place for calendar year 2019 (other than with respect to the increase in the cash retainer for our Lead Independent Director that is further described below). We believe this will have an adverse effect on our ability to attract and retain qualified non-employee directors. Even if the Director Compensation Policy is not approved, our compensation, nominating & governance committee may propose future modifications to non-employee director compensation as they believe necessary or appropriate.
Background Regarding Director Compensation Policy
In 2019, under our current annual compensation arrangements for non-employee directors, each non-employee director received an annual cash retainer of $50,000 and an annual equity retainer of $300,000 in the form of restricted stock units (RSUs) that vest fully on the earlier of (i) May 15 of the following year or (ii) the date of our annual meeting of stockholders of the following year if the director does not stand for re-election or is not re-elected at such annual meeting, so long as the recipient is a director on such date. In addition to the annual cash retainer, our Lead Independent Director and the chair of the audit & risk oversight committee each received an annual cash retainer of $50,000 and the other members of the audit & risk oversight committee each received an annual retainer of $20,000. No additional fees were earned for service on our compensation, nominating & governance committee. Under our existing arrangements, new non-employee directors who join our board of directors between our annual meetings of stockholders are eligible to receive a grant of RSUs at the time of their appointment with a value equal to the value of our annual grant of RSUs to our non-employee directors, prorated for service from the date of their appointment through the first following occurrence of May 15. Similarly, annual cash retainers for new non-employee directors are prorated during a director's first year of service.
As described above, our compensation, nominating & governance committee reevaluated the compensation of our non-employee directors as part of its annual review of our non-employee director compensation arrangements. Our compensation, nominating & governance committee met four times over a period of three months to evaluate different non-employee director compensation proposals and to consider the analysis and advice of Compensia and outside legal counsel. In February 2020, following a review of an analysis of non-employee director compensation prepared by Compensia and a recommendation from our compensation, nominating & governance committee, our board of directors approved proposed changes to our non-employee director compensation arrangements, as reflected in the Director Compensation Policy, which you are being asked to approve. Each of the items set forth in the Director Compensation Policy and described below is subject to stockholder approval, except for the increase in the annual cash retainer for service as our Lead Independent Director, which was effective immediately upon approval in order to assist in the recruitment of a highly qualified Lead Independent Director.
A key premise of our compensation, nominating & governance committee's recommendation and approval process was that any increases in non-employee director compensation would be inapplicable to each of the then-serving members of the compensation, nominating & governance committee (Messrs. Andreessen and Thiel), who have irrevocably waived any increases in cash and equity compensation. Even if the Director Compensation Policy is approved by our stockholders, Messrs. Andreessen and Thiel will continue to receive the compensation that each received in 2019 under the current annual compensation arrangements for non-employee directors. No employee directors receive any additional compensation for serving on our board of directors and, as is the case under the current annual compensation arrangements for non-employee directors, no additional fees are earned under the Director Compensation Policy for service on the compensation, nominating & governance committee. Further, each of the non-employee directors who may benefit from the changes set forth in the Director Compensation Policy abstained from voting on the approvals of such compensation or were not present at the meeting where the approvals were voted on.
Eligibility
Only our non-employee directors are eligible to receive compensation under the Director Compensation Policy. As of April 10, 2020, there were seven non-employee directors eligible to receive compensation under the Director Compensation Policy for their service in 2020, including five director nominees (Mses. Alford, Killefer, and Travis, Mr. Houston, and Ambassador Kimmitt) and two directors not standing for re-election (Messrs. Chenault and Zients). As noted above, the increases in compensation under the Director Compensation Policy are inapplicable to Messrs. Andreessen and Thiel who have irrevocably waived any increase in compensation they would have otherwise received under the Director Compensation Policy. The approval of the Director Compensation Policy will not affect the compensation of our two employee directors, who are not eligible to receive compensation under the Director Compensation Policy or to receive compensation for their service as directors more generally.
Cash Compensation
With respect to the cash component, the Director Compensation Policy provides for: (i) increasing the annual cash retainer for service as our Lead Independent Director from $50,000 to $150,000, (ii) adopting a $20,000 annual cash retainer for service as a member of the to-be-formed privacy committee, other than for the chair of the committee, (iii) adopting a $50,000 annual cash retainer for service as the chair of the to-be-formed privacy committee, and (iv) adopting a $4,000 excess meeting fee for attendance at any meeting of our board of directors or any committee thereof in excess of four meetings per year for each respective group. No changes were made to the annual cash retainer paid to non-employee directors for service on our board of directors or to the retainers paid to the chair and members of our audit & risk oversight committee. As is the case under our current annual compensation arrangements for non-employee directors, no additional fees are earned under the Director Compensation Policy for service on the compensation, nominating & governance committee.
Equity Compensation
With respect to the equity component, the Director Compensation Policy (i) increases the annual equity retainer, beginning with the annual equity grant to be made following this Annual Meeting, for service as a member of our board of directors from $300,000 to $375,000, to be granted in RSUs with the same vesting schedule as the 2019 annual equity grants described above, and (ii) adopts an additional one-time initial $1,000,000 equity grant for non-employee directors who join our board of directors on or after January 1, 2020 (including non-employee directors who were appointed prior to the date of this Annual Meeting), which vests in 16 equal quarterly installments over a period of approximately four years. This initial equity grant for new non-employee directors aligns our practices with a leading technology company in our peer group and is designed to ensure our competitive position in recruiting and retaining world-class individuals to serve on our board of directors.
The number of RSUs underlying any award granted pursuant to our Director Compensation Policy will be determined pursuant to our Equity Award Policy, which generally provides for the approved cash value of the RSU grant (initial equity value) to be divided by the average daily closing stock price of our Class A common stock in the month immediately prior to the individual becoming a director or, with respect to the annual non-employee director RSU awards, in the month of May. The RSU grants to our non-employee directors under our Director Compensation Policy are made pursuant to our 2012 Equity Incentive Plan.
In light of such increased equity compensation, in February 2020, our board of directors approved an amendment to our stock ownership guidelines, which will be effective on the date of the Annual Meeting. Under the amended stock ownership guidelines, in addition to the existing requirements described in the section entitled "Executive Compensation—Stock Ownership Guidelines and Transactions in Our Securities" above, our non-employee directors will be required to own shares with an equivalent value of $750,000 by the later of (i) five years from the date of the Annual Meeting, or (ii) five years from becoming a non-employee director.
Annual Limit on Non-Employee Director Compensation
In addition to the changes to our non-employee director compensation arrangements described above, the Director Compensation Policy limits aggregate compensation (both cash and equity-based compensation) payable to each non-employee director to $1,000,000 per year for services, except during such non-employee director's first year of service on our board of directors, in which case, such limit will be $2,000,000 to account for the receipt of the initial equity grant to new non-employee directors.
Plan Amendment
Our board of directors has authority to modify the terms of our Director Compensation Policy from time to time, provided that the annual limit on non-employee director compensation described above may not be amended without the approval of our stockholders. In addition, our compensation, nominating & governance committee may approve amendments to the policy from time to time which are administrative in nature. Other than any increase in the annual limit on non-employee director compensation, such modifications will not require stockholder approval unless otherwise provided by our board of directors or to the extent that stockholder approval may be required by law or under the rules of The Nasdaq Stock Market LLC (Nasdaq).
Effective Date
In the event the Director Compensation Policy is approved by our stockholders, the Director Compensation Policy will be effective as of January 1, 2020. Accordingly, all non-employee directors will receive compensation under the Director Compensation Policy for their period of service in 2020 (retroactive to January 1, 2020), and our non-employee directors who were appointed to our board of directors on or after January 1, 2020 will receive the one-time initial $1,000,000 equity grant following stockholder approval of the Director Compensation Policy.
Director Compensation Policy Benefits
While the compensation to be paid under our Director Compensation Policy will be made in accordance with the terms described above, the specific amounts that will be received by our non-employee directors under the Director Compensation Policy will depend on a number of factors, including the number of meetings of our board of directors or any applicable committee and the market value of our Class A Common Stock on the date of grant.
The table below shows the cash and equity compensation that will be paid to our current non-employee directors for their period of service in 2020 if the Director Compensation Policy is approved, to the extent ascertainable. Where such information is not ascertainable for 2020, the values reflect what would have been paid to our current non-employee directors in 2019 had the Director Compensation Policy been in effect. Benefit information is not provided for our named executive officers, employee directors (who are also named executive officers), or non-executive officer employees, as such individuals and groups are not eligible to participate in the Director Compensation Policy and thus will not receive any benefits under the policy.

Name and Position	Annual Cash Retainers ($) (1)(2)	Excess Meeting Fees ($) (3)	Initial Equity Value of RSU Grants ($)	Number of RSUs (4)
Non-Executive Director Group	760,000	376,000	6,475,000	38,823
Peggy Alford(5)	70,000	60,000	375,000	2,249
Marc L. Andreessen(6)	70,000	N/A	300,000	1,799
Kenneth I. Chenault(7)	70,000	60,000	N/A	N/A
Andrew W. Houston(8)	50,000	64,000	1,375,000	8,244
Nancy Killefer(9)	50,000	36,000	1,375,000	8,244
Robert M. Kimmitt(10)	200,000	36,000	1,375,000	8,244
Peter A. Thiel(11)	50,000	N/A	300,000	1,799
Tracey T. Travis(12)	100,000	60,000	1,375,000	8,244
Jeffrey D. Zients(13)	100,000	60,000	N/A	N/A
_______________________________________

(1)	Does not include retainers payable to the chair or members of the to-be-formed privacy committee, as those positions have not yet been filled.

(2)	Assumes service by each director during the full year 2020. Actual cash retainer payments for 2020 will be prorated based on the period of each director's actual service.

(3)
Indicates values that would have been paid in 2019 had all directors served for the full year and had the Director Compensation Policy been in place, based on the number of meetings held by our board of directors and its committees during 2019, as described in the section entitled "Executive Officers, Directors, and Corporate Governance—Board Committees" above. Does not include fees related to excess meetings of the privacy committee, if any, as such committee was not in place during 2019 and, as a result, such values are unknowable.

(4)
Calculated by dividing the initial equity value by $166.80, which was the closing price per share of our Class A common stock as reported by Nasdaq on March 31, 2020, and rounding up to the nearest whole share. This stock price is used for illustrative purposes only and the actual number of RSUs will be determined using the average daily closing price of our Class A common stock in the month of May.

(5)
Ms. Alford's compensation includes (i) annual board retainer of $50,000, (ii) audit & risk oversight committee member retainer of $20,000, (iii) excess meeting fees of $60,000 based on the nine excess meetings of our board of directors and the six excess meetings of our audit & risk oversight committee held in 2019, and (iii) annual equity grant of RSUs with an initial equity value of $375,000.

(6)
Mr. Andreessen has irrevocably waived compensation increases under the Director Compensation Policy, and therefore his compensation is the same as his 2019 compensation, as described in the section entitled "Executive Officers, Directors, and Corporate Governance—Director Compensation" above. Mr. Andreessen's compensation includes (i) annual board retainer of $50,000, (ii) audit & risk oversight committee member retainer of $20,000, and (iii) annual equity grant of RSUs with an initial equity value of $300,000.

(7)
Mr. Chenault's compensation includes (i) annual board retainer of $50,000, (ii) audit & risk oversight committee member retainer of $20,000, and (iii) excess meeting fees of $60,000 based on the nine excess meetings of our board of directors and the six excess meetings of our audit & risk oversight committee held in 2019. Because Mr. Chenault is not standing for election at the Annual Meeting, such cash compensation will be pro-rated for his service on our board of directors and audit & risk oversight committee during 2020, and he will not receive an annual equity grant following the Annual Meeting.

(8)
Mr. Houston's compensation includes (i) annual board retainer of $50,000, (ii) excess meeting fees of $64,000 based on the nine excess meetings of our board of directors and the seven excess meetings of our compensation, nominating & governance committee held in 2019, (iii) initial non-employee director equity grant of RSUs with an initial equity value of $1,000,000 in respect of Mr. Houston's service that commenced in February 2020, and (iv) annual equity grant of RSUs with an initial equity value of $375,000.

(9)
Ms. Killefer's compensation includes (i) annual board retainer of $50,000, (ii) excess meeting fees of $36,000 based on the nine excess meetings of our board of directors held in 2019, (iii) initial non-employee director equity grant of RSUs with an initial equity value of $1,000,000 in respect of Ms. Killefer's service that commenced in March 2020, and (iv) annual equity grant of RSUs with an initial equity value of $375,000.

(10)
Ambassador Kimmitt's compensation includes (i) annual board retainer of $50,000, (ii) annual Lead Independent Director retainer of $150,000, (iii) excess meeting fees of $36,000 based on the nine excess meetings of our board of directors held in 2019, (iv) initial non-employee director equity grant of RSUs with an initial equity value of $1,000,000 in respect of Ambassador Kimmitt's service that commenced in March 2020, and (v) annual equity grant of RSUs with an initial equity value of $375,000.

(11)
Mr. Thiel has irrevocably waived compensation increases under the Director Compensation Policy, and therefore his compensation is the same as his 2019 compensation, as described in the section entitled "Executive Officers, Directors, and Corporate Governance—Director Compensation" above. Mr. Thiel's compensation includes (i) annual board retainer of $50,000 and (ii) annual equity grant of RSUs with an initial equity value of $300,000.

(12)
Ms. Travis' compensation includes (i) annual board retainer of $50,000, (ii) audit & risk oversight committee chair retainer of $50,000, (iii) excess meeting fees of $60,000 based on the nine excess meetings of our board of directors and the six excess meetings of our audit & risk oversight committee held in 2019, (iv) initial non-employee director equity grant of RSUs with an initial equity value of $1,000,000 in respect of Ms. Travis' service that commenced in March 2020, and (v) annual equity grant of RSUs with an initial equity value of $375,000.

(13)
Mr. Zients' compensation includes (i) annual board retainer of $50,000, (ii) audit & risk oversight committee chair retainer of $50,000, and (iii) excess meeting fees of $60,000 based on the nine excess meetings of our board of directors and the six excess meetings of our audit & risk oversight committee held in 2019. Because Mr. Zients is not standing for election at the Annual Meeting, such cash compensation will be pro-rated for his service on our board of directors and audit & risk oversight committee during 2020, and he will not receive an annual equity grant following the Annual Meeting.

Certain Interests of Directors
In considering the recommendation of our board of directors with respect to this Proposal Three, stockholders should be aware that certain of our non-employee directors have certain interests, which may present them with conflicts of interest in connection with this proposal, and all of our non-employee directors have agreed to abstain from voting in their capacity as stockholders on this proposal.

The board of directors recommends a vote FOR the approval of the Director Compensation Policy.

STOCKHOLDER PROPOSALS
Proposals Four through Eleven (the Stockholder Proposals) are proposals we received from our stockholders. If the proponents of these proposals, or representatives who are qualified under state law, are present at our Annual Meeting and submit the proposals for a vote, then the proposals will be voted upon. The Stockholder Proposals, including any supporting statements, are included exactly as submitted to us by the proponents of these proposals. The board of directors' recommendation on each proposal is presented immediately following our opposing statement to the proposal.

SEC rules require that we provide the proponents with a copy of our opposing statement to their proposal at least 30 days prior to filing definitive copies of our proxy statement and form of proxy with the SEC. Accordingly, we provided the proponents with copies of our opposing statements by March 11, 2020.

We will promptly provide you with the name, address, and, to our knowledge, the number of voting securities held by the proponents of the Stockholder Proposals, upon receiving a written or oral request directed to: Facebook, Inc., 1601 Willow Road, Menlo Park, California 94025, Attention: Corporate Secretary.

PROPOSAL FOUR:
STOCKHOLDER PROPOSAL REGARDING CHANGE IN STOCKHOLDER VOTING
Give Each Share an Equal Vote
RESOLVED:
Shareholders request that our Board take all practicable steps in its control to initiate and adopt a recapitalization plan for all outstanding stock to have one vote per share. We recommend that this be done through a phase-out process in which the board would, within seven years or other timeframe justified by the board, establish fair and appropriate mechanisms through which disproportionate rights of Class B shareholders could be eliminated. This is not intended to unnecessarily limit our Board's judgment in crafting the requested change in accordance with applicable laws and existing contracts.
SUPPORTING STATEMENT:
In 2019, Facebook was fined $5 billion by the Federal Trade Commission for mishandling users’ personal information. This followed a tumultuous year of scandals that has resulted in the loss of users, decline in user confidence, and included a one-day stock price drop that wiped off "more than $119bn ... [from] Facebook’s market value" in July 2018. The public scandals that have caused this loss in shareholder value came from management and Board decisions that have not protected shareholder investment.
In allowing certain stock more voting power, our company takes public shareholder money but does not provide all shareholders an equal voice in our company's governance, and therefore severely limits shareholders' ability to provide effective feedback to management and the board. Founder Mark Zuckerberg controls over 53% of the vote, though he owns less than 13% of the economic value of the firm.
Without equal voting rights, shareholders cannot hold management accountable. This is exemplified by the 2016 attempt by Facebook to create a non-voting class of stock. Described as a move to ensure that Mr. Zuckerberg retained control of our Company, the new class of stock was approved at the annual meeting despite the fact that almost 1.5 billion shares of stock voted AGAINST its creation. Only threat of a lawsuit "by shareholders who claimed that conflicts of interest and other behind-the-scenes discussions tainted a board decision to approve the creation of a new class of shares" was able to incite reversal of the plan.
Facebook's 10-K describes the risk of the current share system: "Mr. Zuckerberg is entitled to vote his shares...in his own interests, which may not always be in the interests of our stockholders generally."
The Council for Institutional Investors (CII) recommends a seven year phase-out of dual class share offerings. The International Corporate Governance Network supports CII’s recommendation "to require to a time-based sunset clause for dual class shares to revert to a traditional one-share/one-vote structure no more than seven years after a company’s IPO date."
Fake news, election interference, and threats to our democracy -- shareholders need more than deny, deflect, and delay from our Company's management. We urge shareholders to vote FOR a recapitalization plan for all outstanding stock to have one vote per share.

FACEBOOK OPPOSING STATEMENT
We are focused on our mission to give people the power to build community and bring the world closer together. If we focus on this mission and build useful and engaging products and services, we believe we will create the most value for our stockholders over the long term. Our board of directors believes that our capital structure contributes to our stability and insulates our board of directors and management from short-term pressures, which allows them to focus on our mission and long-term success.

The vision and leadership of our founder and CEO, Mark Zuckerberg, has guided us from our inception. Mr. Zuckerberg is invested in our long-term success, and under his guidance we have established a track record of creating value for our stockholders and navigating important opportunities and challenges. For example, our concerted efforts to improve the privacy, safety, and security of our community have required significant investment, which has impacted our profitability. This level of investment may not have been possible if our board of directors and CEO were focused on short-term success over the long-term interests of our community and our company.

A substantial majority of the members of our board of directors are independent under applicable SEC and Nasdaq rules, we have recently added several new independent directors, and each of the committees of our board of directors is comprised entirely of independent directors. We believe the independent members of our board of directors provide effective oversight and represent the interests of all stockholders.

The dual class capital structure with two classes of common stock (Class A common stock with one vote per share and Class B common stock with ten votes per share) was implemented in 2009, well before our initial public offering, and all of our investors who purchased shares of our Class A common stock in, and after, our initial public offering were aware of our capital structure, which is disclosed in detail in our public filings with the SEC.

In addition, our stockholders rejected a substantially similar proposal at each of our last six annual meetings of our stockholders.

We believe that our capital structure is in the best interests of our stockholders and that our current corporate governance structure is sound and effective. Therefore, our board of directors recommends that our stockholders vote against this proposal.

The board of directors recommends a vote AGAINST the stockholder proposal.

PROPOSAL FIVE:
STOCKHOLDER PROPOSAL REGARDING AN INDEPENDENT CHAIR
Independent Board Chairperson
Resolved: Shareholders request the Board of Directors adopt as policy, and amend the bylaws as necessary, to require henceforth that the Chair of the Board of Directors, whenever possible, be an independent member of the Board. This independence policy shall apply prospectively so as not to violate any contractual obligations. If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair.
Supporting Statement:
Facebook CEO Mark Zuckerberg has been Board Chair since 2012. His dual-class shareholdings give him approximately 58% of Facebook's voting shares while holding only 13% of the economic interest, leaving the board, even with a lead independent director, with only a limited ability to check Mr. Zuckerberg's power. We believe this weakens Facebook's governance and oversight of management. Selecting an independent Chair would free the CEO to focus on managing the Company and enable the Chairperson to focus on oversight and strategic guidance.
Facebook has resisted recent shareholder requests to separate these roles. At the 2019 annual meeting, according to our calculations, this proposal received the support of 68% of the votes cast when excluding the shares of 13 executives and board members. However, the board has not acted on this important signal from its non-insider shareholders.
Alphabet, Microsoft, Apple, and Autodesk all have separate CEO and chairperson roles.
We believe this lack of independent board Chair and oversight has contributed to Facebook missing, or mishandling, a number of severe controversies, increasing risk exposure and costs to shareholders.
Concentrating power in the hands of one person - any person - is unwise. Looking forward to future growth opportunities, we believe Facebook needs strong risk oversight and to rebuild trust with investors, employees, users, and regulators. Transitioning to an independent board chair is necessary to rebuild the company’s reputation and to create a governance environment with the benefits of genuine accountability and meaningful oversight.

FACEBOOK OPPOSING STATEMENT
We believe that our current board structure is effective in supporting strong board leadership. Implementing the proposal is unnecessary because the leadership structure of our board of directors already provides for independent leadership and oversight of management. Susan D. Desmond-Hellmann served as our Lead Independent Director from 2015 to 2019, and our independent directors recently designated Ambassador Kimmitt to serve as Lead Independent Director upon his appointment to our board of directors in March 2020. Our Lead Independent Director role includes the following authority and responsibilities, as described in greater detail in the section of this proxy statement entitled "Executive Officers, Directors, and Corporate Governance":

•	presiding at all meetings of the board of directors at which the Chairman is not present, including executive sessions of the independent directors;

•	calling separate meetings of the independent directors or special meetings of the full board of directors;

•	facilitating discussion and open dialogue among the independent directors during meetings of the board of directors, executive sessions, and otherwise;

•	serving as principal liaison between the independent directors and the Chairman;

•	providing the Chairman with feedback and counsel concerning his interactions with the board of directors;

•	providing leadership to the board of directors if circumstances arise in which the role of the Chairman may be, or may be perceived to be, in conflict;

•	coordinating with the Chairman to set the agenda for meetings of the board of directors, taking into account input from other independent directors; and

•
leading our board of directors in governance matters in coordination with our compensation, nominating & governance committee, including the evaluation of the performance of the CEO, the selection of committee chairs and memberships, and our annual board of directors and committee self-evaluations.

We believe that the role of the Lead Independent Director facilitates effective representation of the interests of all stockholders. Further, we have recently appointed several new independent directors, a substantial majority of our directors are independent, and each of the committees of our board of directors is comprised entirely of independent directors.

Our board of directors currently has no established policy on whether or not to have a non-executive Chair and believes that it should make that judgment based on circumstances and experience. Our board of directors currently believes that the most effective leadership model is that Mr. Zuckerberg, our founder and controlling stockholder, serves as both Chairman and CEO. We believe our board of directors is functioning effectively under its current structure, and that the current structure provides appropriate oversight protections. We do not believe that requiring the Chair to be independent will provide appreciably better direction and performance, and instead could cause inefficiency in board and management function and relations.

In addition, our stockholders rejected a similar proposal at our annual meetings of stockholders in 2017 and 2019.

We believe that our current board structure is in the best interests of our stockholders. Therefore, our board of directors recommends that our stockholders vote against this proposal.

The board of directors recommends a vote AGAINST the stockholder proposal.

PROPOSAL SIX:
STOCKHOLDER PROPOSAL REGARDING MAJORITY VOTING FOR DIRECTORS
Proposal 6 - Directors to be Elected by Majority Vote
Resolved: Shareholders hereby request that our Board of Directors initiate the appropriate process as soon as possible to amend our Company's articles of incorporation and/or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats. This proposal includes that a director who receives less than such a majority vote be removed from the board immediately or as soon as a replacement director can be qualified on an expedited basis. If such a director has key experience, they can transition to being a consultant or a director emeritus.
Supporting Statement: To provide shareholders a meaningful role in director elections, our Company's current director election standard should be changed from a plurality vote standard to a majority vote standard where only board nominated candidates are on the ballot.
This will establish a more meaningful vote standard for board nominees and could lead to improved performance. Under our Company's current voting system, a director can be elected if all shareholders oppose the director but one shareholder votes FOR, if even by mistake.
More than 89% of the companies in the S&P 500 have adopted majority voting for uncontested elections, as have 67% of the S&P 1500.
BlackRock's proxy voting guidelines include the following: "Majority voting standards assist in ensuring that directors who are not broadly supported by shareholders are not elected to serve as their representatives.'' Among our Company's largest shareholders: T. Rowe Price Associates and BlackRock both voted FOR 88.9% of shareholder proposals on this topic. SSgA Funds Management voted FOR 100% of such proposals.
Facebook operates essentially as a dictatorship. Mark Zuckerberg controls a majority of the votes using a multi-class share structure with unequal voting rights. Shareholders cannot elect directors annually, call special meetings and have no right to act by written consent. A supermajority vote is required to amend certain bylaws. Our Board is locked into an out-dated governance structure that reduces board accountability to shareholders. Reform is needed.
Facebook's autocratic corporate governance is spilling into civil society. Facebook may profit in the short-term from ads full of lies about Brexit and presidential candidates. See https://youtu.be/OQSMr-3GGvQ and https://youtu.be/gfN2_LRv54w?t=9 However, such irresponsible policies are likely to lead a backlash, such as a breakup or heavy regulations.
Fake news, election interference, threats to our bottom line and our democracy. Shareholders need more than deny; deflect, and delay. We need a real voice through governance reforms, including Majority Vote requirements to elect directors. Please vote FOR.
Directors to be Elected by Majority Vote - Proposal 6

FACEBOOK OPPOSING STATEMENT
Given our status as a controlled company, there is not a significant practical difference between majority voting and plurality voting for the election of directors. Accordingly, we believe that deviating from the plurality voting standard is unnecessary at this time. However, our compensation, nominating & governance committee will continue to evaluate the appropriate voting standard for the election of directors.

The policy of our board of directors is to encourage the selection of directors who will contribute to our success and our mission to give people the power to build community and bring the world closer together. As described in greater detail in the section of this proxy statement entitled "Executive Officers, Directors, and Corporate Governance," our compensation, nominating & governance committee is responsible for nominating members for election to our board of directors and has established policies and procedures to consider candidates with diverse backgrounds in terms of knowledge, experience, skills, and other characteristics, including candidates recommended by directors, stockholders, management, and others.

In addition, our stockholders rejected a similar proposal at our annual meeting of stockholders in 2019.

We believe that our capital structure is in the best interests of our stockholders and that our current corporate governance structure is sound and effective. Therefore, our board of directors recommends that our stockholders vote against this proposal.

The board of directors recommends a vote AGAINST the stockholder proposal.

PROPOSAL SEVEN:
STOCKHOLDER PROPOSAL REGARDING POLITICAL ADVERTISING
Facebook 2020
Whereas, on an earnings call with investors in October, Mark Zuckerberg said of the Company’s new policy on political ads, "from a business perspective, the controversy this creates far outweighs the very small percent of our business that these political ads make up. We estimate these ads from politicians will be less than 0.5% of our revenue next year... To put this in perspective, the Federal Trade Commission fine that these same critics said wouldn’t be enough to change our incentives was more than 10 times bigger than this."
Whereas, this relaxation of standards subjects the company to material costs and risks in an environment of greater regulation and negative publicity which may even prove existential for the company. A recent European Court ruling regarding the defamation of an Austrian politician on Facebook decided European country courts have jurisdiction over Facebook’s content internationally if it was found to be defamatory or otherwise illegal. While various anti-trust investigations against the company continue domestically, the threat of being broken up by legislators increases if the company is not seen as acting in good faith by regulating itself, particularly given the company’s status as the world’s largest social media platform.
Whereas, the Company has prided itself on promoting authenticity in encouraging real names and photos in profiles. Having "face" in the company name highlights this notion of transparent interactions, which has been a key aspect of the Company’s success in the social media space, supported by costly procedures by the company to promote truthful content and accountability. These larger goals and the company’s brand are undermined by this carve out.
Whereas, more than 200 Facebook employees signed a letter calling for holding political ads to the same standards as other advertising, stronger design measures to better distinguish political ads from other content, and restricting targeting for political ads. The employees also recommend imposing a silent period ahead of elections and imposing spending caps for politicians.
Whereas, democracy itself may be at stake in the targeted use of paid false and misleading political advertisements, there is also a larger threat to the company, raised by Senator Mark Warner’s letter to the company, regarding whether the Company’s license to operate will be at stake if the company’s practices undermine free and fair elections by an informed electorate.
Resolved: Shareholders request that the Board of Directors, at a reasonable cost and excluding proprietary information, report on the controversy surrounding political advertising and posts on Facebook. Such report should evaluate the implications of the company’s policies that may exempt politicians’ posts and political advertisements from elements of platform rules such as the Company’s Community Standards and its fact-checking process. Such report should assess the operational, reputational, and social license implications of the company policies, as well as the board’s assessment of the concerns regarding the potential impact of those policies on democracy, public discourse, and civil and human rights.

FACEBOOK OPPOSING STATEMENT

As a company, we believe deeply in the fundamental rights to free speech and expression, which we view as historically the greatest guarantors of progress and inclusivity around the world. As such, we do not believe a private technology company like Facebook should be in the fundamentally undemocratic business of deciding on behalf of the interested and voting public what political speech is credible and what is not. Speech from candidates and elected officials is already highly scrutinized and debated, especially on Facebook. We believe that by limiting speech or removing content that we decide is not, strictly speaking true, we would leave people less informed about what their elected officials are saying and leave politicians less accountable for their words.

This is not to say there are no rules. All users must abide by our Community Standards, which apply to ads and include policies that, for example, ban hate speech, harmful content, and content designed to intimidate voters or stop them from exercising their right to vote. Ads must also abide by our Advertising Policies. Under our current policies, we would not remove politicians' ads based solely on the outcome of a fact check, but that does not mean that politicians can say whatever they want if it is in an ad. For example, they cannot incite violence or spread misinformation about where, when, or how to vote. We regularly enforce our policies by disallowing ads from politicians that break our rules.

Generally speaking, there has been much debate about political advertising online and the different approaches that companies have chosen to take. We have met extensively with dozens of groups, including political campaigns, activists, non-governmental organizations (NGOs), Democratic and Republican committees in the United States, and nonprofits. We repeatedly heard calls for more transparency around who is using ads to try to influence voters and for users to have more control over the ads they see.

We have implemented advanced efforts to stop coordinated inauthentic behavior along with introducing new ads transparency tools. We have taken steps to invest in people and advanced technology so that we can disrupt networks of bad actors, find and remove bad content, and stop false accounts before people see them. From 2018 to early 2019, we identified and took down over 50 networks worldwide for engaging in coordinated inauthentic behavior, including ahead of major democratic elections.

We also hold political ads on Facebook to a higher standard of transparency. In 2018, we started requiring pre-authorization in the U.S. for ads about social issues, elections, or politics. Since then, we have made our ads transparency tools available globally for advertisers who want to place these kinds of ads. We require authorization and "Paid for by" disclaimers in many countries around the world, and we will continue to bring these requirements to additional markets over time.

As of March 2020, there were over seven million ads in the U.S. alone about social issues, elections, or politics in our publicly available, searchable Ad Library. The Ad Library is an important step in making political ads more transparent and advertisers more accountable as it permits the public to see every political ad served to anyone in an easily searchable database. Anyone has the ability to see every ad, information about who saw it, and how much was spent.

We also announced expanded transparency tools in the first quarter of 2020, including plans to enhance our Ad Library to allow people to see the estimated target audience size for each political, electoral, or social issue ad in the library, and offer better search and filtering features, including the ability to search exact phrases, better grouping of similar ads, and new filters to analyze search results. We also plan to offer a new control to let people limit the political ads they see across both Facebook and Instagram.

Given our transparency around our position on political advertising, including our policies and tools for viewing ads on our platform, as well as the significant public debate on this topic to date, our board of directors believes that the preparation of the report contemplated by this proposal is unnecessary and not beneficial to our stockholders. Therefore, our board of directors recommends that our stockholders vote against this proposal.

The board of directors recommends a vote AGAINST the stockholder proposal.

PROPOSAL EIGHT:
STOCKHOLDER PROPOSAL REGARDING HUMAN/CIVIL RIGHTS EXPERT ON BOARD
HUMAN/CIVIL RIGHTS EXPERT ON BOARD

RESOLVED: Shareholders request that Facebook's Board of Directors nominate for the next Board election at least one candidate who:

•	has a high level of human and/or civil rights expertise and experience and is widely recognized as such, as reasonably determined by Facebook's Board, and

•	will qualify as an independent director within the meaning of the listing standards of the New York Stock Exchange.

WHEREAS: Shareholders believe Facebook requires expert, board level oversight of civil and human rights issues to assess risk and develop strategy to avoid causing or contributing to widespread violations of human or civil rights, such as supporting genocide, hate campaigns, or violence.

Shareholders are concerned Facebook's content governance has proven ad hoc, ineffectual, and poses risk to shareholder value. Civil rights advocates have criticized Facebook for failing to address hate speech that targets groups based on race and gender.

Color of Change president Rashad Robinson has criticized Mark Zuckerberg for "doubling down on a business model that...fundamentally lacks an understanding of how civil rights, voter suppression, and racism actually function in this country."

The Christchurch terrorist attack in New Zealand, livestreamed on Facebook, led to a global call to limit the spread of extremist content. Yet despite Facebook's subsequent ban of white nationalist content, that content has been shared 4.5 million times on the platform since March 2019.

In Myanmar, where violence against the Rohingya "bears the hallmarks of genocide," a human rights report, commissioned by Facebook, showed the company "created an enabling environment for the ongoing endorsement and proliferation of human rights abuse in Myanmar." "The report concludes that, prior to this year, we weren't doing enough to help prevent our platform from being used to foment division and incite offline violence. We agree that we can and should do more," said Alex Warofka, a Facebook product policy manager.

In October 2019, over 40 organizations including the Leadership Conference on Civil and Human Rights and Color of Change, urged Mark Zuckerberg to consider the "protection of civil rights as a fundamental obligation as serious as any other goal of the company." Recommendations include diversifying the Board of Directors to include civil rights expertise:

"We write today because our trust in the company is sorely broken. Despite years of dialogue and a partially complete civil rights audit, Facebook continues to act with reckless disregard for civil rights... Thus, despite grand promises on many fronts, we are left with no guarantee that Facebook can prevent any new product or policy from threatening civil and human rights."

As fiduciaries, our Board is responsible for stewardship of business performance and long term strategic planning, in light of risk factors like widespread violations of human and civil rights. Ranking Digital Rights reported: "While it [Facebook] published a clear commitment to respect and protect human rights to freedom of expression and privacy, it disclosed little about its due diligence efforts aimed at ensuring that its business operations and practices actually protect these rights in practice."

FACEBOOK OPPOSING STATEMENT

We believe that implementing this proposal is unnecessary because of our progress over the last year and path forward around human rights and civil rights leadership. We have ongoing efforts in a number of areas to fight abuse across our services.

In July 2019, we hired our inaugural Director for Human Rights, Miranda Sissons, who brings a depth of experience encompassing 15 years as an on-the-ground human rights defender and activist in Asia and the Middle East, a role as a diplomat in Australian foreign service, and nearly a decade focusing on products and online campaigns within the human rights awareness movement.

In September 2019, we expanded the values that serve as the basis for Facebook's Community Standards to focus on authenticity, safety, privacy, and dignity. Our Community Standards are built around our commitment to voice and free expression, and we look to international human rights standards when making judgments about content on our platform.

We are also a member of the Global Network Initiative (GNI), a non-governmental organization that provides frameworks and oversight for technology companies committed to upholding freedom of expression and privacy throughout their policies and products. In 2019, we became the first company to gain observer status with the organization, and we are independently assessed by GNI every two years.

Part of Facebook's commitment to the human rights standards of the GNI Principles includes transparency around our work in countries experiencing heightened societal conflicts. In late 2019, we removed 89 Facebook accounts, 107 Facebook Pages, 15 Facebook Groups, and five Instagram accounts for engaging in coordinated inauthentic behavior that originated in Myanmar. We remain committed to these efforts and now have over 100 native Burmese speakers focused on reviewing local language content from Myanmar. We are also providing support for the Zawgyi-Unicode transition in addition to our digital literacy work.

In terms of Myanmar's shift to Unicode, we are working in partnership with civil society, telecommunications companies, and the government to take action. We turned off Zawgyi support for all new Facebook users in August 2018, and we have been investing heavily in font converters to improve the experience for existing users. We believe this is incredibly important not just from a user experience perspective, but also from a safety perspective.

While we have invested heavily in Zawgyi-Unicode converters, our proactive detection tools work in Unicode, so having all user generated content rendered in Unicode rather than Zawgyi will have a big impact on the amount of harmful content our tools are able to find, without waiting for reports. Additionally, we have a nationwide partnership with Myanmar Book Aid Preservation Foundation, as well as a partnership with Ooredoo through our Internet 101 program, which has already reached more than 300 villages in Myanmar. Our goal is to extend our Internet 101 program to 1,500 locations this year.

To bring long-term action and transparency to our civil rights work, Facebook has undergone a series of independent audits at the encouragement of the civil rights community and as part of our commitment to advance civil rights on the platform. We have subsequently released two separate reports based on these audits, which identify changes implemented through the audits along with commitments to further improvements, studies, or steps to be taken. These audits found that we had made progress in several areas, including strengthening policies and enforcement against harmful content, fighting discrimination in Facebook Ads, and protecting the 2020 census and elections against intimidation. A third and final report will be issued in the first half of 2020.

In addition, in 2019, we created and institutionalized a Civil Rights Task Force. The Task Force meets monthly for the purpose of surfacing, discussing, and addressing civil rights issues. Its membership includes senior leaders at Facebook who are issue experts in areas such as content policy, fairness in artificial intelligence, and elections, along with C-suite and other key executives at Facebook. We are working to onboard strong civil rights expertise to support the work of the Task Force across a range of issues, and to support our company's ongoing civil rights engagement.

Finally, our board of directors does not believe that setting aside a board seat for any pre-determined profile is a good corporate governance practice and may limit the board's ability to identify and recruit the most qualified candidates who must consider a broad range of issues. Therefore, our board of directors recommends that our stockholders vote against this proposal.

The board of directors recommends a vote AGAINST the stockholder proposal.

PROPOSAL NINE:
STOCKHOLDER PROPOSAL REGARDING REPORT ON CIVIL AND HUMAN RIGHTS RISKS
Financial and operational risks related to a lack of civil and human rights oversight, such as reputational damage and litigation, can adversely affect shareholder value.

According to Investopedia, almost all of Facebook's revenue comes from advertising (https://bit.ly/36A8nsZ). Targeted advertising associated with civil and human rights violations presents financial, legal and reputational risk. In 2019, Facebook paid $5 million to settle civil rights lawsuits claiming Facebook's advertising systems excluded people from seeing housing, employment and credit ads based on age, gender and race (https://cnn.it/2RKXJLD). This included lawsuits claiming violations of the Fair Housing Act by "encouraging, enabling, and causing housing discrimination through the company's advertising platform," as well as a gender discrimination complaint alleging Facebook posted biased jobs ads in violation of the Civil Rights Act.

While Facebook recently took steps to limit discriminatory targeting in advertising, concerns have been raised that the algorithm used to determine how ads are delivered to users is itself discriminatory (https:/bit.ly/2DERRLJ). This may leave Facebook vulnerable to additional lawsuits for violations of the Fair Housing Act, Equal Credit Opportunity Act, and Title VII of the Civil Rights Act of 1964, among others. Many states also have anti-discrimination and equal opportunity laws, which may be more inclusive than federal statutes.

According to several experts, including the President and Executive Director of the Lawyers' Committee for Civil Rights Under Law, Facebook continues to engage in practices that target protected classes, making it vulnerable to further lawsuits. These practices can also lead to boycotts, which can reduce overall advertising revenue. For instance, in 2018 the National Association for the Advancement of Colored People launched a boycott of Facebook after a report revealed that a Russian influence campaign undertaken during the 2016 U.S. presidential elections explicitly targeted African Americans.

Although Facebook has taken steps to limit its civil and human rights risk exposure - such as beginning a civil rights audit in 2018 - Color of Change, a leading civil rights organization, has noted that "the permanent structure of civil rights work is woefully under-addressed" in the audit. We are concerned that these efforts have not received adequate attention from leadership. In testimony before the House Committee on Financial Services in October 2019, Mark Zuckerberg was questioned about Facebook's civil rights expertise and, according to The Washington Post, stumbled when asked to name the Civil Rights Audit's recommendations (https://wapo.st/2LMemmc).

RESOLVED: Shareholders urge the Board of Directors to oversee management's preparation of a report on Board-level oversight of civil and human rights risks. In doing so, Facebook might consider reporting on board level expertise in civil and human rights; board level responsibilities for advising on and managing civil and human rights risk; board level expertise pertinent to oversight regarding civil and human rights issues impacting Facebook's community of global users; and the presence of board level infrastructure ensuring ongoing consultation with leading civil and human rights experts.

FACEBOOK OPPOSING STATEMENT

We believe that implementing this proposal is unnecessary because we have policies and practices addressing civil and human rights risks and issues impacting Facebook's community of global users and made significant progress over the last year on our path forward around human rights and civil rights leadership.

In July 2019, we hired our inaugural Director for Human Rights, Miranda Sissons, who brings a depth of experience encompassing 15 years as an on-the-ground human rights defender and activist in Asia and the Middle East, a role as a diplomat in Australian foreign service, and nearly a decade focusing on products and online campaigns within the human rights awareness movement.

In September 2019, we expanded the values that serve as the basis for Facebook's Community Standards to focus on authenticity, safety, privacy, and dignity. Our Community Standards are built around our commitment to voice and free expression, and we look to international human rights standards when making judgments about content on our platform.

Our policies have always prohibited advertisers from using our tools to discriminate. In 2018, we went further by removing thousands of targeting options from our ads products related to protected classes such as race, ethnicity, sexual orientation, and religion. In the following year, we further advanced our work in preventing ads discrimination by taking action to remove advertisers' ability to target housing, credit, and jobs ads by age, gender, ZIP code, multicultural affinity, or any detailed options describing or appearing to relate to protected characteristics that could be considered discriminatory.

To bring long-term action and transparency to our civil rights work, Facebook has undergone a series of independent audits at the encouragement of the civil rights community and as part of our commitment to advance civil rights on the platform. We have subsequently released two separate reports, which identify changes implemented through the audits along with commitments to further improvements, studies, or steps to be taken. These audits found that we had made progress in several areas, including strengthening policies and enforcement against harmful content, fighting discrimination in Facebook Ads, and protecting the 2020 census and elections against intimidation. A third and final report will be issued in the first half of 2020.

Additionally, in 2019, we created and institutionalized a Civil Rights Task Force. The Task Force meets monthly for the purpose of surfacing, discussing, and addressing civil rights issues. Its membership includes senior leaders at Facebook who are issue experts in areas such as content policy, fairness in artificial intelligence, and elections, along with C-suite and other key executives at Facebook. We are working to onboard strong civil rights expertise to support the work of the Task Force across a range of issues, and to support our company's ongoing civil rights engagement.

Given our ongoing efforts and our progress in enhancing practices and policies that reflect our commitment to human rights and civil rights leadership, our board of directors believes that the preparation of the report contemplated by this proposal is unnecessary and not beneficial to our stockholders. Therefore, our board of directors recommends that our stockholders vote against this proposal.

The board of directors recommends a vote AGAINST the stockholder proposal.

PROPOSAL TEN:
STOCKHOLDER PROPOSAL REGARDING CHILD EXPLOITATION
FACEBOOK - 2020
Child Sexual Exploitation Online

WHEREAS:
Child sexual exploitation online (or Child Sexual Abuse Material-CSAM) is an escalating threat to children worldwide exacerbated by the growth in social media platforms and children increasingly accessing the Internet and mobile applications;
INTERPOL reported about 4,000 unique child sex images circulating worldwide in 1995;1 yet in 2018, the National Center for Missing and Exploited Children received 45.8 million child sex abuse images and videos (from 18.4 million reports)--double the amount from 2017 and a 10,000 percent increase since 2004;2
The World Health Organization estimates 200 million children are sexually abused each year,3 and much of that abuse is online or captured and distributed digitally-where children are re-victimized with each viewing;
1 in 5 children are now sexually solicited online;4
The New York Times reports Facebook Messenger was responsible for "nearly 12 million of the 18.4 million worldwide reports of" CSAM in 2018;5
U.S. Deputy Attorney General Jeffrey Rosen noted that Facebook (including subsidiaries) accounted for "well over 16 million reports" of CSAM globally in 2018, and "70% of Facebook's reporting" ... would likely not happen "if the company deploys end-to-end encryption across all of its platforms...."6
TechCrunch reports that WhatsApp chat groups, "cloaked by the app's end-to-end encryption," were spreading CSAM to pedophile rings; 7
Facebook's plans to expand end-to-end encryption will make it unable to track CSAM on social media enabling more offenders to evade detection;8
Facebook and its subsidiaries have faced other recent controversies of child sexual exploitation, including:

•	Facebook being sued in a Texas court for facilitating sex trafficking of minors;[9]

•
Instagram being linked to "rampant sex trafficking, child sexual abuse grooming, as well as adult fetishization of young girls...", "sexually graphic comments on minor's photos" and allowing strangers to "direct message minors."[10]

•	Pedophiles "sharing Dropbox links to child porn via Instagram";[11]

Facebook may face significant regulatory risk if it cannot curb child sexual abuse on existing platforms or on encrypted messaging. Senate Judiciary Committee member Marsha Blackburn stated in a December 2019 hearing that Facebook and peers need to "get your act together, or we will gladly get your act together for you.12 Most of the Committee supported that sentiment.13

Proponents note Facebook has hired content moderators, has some policies and partnerships, and has implemented some practices and investments in technology to tackle child sex exploitation through its businesses, but proponents believe such activities have not significantly reduced the volume of CSAM or children being sexually exploited.

RESOLVED: Shareholders request that the Board of Directors issue a report by February 2021 assessing the risk of increased sexual exploitation of children as the Company develops and offers additional privacy tools such as end-to-end encryption. The report should address potential adverse impacts to children (18 years and younger) and to the company's reputation or social license, assess the impact of limits to detection technologies and strategies, and be prepared at reasonable expense and excluding proprietary/confidential information.

1https://www.icmec.org/commonwealth-internet-governance-forum-a-joint-report-on-online-child-protection-
2https://www.facebook.com/wearethorn/photos/a.539537636085793/2387317711307767/?type=3&theater
3https://www.undispatch.com/here-is-how-every-country-ranks-on-child-safety/
4https://valueforgood.com/publications/AI_Making_Internet_Safer_for_Children.pdf
5https://www.nytimes.com/interactive/2019/09/28/us/child-sex-abuse.html?action=click&module=RelatedCoverage&pgtype=Article&region=Footer
6https://www.justice.gov/opa/speech/deputy-attorney-general-jeffrey-rosen-delivers-remarks-justice-departments-lawful-access
7https://techcrunch.com/2018/12/20/whatsapp-pornography/
8https://www.theaustralian.com.au/nation/child-sex-abuse-rife-on-facebook/news-story/5b8d40edd15541ed955fd9f2ec86cd2b
9https://www.nytimes.com/2019/12/03/technology/facebook-lawsuit-section-230.html
10https://endsexualexploitation.org/articles/statement-instagram-is-predators-paradise-says-international-groupof-human-rights-ngos/; https://endsexualexploitation.org/articles/senate-hearing-uncovers-sexploitation-in-appsand-social-media/
11https://www.dailymail.co.uk/news/article-6574015/How-pedophiles-using-Instagram-secret-portal-apparentnetwork-child-porn.html
12https://www.politico.com/news/2019/12/10/tech-companies-bipartisan-congress-encryption-080704;
13https://www.judiciary.senate.gov/meetings/encryption-and-lawful-access-evaluating-benefits-and-risks-to-public-safety-and-privacy

FACEBOOK OPPOSING STATEMENT

We fundamentally do not allow content or behavior on our services that puts the safety of children at risk. Our Community Standards ban child exploitation and to help avoid even the potential for abuse, we take action on certain kinds of nonsexual child nudity content, as well. We have industry-leading efforts in a number of areas to address these issues.

For years we have been tackling the issue of child exploitative imagery with advanced technologies, industry collaboration through the Technology Coalition, and partnerships with child safety NGOs like the National Center for Missing and Exploited Children (NCMEC), Thorn, the Internet Watch Foundation (IWF), Child Helpline International, ECPAT International, and others. Our work with external experts, including the Facebook Safety Advisory Board, which is comprised of independent online safety organizations and experts from around the world, continually informs and improves our policies and enforcement around online safety issues, especially with regards to children.

We use sophisticated technology and other techniques not only to detect child exploitation imagery and remove it, but also to detect and prevent grooming or potentially inappropriate interactions between a minor and an adult. We deploy technology across all of our platforms to proactively surface as much illegal child exploitative content as we can, including through detection technology, machine learning and artificial intelligence techniques, and open-sourcing photo- and video-matching technology.

We also publish Transparency Reports to provide visibility into the prevalence of these issues and our effectiveness in combating them. In our November 2019 Community Standards Enforcement Report, we communicated the removal of approximately 11.6 million pieces of content that violated our policy on child nudity and sexual exploitation of children.

Generally, we proactively detect over 99% of the content we remove for violating this policy. We also remove user accounts that promote this type of content. Our specially-trained teams have backgrounds that include law enforcement, online safety, analytics, and forensic investigations, and these teams review content and report to NCMEC, in accordance with the law. In turn, NCMEC works with law enforcement agencies around the world to help victims.

Given our existing approach to addressing child exploitation, including our proactive detection of harmful content and accounts, our partnerships with law enforcement and NGOs, and our historical and ongoing transparency on this topic, our board of directors believes that the preparation of the report contemplated by this proposal is unnecessary and not beneficial to our stockholders. Therefore, our board of directors recommends that our stockholders vote against this proposal.

The board of directors recommends a vote AGAINST the stockholder proposal.

PROPOSAL ELEVEN:
STOCKHOLDER PROPOSAL REGARDING MEDIAN GENDER/RACIAL PAY GAP
Gender/Racial Pay Equity

Whereas: The World Economic Forum estimates the gender pay gap costs the economy 1.2 trillion dollars annually. The median income for women working full time in the United States is 80 percent that of men. This disparity can equal half a million dollars over a career. Intersecting race, the gap for African American and Latina women is 60 percent and 55 percent. At the current rate, women overall will not reach pay equity until 2059, African American women until 2130, and Latina women until 2224.

Research suggests diverse leadership leads to superior stock performance and return on equity. McKinsey states, "the business case for the advancement and promotion of women is compelling." Best practices include "tracking and eliminating gender pay gaps."

Women account for 36.9 percent of our company's workforce and 32.6 percent of leadership. Actively managing pay equity "is associated with higher current female representation at the professional through executive levels and a faster trajectory to improved representation."

Assessing if a company has pay gaps requires analyzing both equal pay and equal opportunity. This is done using adjusted and unadjusted (median) pay data. The objective of this proposal-median pay gap disclosure-addresses the structural bias affecting the jobs women and minorities hold, when white men hold most higher paying jobs. It is the key metric used by the Organization for Economic Cooperation and Development, World Economic Forum, and United States Department of Labor.

United States companies have begun reporting statistically adjusted equal pay numbers, assessing the pay of men and women, minorities and non-minorities, performing similar jobs, but ignore unadjusted median pay gaps. Facebook reports women and minorities earn 100 percent the compensation received by men on an equal pay basis. Yet, that adjusted number is only half the story, failing to consider how discrimination affects opportunity.

The United Kingdom mandates disclosure of median gender pay gaps. Facebook reported a 11.9 percent median base pay gap and a 41.6 percent bonus gap in the United Kingdom, but has not published its global median pay gap.

Public policy risk is of concern. The Paycheck Fairness Act pends before the United States Congress. California, Massachusetts, New York, and Maryland have strengthened pay legislation. The Congressional Joint Economic Committee reports 40 percent of the wage gap may be attributed to discrimination.

Resolved: Shareholders request Facebook report on the company's global median gender/racial pay gap, including associated policy, reputational, competitive, and operational risks, and risks related to recruiting and retaining diverse talent. The report should be prepared at reasonable cost, omitting proprietary information, litigation strategy and legal compliance information.
The gender pay gap is the difference between male and female median earnings expressed as a percentage of male earnings (Organization for Economic Cooperation and Development).
Supporting Statement: A report adequate for investors to assess company strategy and performance would include the percentage global median pay gap between male and female employees across race and ethnicity, including base, bonus and equity compensation.

FACEBOOK OPPOSING STATEMENT
Diversity is core to our business at Facebook. It enables us to build better products, make better decisions, and better serve our clients. We are dedicated to building a workforce that's as diverse as the communities we serve, and gender diversity is central to that mission.

At Facebook, we have had 100% pay equity for women for many years, not just in the U.S., but globally.

Since 2016, we have shared publicly the results of our gender pay equity analysis. In 2019, we disclosed that women's total compensation was, on average, $0.01 higher than that of men for each dollar earned in the same location, role, and level (https://www.facebook.com/lori/posts/10102295491433564). We continually review our hiring and compensation practices to ensure that we have 100% pay equity for women. We complete thorough statistical analyses to compare the total compensation of men and women performing similar work. We also work hard to avoid unconscious biases that could affect how much people get paid. For example, rather than letting managers make decisions about compensation increases, we use a formulaic approach to determine pay based on performance and level.

The gender pay gap, looking at median pay, compares the average pay between all men and all women in an organization. Like many other companies in our industry, we have more men than women working at Facebook, especially in technical roles, which pay high for specialized work and at senior levels. We believe it is important to be open about our progress. Beginning in 2014, we committed to publishing our global gender diversity and U.S. ethnic diversity workforce data annually, which for 2019 can be found at https://about.fb.com/news/2019/07/2019-diversity-report/.

We have made progress increasing the number of women employed at Facebook. The percentage of women globally at Facebook increased from approximately 31% in 2014 to 37% in 2019. During the same time period, women in technical roles increased from approximately 15% to 23%, women in business and sales roles grew from approximately 47% to 57%, and women in senior leadership expanded from approximately 23% to 33%. Today, there are more people of diverse backgrounds and experiences, more people of color, more women in both technical and business roles, and more underrepresented people in leadership. We have achieved higher representation of women in leadership by focusing on hiring and growing female leaders within the company. Over the last several years, the majority of new female leaders were internally promoted. Also, since 2014, we have increased the number of Black women at Facebook by a factor of 25 and the number of Black men by a factor of 10.

To support our goals of diversifying our workforce, we globally rolled out our Diverse Slate Approach (DSA), which sets the expectation that hiring managers will consider candidates from underrepresented backgrounds when interviewing for an open position. We've seen steady increases in hiring rates for underrepresented people since we started testing this approach in 2015. We also continue to grow the capacity of our recruiting team and create and expand internship programs for women and minorities. Over 700 students have graduated from Facebook University (FBU), our training program for college freshmen and sophomores from underrepresented groups with an interest in Computer Science. Over 1,000 students have participated in the program in five different hiring pipelines (Software Engineering, Analytics, Product Design, Operations and Sales/ Advertising) and many have returned to work at Facebook.

We believe retention is just as crucial as recruiting, which is why we invest in our thriving Facebook Resource Groups, which help build community and support professional development, and host annual Community events including Women's Community Summit, Black Community Summit, Latin Community Summit, and Pride Community Summit. We have added two programs, Managing Inclusion and Be The Ally, to our comprehensive "managing bias training" (https://managingbias.fb.com). These programs help managers to understand the issues that affect underrepresented communities and actively solicit input from people who may feel excluded. Be The Ally gives everyone at Facebook the common language, tools, and space to identify when someone may be experiencing bias and to stand up in support of them.

We are also working towards a more diverse tech workforce overall. In partnership with LeanIn.Org, LinkedIn, and the Anita Borg Institute, we launched Computer Science & Engineering (CS&E) Lean In Circles to bring together small groups of women to support one another as they pursue careers in computer science and engineering. Additionally, we are creating opportunities for women and underrepresented minorities to enter and stay in tech through programs like TechPrep, a resource available in English and Spanish for parents, guardians, and anyone who wants to learn about computer science and engineering, and TechStart, a partnership with public high schools to connect students to the world of technology. In 2016, we announced a $15 million commitment to Code.org over five years. This commitment will help Code.org drive the development of curricula, public school teacher-training, and student skills-building, particularly among traditionally underrepresented populations in engineering and computer science. In 2018, we signed a partnership with CodePath.org which will help them reach 2,000 more computer science students at over 20 universities. These include community colleges and universities that have traditionally attracted students of color. Today, we partner with the UNCF to design courses for their HBCU CS Summer Academy. We also co-host the HBCU CS Faculty Institute in partnership with UNCF's Career Pathways Initiative to offer faculty professional development.

In addition, our stockholders rejected similar proposals at each of our last four annual meetings of our stockholders.

Given our ongoing compensation practices and diversity efforts, and that we already publicly disclose our gender pay analysis and our global gender diversity and U.S. ethnic diversity workforce data annually, our board of directors believes that the preparation of the report contemplated by this proposal is unnecessary and not beneficial to our stockholders. Therefore, our board of directors recommends that our stockholders vote against this proposal.

The board of directors recommends a vote AGAINST the stockholder proposal.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended (Exchange Act), and the rules of the Securities and Exchange Commission (SEC) require our directors, executive officers, and persons who own more than 10% of our Class A common stock to file reports of their ownership and changes in ownership of our Class A common stock with the SEC. Based solely on our review of the reports filed during 2019 and questionnaires from our directors and executive officers, we determined that no director, executive officer, or beneficial owner of more than 10% of our Class A common stock failed to file a report on a timely basis during 2019, except for certain transactions reported on a Form 5 filed on February 13, 2020 by Mike Schroepfer addressing the inadvertent late reporting of 27 transactions and the forms related thereto. As described in the Form 5, those transactions were carried out by a third-party investment advisor retained by Mr. Schroepfer in the advisor's sole discretion without direction or knowledge from Mr. Schroepfer or his spouse. Shortly before the filing of the Form 5 on February 13, 2020, the advisor brought the transactions to the attention of Facebook and Mr. Schroepfer. Such transactions may be subject to Section 16(b) under the Exchange Act, and therefore Mr. Schroepfer paid $80,848.16 to Facebook as disgorgement of the maximum amount of the profit realized in connection with such transactions, regardless of whether such disgorgement would have actually been required by law.
Note About Forward-Looking Statements
This proxy statement contains forward-looking statements. All statements contained in this proxy statement other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in our Annual Report on Form 10-K for the year ended December 31, 2019. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In addition, some of our sustainability goals, in particular those related to environmental matters, are based on estimates and assumptions that may turn out to be inaccurate. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this proxy statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.
Information Referenced in this Proxy Statement
The content of the websites referred to in this proxy statement are not deemed to be part of, and are not incorporated by reference into, this proxy statement.
Other Business
The board of directors does not presently intend to bring any other business before the 2020 Annual Meeting of Stockholders (Annual Meeting), and, so far as is known to it, no matters are to be brought before the Annual Meeting except as specified in the notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons appointed and voting such proxies.
Whether or not you expect to attend the Annual Meeting, please vote via the Internet or by telephone, or, if you requested to receive printed proxy materials, please complete, date, sign, and promptly return the accompanying proxy in the enclosed postage paid envelope, so that your shares may be represented at the Annual Meeting.

Appendix A
FACEBOOK, INC.
DIRECTOR COMPENSATION POLICY
(EFFECTIVE JANUARY 1, 2020)
The Board of Directors (the "Board") of Facebook, Inc. (the "Company") has adopted the following compensation policy (the "Policy") for purposes of compensating those directors of the Company who meet the eligibility requirements described herein (the "Eligible Directors"). This Policy has been developed to compensate the Eligible Directors of the Company for their time, commitment and contributions to the Board. In order to qualify as an Eligible Director for purposes of receiving compensation under this Policy, the director cannot concurrently be employed in any capacity by the Company or any of its subsidiaries, unless otherwise determined by the Board.
CASH COMPENSATION
Retainers for Serving on the Board
Each Eligible Director shall be paid an annual cash retainer of $50,000, payable in quarterly installments on the first day of each quarter in advance of the service for such quarter (or as soon as practicable thereafter), for each year of his or her service on the Board (each a "Service Year"). Service Years will commence on the date of the Company's annual meeting of stockholders each year. In addition to the regular retainer for serving as a member of the Board, an Eligible Director who serves as Lead Independent Director of the Board beginning on or after the Effective Date shall be paid an annual cash retainer of $150,000 for service in such role for each Service Year, payable in quarterly installments on the first day of each quarter in advance of the service for such quarter (or as soon as practicable thereafter).
Retainers for Serving as Chairpersons or Members of a Board Committee
An Eligible Director who serves as a chairperson or as a member of the Audit & Risk Oversight Committee (the "AROC") or the Privacy Committee of the Board shall be paid additional annual cash retainers for service in such roles for each Service Year, payable in quarterly installments on the first day of each quarter in advance of the service for such quarter (or as soon as practicable thereafter), in the following amounts:

Name of Committee	Chairperson	Member
AROC	$50,000	$20,000
Privacy Committee	$50,000	$20,000

A chairperson of a committee shall not be paid an additional retainer for also serving as a member of that committee.
Excess Meeting Fees
In the event an Eligible Director attends more than four meetings of the Board or more than four meetings of any individual committee in any calendar year (starting with the 2020 calendar year), that Eligible Director shall be paid a fee of $4,000 for attendance at each meeting of the Board and applicable committee after the fourth such meeting within the same calendar year (an "Excess Meeting Fee"). Unless otherwise determined by the Compensation, Nominating & Governance Committee of the Board (the "CNGC"), Excess Meeting Fees shall be paid no later than promptly following the end of the calendar year in which the Board or applicable committee meeting occurs, regardless of whether the Eligible Director is still an Eligible Director at the end of that calendar year.
Pro Rata Cash Retainer Payment for New Eligible Director
Following (i) the initial appointment or election of an Eligible Director to the Board at any time after the Effective Date or (ii) a change in status which the Board determines results in a previously ineligible director qualifying as an Eligible

Director under the Policy, a pro rata payment of the quarterly cash retainers (regular retainer(s) and retainers for committee service, as applicable) will be made to such Eligible Director, prorated to reflect that portion of the quarter for which such director will serve on the Board or the applicable committee and qualify as an Eligible Director. Such pro rata retainer payment will be calculated based on (i) the date of commencement of Board (or committee) service for a new Eligible Director, (ii) the date a serving director becomes an Eligible Director, or (iii) such other date as the Board or the CNGC shall determine.
EQUITY-BASED COMPENSATION
Annual Restricted Stock Unit Awards
At the start of each Service Year, each Eligible Director, including any Eligible Director who joins the Board on the start date of the applicable Service Year, shall receive an equity-based compensation award with a value at the time of issuance of approximately $375,000. Such awards shall be automatically approved on the later of (i) June 1st of the applicable calendar year and (ii) the start date of the applicable Service Year. The date of grant of such awards shall be determined pursuant to the Company's Equity Award Policy in effect on the date of automatic approval. Such awards shall be made in the form of restricted stock units related to the Company's Class A common stock and shall be granted by the Board pursuant to a form of restricted stock unit award agreement under the Facebook, Inc. 2012 Equity Incentive Plan (or any successor plans), as amended from time to time (the "EIP"). The number of restricted stock units granted shall be calculated pursuant to the Company's Equity Award Policy in effect on the date of automatic approval. The restricted stock units shall vest over approximately twelve months and shall vest and settle in shares on the first occurrence of May 15th following the date of grant; provided that if the Company's next annual meeting of stockholders occurs prior to May 15th and if an Eligible Director does not stand for re-election at, or is not re-elected at, such meeting but otherwise serves on the Board until the date of such meeting, the restricted stock units shall vest on the date of such meeting.
Pro Rata Restricted Stock Unit Award for New Eligible Director
An individual that becomes an Eligible Director on a date other than the start date of a Service Year due to either (i) the initial appointment or election of an Eligible Director to the Board or (ii) a change in status which the Board determines results in a previously ineligible director qualifying as an Eligible Director under the Policy (a "New Eligible Director"), shall receive a pro rata grant of restricted stock units related to the Company's Class A common stock pursuant to a form of restricted stock unit award agreement under the EIP with a value at the time of issuance determined by prorating the value for regular annual restricted stock unit awards to Eligible Directors at the time that the New Eligible Director qualifies as an Eligible Director for that portion of the Service Year in which such director will serve on the Board and qualify as an Eligible Director (the "Pro Rata Equity Grant"). The number of restricted stock units granted shall be calculated pursuant to the Company's Equity Award Policy in effect on the date the Pro Rata Equity Grant is approved by the Board.
The Pro Rata Equity Grant shall be approved by the Board as of the date an individual becomes a New Eligible Director. The date of grant of such awards shall be determined pursuant to the Company's Equity Award Policy in effect on the date of the Board's approval of the Pro Rata Equity Grant. The restricted stock units shall vest and settle in shares on the first occurrence of May 15th following the date of grant; provided that if the Company's next annual meeting of stockholders occurs prior to May 15th and if an Eligible Director does not stand for re-election at, or is not re-elected at, such meeting but otherwise serves on the Board until the date of such meeting, the restricted stock units shall vest on the date of such meeting.
The Company reserves the right to make a cash payment equal to the value of the Pro Rata Equity Grant (and in lieu of the Pro Rata Equity Grant) for individuals who become New Eligible Directors within 60 days prior to May 15th of any Service Year. In the event the start date of a Service Year is on or after May 15th of a given calendar year, individuals who become New Eligible Directors on or between May 15th and the start date of the next Service Year shall not be entitled to receive a Pro Rata Equity Grant, and instead shall receive the annual equity grant described hereunder.

Initial Restricted Stock Unit Award for New Eligible Director
An individual who becomes a New Eligible Director on or after January 1, 2020 shall receive a grant of restricted stock units related to the Company's Class A Common Stock pursuant to a form of restricted stock unit award agreement under the EIP with a value at the time of issuance of approximately $1,000,000 (the "Initial Equity Grant"). The number of restricted stock units granted shall be calculated pursuant to the Company's Equity Award Policy.
The Initial Equity Grant shall be approved by the Board as of the date an individual becomes a New Eligible Director; provided that any Initial Equity Grants approved by the Board prior to stockholder approval of this Policy shall be subject to stockholder approval of the Policy and shall only be effective upon such stockholder approval. The date of grant of such awards shall be determined pursuant to the Company's Equity Award Policy. The restricted stock units shall vest and settle in shares over a period of approximately four years, vesting in sixteen equal quarterly installments on the Company's standard quarterly vesting dates in accordance with the Company's Equity Award Policy.
WAIVER OF COMPENSATION
Notwithstanding anything set forth in this Policy, on the date of adoption of the Policy or on the date of any amendment to the compensation set forth herein, an Eligible Director may in his or her own discretion elect to waive, upon notice to the Board, any portion of the cash or equity-based compensation to which he or she would otherwise be entitled under the Policy, and instead be granted cash and equity-based compensation on the same terms as the Eligible Director's cash and equity-based compensation during the most recently completed Service Year.
ELIGIBLE DIRECTOR COMPENSATION LIMIT
In no event shall the compensation payable by the Company to an Eligible Director solely with respect to his or her services performed as a non-employee director exceed $1,000,000 in the aggregate in any fiscal year; provided, however, that such limit shall be multiplied by two for the fiscal year in which the Eligible Director commences service on the Board (the applicable limit, the "Director Compensation Limit"). For purposes of the Director Compensation Limit, compensation payable to an Eligible Director in any applicable fiscal year shall include (i) equity awards granted in the applicable fiscal year with the value of the award determined based on the grant date fair value (determined under U.S. generally accepted accounting principles), (ii) cash retainers earned for service during the applicable fiscal year, (iii) meeting fees earned during the applicable fiscal year, and (iv) any other compensation paid to the Eligible Director solely with respect to his or her services performed as a non-employee director during the applicable fiscal year.
AMENDMENTS, REVISION AND TERMINATION
This Policy may be amended, revised or terminated by the Board; provided, however the CNGC may approve amendments which are administrative in nature, at any time and from time-to-time. Notwithstanding the foregoing, the Director Compensation Limit may not be increased without the approval of the Company's stockholders.
EFFECTIVE DATE
Subject to the approval of the Policy by the Company's stockholders, the Policy shall be effective as of January 1, 2020 (the "Effective Date").

FACEBOOK, INC.
1601 WILLOW ROAD
MENLO PARK, CA 94025

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FB2020**

You may attend the meeting and vote during the meeting when the polls are open via the Internet. We recommend, however, that you vote before the meeting even if you plan to participate in the meeting, since you can change your vote during the meeting by voting when the polls are open. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and then follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D08583-P33136 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FACEBOOK, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Peggy Alford
02) Marc L. Andreessen
03) Andrew W. Houston
04) Nancy Killefer
05) Robert M. Kimmitt
06) Sheryl K. Sandberg
07) Peter A. Thiel
08) Tracey T. Travis
09) Mark Zuckerberg

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP as Facebook, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐
3. To approve the director compensation policy.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposals:

	For	Against	Abstain
4. A stockholder proposal regarding change in stockholder voting.	☐	☐	☐
5. A stockholder proposal regarding an independent chair.	☐	☐	☐
6. A stockholder proposal regarding majority voting for directors.	☐	☐	☐
7. A stockholder proposal regarding political advertising.	☐	☐	☐
8. A stockholder proposal regarding human/civil rights expert on board.	☐	☐	☐
9. A stockholder proposal regarding report on civil and human rights risks.	☐	☐	☐
10. A stockholder proposal regarding child exploitation.	☐	☐	☐
11. A stockholder proposal regarding median gender/racial pay gap.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D08584-P33136

FACEBOOK, INC.
Annual Meeting of Stockholders
May 27, 2020 10:00 a.m. Pacific Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints David M. Wehner and Jennifer G. Newstead, and each of them, as proxy holders with full power of substitution and authority to act in the absence of the other, each to vote with respect to shares of the Company's capital stock for which proxies will be solicited for use in connection with the Annual Meeting of Stockholders, to be held live via the Internet at www.virtualshareholdermeeting.com/FB2020 at 10:00 a.m. Pacific Time on May 27, 2020, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side